As filed with the Securities and Exchange Commission on February 8, 2002
                                              Registration No. 333-67660
___________________________________________________________________________
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-1

          Registration Statement under the Securities Act of 1933

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
          (Exact name of registrant as specified in its charter)

           DELAWARE                 6355                   41-0991508
       (State or other        (Primary Standard         (I.R.S. Employer
       jurisdiction of            Industrial           Identification No.)
      incorporation or        Classification Code
        organization)              Number)

                            1475 Dunwoody Drive
                           West Chester, PA  19380
                              (610) 425-3400
 (Address and Telephone Number of registrant's principal executive office)

                            Linda E. Senker, Esq.
                   Golden American Life Insurance Company
                            1475 Dunwoody Drive
                           West Chester, PA  19380
                               (610) 425-4139

          (Name and Address of Agent for Service of Process)

     Approximate date of commencement of proposed sale to the public:
As soon as practical after the effective date of the Registration Statement

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ...................................... [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]..............

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].....................................

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].....................................

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

___________________________________________________________________________
                      Calculation of Registration Fee

                                                              Proposed
Title of each class                       Proposed             maximum         Amount of
of securities to be Amount to be  maximum offering price  aggregate offering   registration
     registered      registered      price per unit(1)        price(1)           fee(2)

-------------------------------------------------------------------------------------------
Annuity Contracts
(Interests in       N/A                 N/A                    $100,000,000      $9,200(3)
Fixed Account)


(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

(2) Amount previously registered in connection with File No. 333-67660 was $400,000, at registration fee of $100.

(3) Pursuant to Rule 457(p) under the Securities Act of 1933, $9,200 of the filing fee of $239,000 associated with File No. 333-76128, filed on behalf of Golden American Life Insurance Company on December 31, 2001, offsets the amount of the registration fee for this Registration Statement. No securities have been or will be sold under File No. 333-76128, which has been withdrawn.
-----------------------------------------------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               PART I

--------------------------------------------------------------------------------

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

                 DEFERRED MODIFIED GUARANTEED ANNUITY PROSPECTUS

                      SMARTDESIGN MULTI-RATE INDEX ANNUITY

--------------------------------------------------------------------------------


                                                               FEBRUARY 12, 2002

         This prospectus describes SmartDesign Multi-Rate Index Annuity, a group and individual deferred modified guaranteed annuity contract (the "Contract") offered by Golden American Life Insurance Company (the "Company," "we," or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts"), as well as those that do not qualify for such treatment ("non-qualified Contracts").

         The Contract provides a means for you to allocate your single premium payment to one or more Accounts available under the Contract. Available Accounts include the:

          o Interest Account, which provides contract value based on the daily crediting of interest at a rate that yields an annual specified Guaranteed Interest Rate;

          o Term Indexed Account, which provides contract value based on the crediting at the end of the Term of an interest rate that reflects certain changes in a market index ("Index") specified in the Contract (currently, The Standard and Poor's 500 Composite Stock Price Index (the "S&P 500(R)")) during the Term; and

          o Annual Indexed Account, which provides contract value based on the annual crediting of an interest rate that reflects certain changes in an Index (currently, the S&P 500(R)) during that contract year.

         We offer three Terms for each Account - 5, 7, and 10 years. You may allocate your premium payment to more than one Account, but you must select the same Term across all Accounts. Your contract value will vary to reflect interest credited under the Interest Account (on a daily basis) and the Annual Indexed Account (on an annual basis). Your contract value will not vary to reflect interest under the Term Indexed Account prior to the end of the Term. The interest earned on your money, as well as your principal, is guaranteed as long as you hold them until the expiration of the applicable Term. Contract values surrendered, withdrawn, or applied to an annuity option prior to that time are subject to a Market Value Adjustment, the operation of which may result in upward or downward adjustments in values, and may be subject to a surrender charge. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. You have the right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payment you paid) or, if required by your state, the original amount of your premium payment. Longer periods apply in some states and in certain situations.

         This prospectus provides information that you should know before investing and should be kept for future reference.

     THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     AN INVESTMENT IN THIS CONTRACT IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

MRI-121979

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                                           PAGE

         Index of Special Terms......................................        1
         Fees and Expenses...........................................        2
         Golden American Life Insurance Company......................        2
               Financial Statements..................................        2
         The Accounts................................................        2
               Risks.................................................        3
               Investments...........................................        4
         The Annuity Contract........................................        4
               Purchase and Availability of the Contract.............        4
               Additional Premium Payments...........................        4
               Crediting of Premium Payment..........................        5
               Allocation of Premium Payments........................        5
               Selecting a Guaranteed Interest Period................        5
               Transfers Among the Accounts..........................        5
         The Interest Account........................................        6
               General...............................................        6
               Guaranteed Interest Rates.............................        6
               Renewal Terms.........................................        6
               Withdrawals...........................................        6
         The Term Indexed Account....................................        7
               General...............................................        7
               Participation Rates...................................        7
               Index Return..........................................        7
               Index Growth..........................................        8
               Minimum Guaranteed Account Value......................        8
               Renewal Terms.........................................        8
               Withdrawals...........................................        8
         The Annual Indexed Account..................................        9
               General...............................................        9
               Participation Rates and Caps..........................        9
               Index Return..........................................        9
               Index Growth..........................................       10
               Minimum Guaranteed Account Value......................       10
               Renewal Terms.........................................       10
               Withdrawals...........................................       10
         Market Value Adjustment.....................................       11
         Contract Provisions.........................................       12
               Contract Date and Contract Year.......................       12
               Annuity Start Date....................................       12
               Contract Owner........................................       12
               Joint Owner...........................................       12
               Annuitant.............................................       12
               Beneficiary...........................................       13
               Change of Contract Owner or Beneficiary...............       13
               Administrative Procedures.............................       13
               Contract Value........................................       13
               Cash Surrender Value..................................       13
               Surrendering to Receive the Cash Surrender Value......       14
               Other Important Provisions............................       14
         Withdrawals.................................................       14
               Regular Withdrawals...................................       15

MRI-121979                              i

--------------------------------------------------------------------------------
                          TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                         PAGE
               Systematic Withdrawals................................       15
               Fixed Dollar Systematic Withdrawal Feature............       15
               IRA Withdrawals.......................................       16
         Death Benefit...............................................       17
               Death Benefit During the Accumulation Phase...........       17
               Death Benefit During the Income Phase.................       17
               Required Distributions upon Contract Owner's Death....       17
         Charges and Fees............................................       18
               Charges Deducted from the Contract Value..............       18
                   Surrender Charge..................................       18
                   Waiver of Surrender Charge for Extended Medical
                       Coverage......................................       19
                   Free Withdrawal Amount............................       19
                   Surrender Charge for Excess Withdrawals...........       19
                   Premium Taxes.....................................       19
         The Annuity Options.........................................       19
               Annuitization of Your Contract........................       19
               Selecting the Annuity Start Date......................       20
               Frequency of Annuity Payments.........................       21
               The Annuity Options...................................       21
                   Income for a Fixed Period.........................       21
                   Income for Life with a Period Certain.............       21
                   Joint Life Income.................................       21
               Payment When Named Person Dies........................       21
         Other Contract Provisions...................................       22
               Reports to Contract Owners............................       22
               Suspension of Payments................................       22
               In Case of Errors in Your Application.................       22
               Assigning the Contract as Collateral..................       22
               Contract Changes-Applicable Tax Law...................       22
               Free Look.............................................       22
               Group or Sponsored Arrangements.......................       22
               Selling the Contract..................................       23
         Other Information...........................................       23
               State Regulation......................................       23
               Legal Proceedings.....................................       24
               Legal Matters.........................................       24
               Experts...............................................       24
         Federal Tax Considerations..................................       24
         More Information About Golden American Life Insurance
                   Company...........................................
         Unaudited Financial Statements of Golden American
                   Life Insurance Company............................
         Financial Statements of Golden American Life Insurance
                   Company...........................................
         Appendix A - Term Indexed Account Examples..................       A1
         Appendix B - Annual Indexed Account Example.................       B1
         Appendix C - Market Value Adjustment Examples...............       C1
         Appendix D - Surrender Charge Examples......................       D1

MRI-121979                              ii

--------------------------------------------------------------------------------
                             INDEX OF SPECIAL TERMS
--------------------------------------------------------------------------------

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

    SPECIAL TERM                                                  PAGE
    Annual Indexed Account                                             9
    Annuitant                                                         12
    Annuity Start Date                                                20
    Cash Surrender Value                                              13
    Contract Date                                                     12
    Contract Owner                                                    12
    Contract Value                                                    13
    Contract Year                                                     12
    Free Withdrawal Amount                                            19
    Guaranteed Interest Rates                                          6
    Term                                                               5
    Index                                                              2
    Index Growth                                                      10
    Index Return                                                       9
    Interest Account                                                   6
    Market Value Adjustment                                           11
    Minimum Guaranteed Account Value                                   8
    Monthiversary                                                      8
    Participation Rate                                                 7
    Renewal Interest Rates                                             6
    Surrender Charge                                                  18
    Term Indexed Account                                               7


The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

    TERM USED IN THIS PROSPECTUS       CORRESPONDING TERM USED IN THE CONTRACT
    Annuity Start Date                 Annuity Commencement Date
    Contract Owner                     Owner or Certificate Owner
    Contract Value                     Accumulation Value
    Free Look Period                   Right to Examine Period
    Withdrawals                        Partial Withdrawals

--------------------------------------------------------------------------------
                                FEES AND EXPENSES
--------------------------------------------------------------------------------

CONTRACT OWNER TRANSACTION EXPENSES*

       Surrender Charge:

    COMPLETE YEARS ELAPSED    0  |  1  |  2  |  3  |  4  |  5  |  6  |  7  |  8+
        SINCE START OF TERM      |     |     |     |     |     |     |     |
                                 |     |     |     |     |     |     |     |
    SURRENDER CHARGE          8% |  7% |  6% |  5% |  4% |  3% | 2%  | 1%  |  0%

       * A Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your surrender amount. In addition, if you withdraw money from your Contract, die, or begin receiving annuity payments, we may deduct a premium tax charge of 0% to 3.5% to pay to your state.


--------------------------------------------------------------------------------
                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

Golden American Life Insurance Company ("Golden American") is a Delaware stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. As of December 31, 2001, Golden American is a wholly owned subsidiary of Equitable Life Insurance Company of Iowa which is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa"). Equitable of Iowa is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. Prior to December 31, 2001, Golden American was a wholly owned subsidiary of Equitable of Iowa. Golden American is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia. In May 1996, Golden American established a subsidiary, First Golden American Life Insurance Company of New York, which is authorized to sell annuities in New York and Delaware. Equitable of Iowa is the holding company for Golden American, Directed Services, Inc., the distributor of the Contracts, and other interests.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

FINANCIAL STATEMENTS

The unaudited condensed consolidated financial statements of Golden American for the nine months ended September 30, 2001 and the audited consolidated financial statements of Golden American for the years ended December 31, 2000, 1999 and 1998 are included in this prospectus.


--------------------------------------------------------------------------------
                                  THE ACCOUNTS
--------------------------------------------------------------------------------

The Contract described in this prospectus is a single premium deferred annuity contract. The Contract provides a means for you to allocate premium payments and contract value to one or more Accounts available under the Contract. The available Accounts include the:

        o Interest Account, which provides contract value based on the daily crediting of interest at a rate that yields an annual specified Guaranteed Interest Rate;

        o Term Indexed Account, which provides contract value based on the crediting at the end of the Term of an interest rate that reflects certain changes in an Index specified in the Contract (currently, the S&P 500(R)1) during the Term; and

        o Annual Indexed Account, which provides contract value based on the annual crediting of an interest rate that reflects certain changes in an Index (currently, the S&P 500(R)) during that contract year.
             ---------------
             1 The Contract is not sponsored, endorsed, sold, or promoted by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. (S&P). S&P makes no representation or warrant, express or

Not all Accounts may be available in all States. We may add or remove available Interest or Indexed Accounts in the future.

RISKS

If an Account is maintained for the duration of the applicable Term, the owner's principal allocated to that Account is guaranteed in full by the Company. However, withdrawals and surrenders from an Account before the end of its Term are subject to a Market Value Adjustment, which may be positive or negative, and may be subject to a surrender charge. BECAUSE THE CONTRACT PROVIDES ONLY LIMITED LIQUIDITY DURING A TERM THROUGH THE FREE WITHDRAWAL PROVISION, IT IS NOT SUITABLE FOR SHORT-TERM INVESTMENT.

The investment risk and return characteristics for the Interest Account are similar to those of a zero coupon bond or certificate of deposit; an Interest Account, if maintained until the end of its Term, provides a fixed rate of return over a stated period. Principal and credited interest are guaranteed by the Company and are available without surrender charge or Market Value Adjustment during the 30-day period prior to the end of each Term. If Interest Account Value is withdrawn prematurely, or before the 30-day period, then the effect of the surrender charge and Market Value Adjustment may result in a loss of principal.

The investment risk and return characteristics for an Indexed Account are expected to fall in between those typical of fixed annuities and those typical of equity mutual funds or variable annuities. A fixed annuity guarantees principal, and provides for no participation in equity or other markets. A variable annuity does not guarantee principal, and provides for 100% participation in equity or other markets. Long-term returns under the Indexed Accounts may be higher than those offered by a typical fixed annuity, but growth will be more volatile than under a fixed annuity as the Index fluctuates. The principal guarantee under the Contract may make an Indexed Account more suitable than direct equity investment for risk-averse Owners. However, expected long-term returns of Indexed Accounts will be lower than those for equity mutual funds or variable annuities. Furthermore, amounts withdrawn from an Indexed Account will not share in any Index Returns for the current period (i.e., the Term for the Term Indexed Account and the current contract year for the Annual Indexed Account).

------------------------
                    implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Licensee is the licensing of certain trademarks and trade names of the S&P and of the S&P 500 Index which is determined, composed, and calculated by S&P without regard to the Licensee or the Contract. S&P has no obligation to take the needs of the Licensee or the owners of the Contract into consideration in determining, composing, or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in the determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing, or trading of the Contract.

                    S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INVESTMENTS

Amounts applied to the Accounts will be allocated to a nonunitized separate account established under Delaware law. A nonunitized separate account is a separate account in which the contract holder does not participate in the performance of the assets through unit values or any other interest. Contract holders do not receive a unit value of ownership of assets accounted for in this separate account. Interests under the Contract are registered under the Securities Act of 1933, but the Accounts are not registered under the Investment Company Act of 1940.

The risk of investment gain or loss is borne entirely by the Company. All Company obligations due to allocations to the nonunitized separate account are contractual guarantees of the Company and are accounted for in the separate account. All of the general assets of the Company are available to meet its contractual guarantees. Income, gains and losses of the separate account are credited to or charged against the separate account without regard to other income, gains or losses of the Company.

As part of its overall investment strategy, the Company intends to maintain assets in the separate account that reflect its obligations to Contract Owners that have made allocations to the Interest Account and Indexed Accounts. Accordingly, it is anticipated that assets relating to the Interest Account will likely consist of fixed income investments, and that assets relating to the Indexed Accounts will likely consist of fixed income investments, as well as call options or other hedging instruments that relate to movements in the Index.

WE ARE NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE CONTRACT ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS REQUIRED BY DELAWARE AND OTHER STATE INSURANCE LAWS. CONTRACT OWNERS DO NOT PARTICIPATE IN THE INVESTMENT PERFORMANCE OF THE ASSETS OF THE SEPARATE ACCOUNT, AND THE GUARANTEED INTEREST RATES, INDEX RETURNS, AND ANY OTHER BENEFITS PROVIDED BY THE COMPANY ARE NOT DETERMINED BY THE PERFORMANCE OF THE NONUNITIZED SEPARATE ACCOUNT.


--------------------------------------------------------------------------------
                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

PURCHASE AND AVAILABILITY OF THE CONTRACT

We will issue a Contract only if both the annuitant and the contract owner are not older than age 85. The single premium payment must be $5,000 or more ($1,500 for qualified Contracts). Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial premium requirement for certain group or sponsored arrangements. Any premium payment that would cause the contract value to exceed $1,000,000 requires our prior approval. IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Charges and Fees" in this prospectus.

PREMIUM PAYMENTS

Although this is a single premium contract, in certain situations involving transfers and exchanges identified on the application, we may permit additional premium payments to be made in the first contract year. We will issue a new Contract, however, for any subsequent premium payments received more than 60 days after the contract date that are greater than the required minimum single premium payment.

Premium payments received in the first contract year will be treated the same as the initial payment for purposes of the ending date of the Term and duration of the surrender charge. The Market Value Adjustment, however, would vary based on the date the premium payment was received. For the Indexed Accounts, the starting Index values are based on the date the premium payment was received; ending Index value would be the same for all premium payments. The Minimum Guaranteed Account Value is based on the date the premium payment was received.

CREDITING OF PREMIUM PAYMENT

We will process your premium payment within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. In certain states we also accept premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed. If your premium payment was transmitted by wire order from your broker-dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

        (1) If either your state or broker-dealer do not permit us to issue a Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.

        (2) If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you or your representative, together with an Application Acknowledgement Statement for your execution. Until our Customer Service Center receives the executed Application Acknowledgement Statement, neither you nor the broker-dealer may execute any financial transactions on your Contract unless they are requested in writing by you. We may require additional information before complying with your request (e.g., signature guarantee).

ALLOCATION OF PREMIUM PAYMENTS

At issue, you determine the percentage of the single premium payment to be allocated to each Account. The amount allocated to each Account becomes the beginning Account Value for each Account.

SELECTING A TERM

For the Interest Account and the Term Indexed Account, a Term is the period of time that a rate of interest (whether fixed or indexed) is guaranteed to be credited to your contract value. For the Annual Indexed Account, the Term that you select determines the Participation Rate and Cap, but within the Term, the Participation Rate and Cap will reset each year at renewal rates. Each Term ends on its maturity date, which is the last day of the last contract year in the Term.

You may select the duration of your initial Term from among the durations offered by us. We currently offer Terms of 5, 7, and 10 years, although we may at any time decrease or increase the number of Terms offered. You must select the same Term for all Accounts to which you allocate premium payments.

Unless you elect to surrender your Contract, a subsequent Term will automatically begin at the end of a Term. We may not offer the same Terms for renewal as for initial periods. If offered at the time of your renewal, each subsequent Term will be of the same duration as the previous Term unless you elect in writing, on any day within the 30-day period prior to the end of the current Term, a Term of a different duration from among those offered by us at that time. Within 45 days prior to the end of a Term, we will send you a notice of the Terms that are available, along with certain information about your Account Values. Because Term Indexed Account Value does not participate in Index Returns if withdrawn or annuitized prior to the end of a Term, you may only select the Interest Account or the Annual Indexed Account if you are less than 5 years from your annuity start date on a renewal date.

TRANSFERS AMONG THE ACCOUNTS

During a 30-day period prior to the end of each Term, you have the option of withdrawing some or all of the contract value without surrender charge or Market Value Adjustment. You may also elect to transfer contract value among the Accounts. We determine the beginning Account Value for the renewal Terms by adding and subtracting specified transfers from the ending Account Value from the prior Term. If you do not make any transfers of Account Value, the beginning Account Value for the renewal Term will equal the ending Account Value from the prior Term.


--------------------------------------------------------------------------------
                              THE INTEREST ACCOUNT
--------------------------------------------------------------------------------

GENERAL

In the Interest Account, your premium payment (less withdrawals) will earn interest at the initial Guaranteed Interest Rate, which is an annual effective rate of interest guaranteed for the duration of the Term. Your Interest Account Value is the sum of your premium payment or contract value allocated to the Interest Account and the interest credited as adjusted for any withdrawals (including any Market Value Adjustment or surrender charge applied to such withdrawal). Your Interest Account Value will be credited with the Guaranteed Interest Rate in effect for the Term you selected when we receive and accept your premium. We will credit interest daily at a rate that yields the quoted Guaranteed Interest Rate. We may credit bonus interest in the first contract year.

GUARANTEED INTEREST RATES

The Guaranteed Interest Rate to be credited to your contract value is guaranteed as long as you do not take your money out until the 30-day period prior to the end of the applicable Term. We do not have a specific formula for establishing the Guaranteed Interest Rates for the different Terms. We determine Guaranteed Interest Rates at our sole discretion. To find out the current Guaranteed Interest Rate for a Term you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest the amounts we receive under the Contracts. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We will hold Guaranteed Interest Rates for 60 days from the date we receive your application. If we receive your single premium payment within that period, we will use the higher of the current Guaranteed Interest Rate in effect for your selected Term at the time we receive your money or the held rate. We will accept a faxed application for a rate hold on the day before a rate change goes into effect, as long as we receive the original indicating that the application was faxed for rate hold within 3 to 5 business days. Rate holds also apply to any subsequent premiums received pursuant to an exchange or transfer within 60 days from the date we receive your application.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

RENEWAL TERMS

Renewal Interest Rates will be the same as initial Guaranteed Interest Rates for new Contracts with the same Term. The Interest Account Value at the beginning of any renewal Term will be equal to the Interest Account Value at the end of the Term just ending. This value, less withdrawals made after the beginning of the subsequent Term, will earn interest compounded annually at the Renewal Interest Rate.

WITHDRAWALS

During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge
                                      6

(see "Charges and Fees"). Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

At any time, the Interest Account Cash Surrender Value equals the Interest Account Value, plus/minus the Market Value Adjustment, less any applicable surrender charges.


--------------------------------------------------------------------------------
                            THE TERM INDEXED ACCOUNT
--------------------------------------------------------------------------------

GENERAL

In the Term Indexed Account, your premium payment (less withdrawals) will earn interest credited as a percentage of the growth, if any, in the S&P 500(R) Index (the "Index Return"). The S&P 500(R) Index can, of course, increase or decrease daily; however, the Term Indexed Account Value will remain constant during a Term. Index Return (if any) is determined and credited to the Term Indexed Account Value at the end of the Term. The Index Return equals the Index Growth of the S&P 500(R) over the Term multiplied by a Participation Rate. If you surrender, withdraw, or annuitize your investment before the end of the Term, the amounts withdrawn or paid will not participate in any Index Returns. Death benefit proceeds, however, will participate in Index Returns up to the most recent contract anniversary. (See "Death Benefit" for additional information.) We guarantee a Minimum Guaranteed Account Value at maturity of the Term Indexed Account. Term Indexed Account Values are not determined by, and do not reflect, the investment performance of the separate account, and do not correspond directly to increases or decreases in the Index.

PARTICIPATION RATES

Participation Rates vary depending on the duration of the Term. Participation Rates for the initial Term depend upon rates in effect as of the date the premium was received. The Participation Rate is guaranteed for the duration of the Term. Participation Rates for renewal Terms are the same as those in effect for initial Terms on new Contracts as of the renewal date.

We will hold Participation Rates for 60 days from the date we receive your application. If we receive your single premium payment within that period, we will use the higher of the current Participation Rate in effect for your selected Term at the time we receive your money or the held rate. We will accept a faxed application for a rate hold on the day before a rate change goes into effect, as long as we receive the original indicating that the application was faxed for rate hold within 3 to 5 business days. Rate holds also apply to any subsequent premiums received pursuant to an exchange or transfer within 60 days from the date we receive your application

INDEX RETURN

At the end of the Term, we determine the Index Return, which is the amount we will credit on your Account Value. The Index Return equals one plus the Index Growth at the end of the Term multiplied by the applicable Participation Rate. Prior to the end of each Term, the Term Indexed Account Value equals the beginning Term Indexed Account Value less gross withdrawals. At the end of each Term, the Term Indexed Account Value equals the greater of: (a) beginning Term Indexed Account Value less gross withdrawals multiplied by the Index Return, or
(b) the Guaranteed Minimum Account Value. In the initial Term, Index Returns are calculated individually for each premium payment received. As an example, assume that the Index Growth over a 5 year Term is 75% and the Participation Rate is 80%. The amount credited at the end of the Term would be 75% times 80%, or 60% of the beginning Term Indexed Account Value less gross withdrawals (withdrawals plus applicable surrender charges and MVA's).

INDEX GROWTH

Index Growth is calculated over the duration of the Term as:


                                                  (  EOP-BOP  )
              GREATER OF:       0       OR        (  -------  )
                                        --        (    BOP    )


                  Where:

                  BOP = S&P 500(R) Index value at the beginning of the Term (based on Index value as of date premium is received for initial Terms, or the renewal date for renewal Terms);

                  EOP = S&P 500(R) Index value at the end of the Term, calculated as an average of 12 monthly S&P 500(R) Index values on each monthiversary in the final contract year of the Term.

One month anniversary ("monthiversary") dates fall on the same date each month as the contract date. If there is no corresponding date in the month, the monthiversary date will fall on the first day of the following month. If the monthiversary date falls on a weekend or holiday, we will use the Index value as of the subsequent business day. In the initial Term, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP value. In renewal Terms, the BOP and EOP Index values will be the same for all contract value allocated.

For examples that illustrate how the Term Indexed Account works, see Appendix A.

MINIMUM GUARANTEED ACCOUNT VALUE

We guarantee that the Term Indexed Account Value at the end of a Term will not be less than the Minimum Guaranteed Account Value. For the first Term, the Minimum Guaranteed Account Value equals 90% of the first contract year premium payments with interest at a rate we declare (currently, 0%), less net withdrawals. In renewal Terms, the Minimum Guaranteed Account Value equals 90% of Account Value at the end of the prior Term with interest at a rate we declare (currently, 0%), net of transfers, less net withdrawals.

RENEWAL TERMS

The Term Indexed Account Value at the beginning of any renewal Term will be equal to the Term Indexed Account Value at the end of the Term just ending net of transfers. This value, less withdrawals made after the beginning of the subsequent Term, will earn the Index Return determined at the end of the renewal Term. If you are fewer than 5 years from your annuity start date at renewal, you may not select the Term Indexed Account.

WITHDRAWALS

During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see "Charges and Fees"). In addition, amounts withdrawn from the Term Indexed Account prior to the end of the Term do not participate in any Index Returns. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

AT ANY TIME, THE TERM INDEXED ACCOUNT CASH SURRENDER VALUE EQUALS THE GREATER
OF:

          a) Term Indexed Account Value, plus/minus the Market Value Adjustment, less surrender charges; and

          b) Minimum Guaranteed Account Value, plus/minus the Market Value Adjustment.


--------------------------------------------------------------------------------
                           THE ANNUAL INDEXED ACCOUNT
--------------------------------------------------------------------------------

GENERAL

In the Annual Indexed Account, your premium payment (less withdrawals) will earn annual interest credited as a percentage of the growth, if any, in the S&P 500(R) Index (the "Index Return"). The S&P 500(R) Index can, of course, increase or decrease daily; however, the Annual Indexed Account Value will remain constant during a contract year. Index Return (if any) is determined and credited to the Annual Indexed Account Value at the end of each contract year of the Term. Annual Index Returns equal the Index Growth of the S&P 500(R) at the end of the contract year multiplied by a Participation Rate, subject to a stated maximum return (the "Cap"). If you surrender, withdraw, or annuitize your investment or die before the end of the contract year, the amounts withdrawn or paid will not participate in any Index Returns for the contract year in which the withdrawal or death occurs. We guarantee a Minimum Guaranteed Account Value for the Annual Indexed Account at the end of the Term.

Annual Indexed Account Values are not determined by, and do not reflect, the investment performance of the separate account, and do not correspond directly to increases or decreases in the Index.

PARTICIPATION RATES AND CAPS

Participation Rates and Caps vary depending on the duration of the Term. Participation Rates and Caps for the initial Term depend upon rates in effect as of the date the premium was received. Within a Term, the Participation Rate and Cap will reset each year at renewal rates, which may be different from rates for initial Terms on new Contracts. Participation Rates and Caps for renewal Terms are the same as those in effect for initial Terms on new Contracts as of the renewal date. We guarantee that the Participation Rate will never be less than 50%, and the Cap will never be less than 8%.

We will hold Participation Rates and Caps for 60 days from the date we receive your application. If we receive your single premium payment within that period, we will use the higher of the current Participation Rate and Cap in effect for your selected Term at the time we receive your money or the held rate. If both the Participation Rate and the Cap have changed, we will determine the higher rate for rate hold purposes as follows:

     1. First, we compare Participation Rates. If they are different, we use the higher Participation Rate and its corresponding Cap.

     2. If Participation Rates are the same, we then compare Caps. If they are different, we use the higher Cap and its corresponding Participation Rate.

We will accept a faxed application for a rate hold on the day before a rate change goes into effect, as long as we receive the original indicating that the application was faxed for rate hold within 3 to 5 business days. Rate holds also apply to any subsequent premiums received pursuant to an exchange or transfer within 60 days from the date we receive your application

INDEX RETURN

At the end of each contract year, we determine the Index Return, which is the amount we will credit on your Account Value. The Index Return equals one plus the lesser of the Index Growth at the end of the contract year multiplied by the applicable Participation Rate or the stated Cap. Prior to the end of each contract year, the Annual Indexed Account Value equals the Annual Indexed Account Value at the beginning of the contract year less gross withdrawals. At the end of each contract year, the Annual Indexed Account Value equals the Annual Indexed Account Value at the beginning of the contract year, less gross withdrawals, multiplied by the Index Return. At the end of the Term, if the Guaranteed Minimum Account Value is greater than the Annual Indexed Account Value, then your Annual Indexed Account Value will be reset to equal the Guaranteed Minimum Account Value. In the first contract year, Index Returns are calculated individually for each premium payment received.

As an example, assume that the current Participation Rate for the Term is 75%, the current year's Index Return is 15%, and the applicable Cap is 10%. The amount credited at the end of the year would be 10% of the Annual Indexed Account Value at the beginning of the year, which is the lesser of the Index Return multiplied by the Participation Rate (15% * 75% = 11.25%) and the Cap of 10%.

INDEX GROWTH

Index Growth is calculated on an annual basis as:


                                                  (  EOP-BOP  )
              GREATER OF:       0       OR        (  -------  )
                                        --        (    BOP    )


                  Where:

                  BOP = S&P 500(R) Index value at the beginning of the Term (based on Index value as of the date a premium payment is received in the first contract year for the initial Term, and the contract anniversary for all other contract years and renewal Terms);

                  EOP = S&P 500(R) Index value at the end of each contract year, calculated as an average of 12 monthly S&P 500(R) Index values on each monthiversary in the contract year.

Monthiversary dates fall on the same date each month as the contract date. If there is no corresponding date in the month, the monthiversary date will fall on the first day of the following month. If the monthiversary date falls on a weekend or holiday, we will use the Index value as of the subsequent business day. In the first contract year of the initial Term, each premium will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP value. In subsequent years and renewal Terms, the BOP and EOP Index values will be the same for all contract value allocated.

For examples that illustrate how the Annual Indexed Account works, see Appendix
B.

MINIMUM GUARANTEED ACCOUNT VALUE

We guarantee that the Annual Indexed Account Value at the end of a Term will not be less than the Minimum Guaranteed Account Value. For the first Term, the Minimum Guaranteed Account Value equals 90% of the first contract year premium payments with interest at a rate we declare (currently, 0%), less net withdrawals. In renewal Terms, the Minimum Guaranteed Account Value equals 90% of Account Value at the end of the prior Term with interest at a rate we declare (currently, 0%), net of transfers, less net withdrawals.

RENEWAL TERMS

The Annual Indexed Account Value at the beginning of any renewal Term will be equal to the Annual Indexed Account Value at the end of the Term just ending net of transfers. This value, less withdrawals made after the beginning of the subsequent Term, will earn the Index Return determined at the end of the first contract year of the renewal term.

WITHDRAWALS

During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see "Charges and Fees"). In addition, amounts withdrawn from the Annual Indexed Account prior to the end of a contract year do not participate in any Index Returns for that contract year. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax. At any time, the Annual Indexed Account Cash Surrender Value equals the greater of the:

     a) Annual Indexed Account Value, plus/minus the Market Value Adjustment, less surrender charges; and

     b)   Minimum Guaranteed Account Value, plus/minus the Market Value
          Adjustment.


--------------------------------------------------------------------------------
                             MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

A Market Value Adjustment may decrease, increase, or have no effect on your contract value. We will apply a Market Value Adjustment to amounts in excess of the free withdrawal amount:

     o whenever you withdraw money (unless made within the 30-day period prior to the end of the applicable Term) and

     o on the annuity start date if a Guaranteed Period does not end on or within 30 days of the annuity start date.

We do not apply a Market Value Adjustment on death benefit proceeds. The Market Value Adjustment resets at the start of each Term. The Market Value Adjustment will be applied before the deduction of any applicable surrender charges or premium tax charges.

We determine the Market Value Adjustment by multiplying the amount you withdraw or apply to an income plan by the following factor:


                 (       1+I        )N/365
                 (   ------------   )          -1*
                 (    1+J+.0050     )


        where:

        "I" is the MVA Rate (as defined below), determined at the time the premium payment is received for the initial Term, and the beginning of the Term for renewal Terms;

        "J" is the MVA Rate, determined at the time of surrender or withdrawal for a security with time to maturity equal to the number of years (fractional years rounded up to the next full year) remaining in the Term from the date of surrender or withdrawal; and

        "N" is the number of days from the date of surrender or withdrawal to the end of the current Term.

             * For Contracts issued in Florida, the factor is [(1+I)/(1+J+.0025)]N/365-1.

The MVA Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to an applicable Term. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the MVA Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the MVA Rate once each calendar month but have the right to calculate it more frequently. The MVA Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the MVA Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative, or result in no change. You bear the risk that you may receive less than your principal if we apply a Market Value Adjustment. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender or annuitization, we will add or subtract any Market Value Adjustment from the amount surrendered or annuitized. In the event of a partial withdrawal or annuitization, we will add or subtract any Market Value Adjustment from the remaining contract value in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value, we will consider your request to be a full surrender or annuitization.

For examples that illustrate how the Market Value Adjustment works, see Appendix C.


--------------------------------------------------------------------------------
                               CONTRACT PROVISIONS
--------------------------------------------------------------------------------

CONTRACT DATE AND CONTRACT YEAR

The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

ANNUITY START DATE

The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER

You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit.

JOINT OWNERS

For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner.

ANNUITANT

The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if you are not an individual.

BENEFICIARY

The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. You may also restrict a beneficiary's right to elect an annuity option or receive a lump sum payment. If so, such rights or options will not be available to the beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

CHANGE OF CONTRACT OWNER OR BENEFICIARY

During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. The change will be effective as of the day you sign the request. The change will not affect any payment made or action taken by us before recording the change.

A change of owners may have tax consequences.

ADMINISTRATIVE PROCEDURES

We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements.

CONTRACT VALUE

We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of the Account Values. If you surrender your Contract during the 30-day period prior to the end of the Term, you will receive the contract value.

CASH SURRENDER VALUE

The cash surrender value is the amount you receive when you surrender the Contract, other than during the 30-day period prior to the end of a Term. The cash surrender value will fluctuate daily based on the interest credited to the contract value and any Market Value Adjustment. The cash surrender value equals the sum of the Interest Account Cash Surrender Value, the Term Indexed Account Cash Surrender Value, and the Annual Indexed Account Cash Surrender Value. We do not guarantee any minimum cash surrender value. Any charge for premium taxes will be deducted from cash surrender value.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE

You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax advisor regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.

OTHER IMPORTANT PROVISIONS

See "Withdrawals," "Death Benefit," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.


--------------------------------------------------------------------------------
                                   WITHDRAWALS
--------------------------------------------------------------------------------

Any time during the accumulation phase and before the death of the owner, you may withdraw all or part of your money. Keep in mind that the minimum withdrawal is $100, and your contract value after the withdrawal must equal or exceed $1,000 or we will treat the withdrawal request as a request to surrender the Contract. We deduct a surrender charge and impose a Market Value Adjustment if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. No surrender charge or Market Value Adjustment applies to withdrawals taken within the 30-day period prior to the end of a Term.

You may specify from which Account you want a withdrawal to be deducted. Because amounts withdrawn from the Term Indexed Account prior to the end of the Term and from the Annual Indexed Account prior to the end of a contract year do not participate in any Index Returns for that period, you should generally take withdrawals from the Interest Account. Accordingly, unless you instruct us otherwise, we will take withdrawals first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account, to the extent possible.

In the first contract year, the free withdrawal amount is limited to systematic interest withdrawals from the Interest Account. After the first contract year, the free withdrawal amount equals 10% of your contract value as of the close of business on the day we receive the withdrawal request at our Customer Service Center. For example, if the Account Value for each Account was $10,000 and the total contract value was $30,000 as if the close of business on the day we receive the withdrawal request at our Customer Service Center, then the free withdrawal amount for the contract year would be $3,000 (10% of $30,000), all of which would be deducted from the Interest Account unless otherwise instructed. If required minimum distributions on qualified Contracts are greater than the free withdrawal amount, we will waive any applicable surrender charges, but will apply a Market Value Adjustment.

If more than the free withdrawal amount is withdrawn, a surrender charge and Market Value Adjustment, if applicable, will be applied to the amount in excess of the free withdrawal amount. The surrender charge varies by the length of the Term selected, beginning with 8% during contract year 1 and reducing by 1% per contract year to the end of the Term. No surrender charge is imposed upon a surrender made during the 30-day period prior to the end of a Term. The surrender charge period resets at the beginning of each Term. It is charged against the contract value and is based on the amount of the withdrawal.

We will apply a Market Value Adjustment to any withdrawal in excess of the free withdrawal amount taken prior to the 30-day period prior to the end of a Term. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payment made. Definitive guidance on the proper federal tax treatment of the Market Value Adjustment has not been issued. You may want to discuss the potential tax consequences of a Market Value Adjustment with your tax adviser.

Upon surrender, surrender charges and a Market Value Adjustment will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender.

We offer the following withdrawal options:

REGULAR WITHDRAWALS

After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a surrender charge and Market Value Adjustment to any regular withdrawal in excess of the free withdrawal amount that is taken prior to the 30-day period prior to the end of a Term. Unless otherwise instructed, we will take all withdrawals from the Interest Account until exhausted.

SYSTEMATIC WITHDRAWALS

You may choose to receive automatic systematic withdrawal payments. Systematic withdrawals are limited to interest earnings in the Interest Account during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed the free withdrawal amount. Systematic withdrawals under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions.

Systematic withdrawals may be taken monthly, quarterly, or annually. You decide when you would like systematic payments to start as long as they start at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of the interest earned and not previously withdrawn, but in either case is limited to interest earnings in the Interest Account. If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable free withdrawal amount on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such free withdrawal amount. Thus, your fixed dollar systematic withdrawals will never exceed the free withdrawal amount. If you want fixed dollar systematic withdrawals to exceed the free withdrawal amount and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular systematic withdrawal program.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE

You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with
Section 72(q) or 72(t) distributions. You choose the amount of the fixed dollar systematic withdrawals. We will take fixed dollar systematic withdrawals first from the Interest Account, unless otherwise instructed.

We will assess a surrender charge and Market Value Adjustment on the withdrawal date if the withdrawal exceeds the free withdrawal amount on the withdrawal date. We will apply the surrender charge and any Market Value Adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.

Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Tax Code may exceed the free withdrawal amount. Such withdrawals are subject to surrender charges and Market Value Adjustment when they exceed the applicable free withdrawal amount.

IRA WITHDRAWALS

If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by Federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. Or, we will accept your written instructions regarding the calculated amount required to be withdrawn from your Contract each year. We will make these withdrawals first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account unless otherwise instructed. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.


--------------------------------------------------------------------------------
                                  DEATH BENEFIT
--------------------------------------------------------------------------------

DEATH BENEFIT DURING THE ACCUMULATION PHASE

During the accumulation phase, a death benefit is payable when either the contract owner or the first of joint owners dies (or the annuitant dies when a contract owner is not an individual). Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service Center. The death benefit is equal to the sum of the following:

     o    Interest Account Value on the date of death, plus

     o    Annual Indexed Account Value on the date of death, plus

     o Greater of a) Minimum Guaranteed Account Value for the Term Indexed Account and b) Term Indexed Account Value at the beginning of the Term, less withdrawals, multiplied by the Index Return calculated using S&P Index value as of the prior contract anniversary as the end of period value (without any averaging).

PROCEEDS COULD BE REDUCED BY A CHARGE FOR PREMIUM TAXES OWED. Neither Indexed Account participates in any Index Returns for the current period (i.e. Term for Term Indexed Account and current contract year for Annual Indexed Account).

If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. A beneficiary's right to elect an income phase payment may have been restricted by the contract owner. If so, such rights or options will not be available to the beneficiary.

We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."

DEATH BENEFIT DURING THE INCOME PHASE

If any contract owner or the annuitant dies after the annuity start date, we will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH

We will not allow any payment of benefits provided under a non-qualified Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any owner of a non-qualified contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by Golden American will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse fails to make a timely election as described in this paragraph. If the owner's beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death and all other required documents. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.


--------------------------------------------------------------------------------
                                CHARGES AND FEES
--------------------------------------------------------------------------------

We deduct the Contract charges described below to cover our costs and expenses, services provided, and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administering the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of Contracts.

CHARGES DEDUCTED FROM THE CONTRACT VALUE We deduct the following charges from your contract value:

     SURRENDER CHARGE. No sales charge is deducted from the single premium payment at the time that it is paid. However, we will deduct a contingent deferred sales charge (a "surrender charge") if you surrender your Contract or if you take a withdrawal in excess of the free withdrawal amount during a Term. The surrender charge is charged against the contract value and is based on the amount of the withdrawal. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since the beginning of the Term.

The surrender charge varies by the length of the Term selected, beginning with 8% during contract year 1 and reducing by 1% per year to the earlier of the end of the Term or the 8th contract year. No surrender charge is imposed upon a surrender made during the 30-day period prior to the end of a Term.

The surrender charge period resets at the beginning of each Term. Upon withdrawal, it is charged against the remaining contract value after you have received the amount requested for withdrawal, and is based on the amount of the withdrawal including the amount deducted for the surrender charge. Upon surrender, a surrender charge, as well as a Market Value Adjustment, will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender. The following table shows the schedule of the surrender charge that will apply.

    COMPLETE YEARS ELAPSED    0  |  1  |  2  |  3  |  4  |  5  |  6  |  7  |  8+
        SINCE START OF TERM      |     |     |     |     |     |     |     |
                                 |     |     |     |     |     |     |     |
    SURRENDER CHARGE          8% |  7% |  6% |  5% |  4% |  3% | 2%  | 1%  |  0%

For examples that illustrate how the surrender charge works, see Appendix D.

     WAIVER OF SURRENDER CHARGE FOR EXTENDED MEDICAL CARE. We will waive the surrender charge in most states in the following events: (i) you begin receiving qualified extended medical care on or after the first contract anniversary for at least 45 days during a 60-day period and your request for the surrender or withdrawal, together with all required documentation is received at our Customer Service Center during the term of your care or within 90 days after the last day of your care; or (ii) you are first diagnosed by a qualifying medical professional, on or after the first contract anniversary, as having a qualifying terminal illness. We do not waive the Market Value Adjustment in these circumstances. Amounts withdrawn from the Indexed Accounts will not share in Index Returns for the current period (i.e., the Term for the Term Indexed Account and the current contract year for the Annual Indexed Account). We have the right to require an examination by a physician of our choice. If we require such an examination, we will pay for it. You are required to send us satisfactory written proof of illness. See your Contract for more information. The waiver of surrender charge may not be available in all states.

     FREE WITHDRAWAL AMOUNT. No surrender charge or Market Value Adjustment applies to withdrawals made during the 30-day period prior to the end of a Term. In the first contract year, the free withdrawal amount is limited to systematic interest withdrawals from the Interest Account. After the first contract year, the free withdrawal amount equals 10% of your contract value as of the close of business on the day we receive the withdrawal request at our Customer Service Center.

     SURRENDER CHARGE FOR EXCESS WITHDRAWALS. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an "excess withdrawal" when the amount you withdraw in any contract year exceeds the free withdrawal amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. ANY EXCESS WITHDRAWAL TAKEN OTHER THAN DURING THE 30-DAY PERIOD PRIOR TO THE END OF A Term WILL TRIGGER A MARKET VALUE ADJUSTMENT.

For examples that illustrate how the surrender charge works, see Appendix D. For a discussion of the Market Value Adjustment, see "Market Value Adjustment."

     PREMIUM TAXES. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the contract value. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time that premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal, or on the annuity start date.

--------------------------------------------------------------------------------
                               THE ANNUITY OPTIONS
--------------------------------------------------------------------------------

ANNUITIZATION OF YOUR CONTRACT

If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option chosen. You may change your annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying the annuitization value on the annuity start date in accordance with the annuity option you chose. The annuitization value equals the greater of:

        a) Contract value plus/minus the Market Value Adjustment (unless the annuity start date falls within the 30-day period prior to the end of a Term), or

        b) The Minimum Guaranteed Account Values for the Indexed Accounts plus the contract value for the Interest Account plus/minus the Market Value Adjustment (unless the annuity start date falls within the 30-day period prior to the end of a Term).

If you annuitize prior to the end of the current contract year, amounts allocated to the Annual Indexed Account will not participate in any Index Returns for that period. Because Term Indexed Account Value does not participate in Index Returns if annuitized prior to the end of a Term, we will not allow you to allocate contract value to the Term Indexed Account if you are less than 5 years from your annuity start date on a renewal date.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. A beneficiary's right to elect an annuity option or lump sum payment may have been restricted by the contract owner. If so, such rights or options will not be available to the beneficiary. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen and the applicable payment rate used.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate under applicable law), the total contract value applied, and the applicable payment rate.

Our approval is needed for any option where:

     (1) The person named to receive payment is other than the contract owner or beneficiary;

     (2)  The person named is not a natural person, such as a corporation; or

     (3) Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE

You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 1 year from the contract date but before the month immediately following the annuitant's 90th birthday, or 10 years from the contract date, if later. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 5 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If the annuity start date occurs when the annuitant is at an advanced age, such as at age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. See "Federal Tax Considerations." For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2 or, in some case, retire. Distributions may be made through annuitization or withdrawals. You should consult your tax adviser for tax advice.

FREQUENCY OF ANNUITY PAYMENTS

You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually, or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS

We offer the 3 annuity options shown below. Payments under Options 1, 2, and 3 are fixed. The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under other available options may be fixed and/or variable.

     OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual, or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

     OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Payment is made for the life of the annuitant in equal monthly installments and guaranteed for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

     OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under other available options may be fixed and/or variable. If variable and subject to the Investment Company Act of 1940, it will comply with requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES

When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and Golden American. The amounts we will pay are determined as follows:

        (1) For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.

        (2) For Option 3, no amounts are payable after both named persons have died.

For other available options, the annuity option agreement will state the amount we will pay, if any


--------------------------------------------------------------------------------
                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

REPORTS TO CONTRACT OWNERS

We will send you an annual report within 31 days after the end of each contract year. The report will show the contract value, cash surrender value, and the death benefit as of the end of the contract year. The report will also show the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies contained in the report or in any confirmation notices. We will also send you any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS

The Company reserves the right to delay payment for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION

If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

ASSIGNING THE CONTRACT AS COLLATERAL

You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES -- APPLICABLE TAX LAW

We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

FREE LOOK

You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, (i) we adjust your contract value for any Market Value Adjustment, and (ii) then we include a refund of any charges deducted from your contract value. The Market Value Adjustment during the free look period is determined as described on page 11, but without adding .005 in the denominator of the formula. Because of the potential positive or negative effect of the Market Value Adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the adjusted contract value) in which case you will not be subject to investment risk during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce any surrender charges. We may also change the minimum premium payment requirement, or offer an alternative or reduced death benefit.

SELLING THE CONTRACT

Directed Services, Inc. ("Directed Services") is the principal underwriter and distributor of the Contract as well as for other contracts issued by Golden American. The principal address of Directed Services is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380. Directed Services is a corporation organized under the laws of New York and is a wholly owned subsidiary of Equitable of Iowa. Directed Services is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

Directed Services has the authority to enter into selling agreements with other firms. Directed Services has entered into selling agreements with broker-dealers to sell the Contracts through registered representatives. Those representatives are registered with the NASD, and if applicable, also with the states in which they do business. They also are licensed as insurance agents in the states in which they do business.

We pay sales commissions to Directed Services for the sale of the Contracts. Directed Services passes through the entire amount of the sales commission to the broker-dealer whose registered representative sold the Contract. The maximum sales commission payable will be approximately 6.5% of the premium payment. This commission may be returned if the Contract is not continued through the first contract year.

--------------------------------------------------------------------------------
                            UNDERWRITER COMPENSATION
--------------------------------------------------------------------------------
  NAME OF PRINCIPAL           AMOUNT OF COMMISSION               OTHER
     UNDERWRITER                    TO BE PAID               COMPENSATION
Directed Services, Inc.                                   Reimbursement of any
                                Maximum of 6.5% of         covered expenses
                                 premium payment               incurred
                                   except when               by registered
                                     combined               representatives
                           with commissions on renewal       in connection
                               of a Term or annual             with the
                                trail commissions.           distribution
                                                           of the Contracts.
------------------------ ------------------------------- -----------------------


Certain sales agreements may provide for a combination of a certain percentage of commission at the time of sale, upon the start of a new Term, or an annual trail commission (which when combined could exceed 6.5% of total premium payments).

We may make additional cash payments to broker-dealers for marketing and educational expenses and for the reimbursement of certain expenses incurred by registered representatives in connection with the distribution of the Contracts.


--------------------------------------------------------------------------------
                                OTHER INFORMATION
--------------------------------------------------------------------------------

STATE REGULATION

We are regulated by the Insurance Department of the State of Delaware. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS

The Company, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a materially adverse impact on the Company.

LEGAL MATTERS

The legal validity of the Contracts was passed on by Kimberly J. Smith, Esquire, Executive Vice President, General Counsel and Assistant Secretary of Golden American.

EXPERTS

The audited consolidated financial statements of Golden American Life Insurance Company as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 appearing in this prospectus and in the Registration Statement of which this prospectus is a part have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing in this prospectus and in the Registration Statement of which this prospectus is a part and included or incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FURTHER INFORMATION

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

                       Securities and Exchange Commission
                               450 Fifth Street NW
                              Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either 1-800-SEC-0330 or 1-202-942-8090. You may also find more information about the Company at www.ing.com.


--------------------------------------------------------------------------------
                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS:  NON-QUALIFIED OR QUALIFIED

The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS

     REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any nonqualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES

     IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS

     NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

     WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the Contract at that time. The tax treatment of Market Value Adjustments is uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a Market Value Adjustment would apply. In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.

     PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

     o    made on or after the taxpayer reaches age 59 1/2;

     o    made on or after the death of a contract owner;

     o    attributable to the taxpayer's becoming disabled; or

     o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

     ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

     TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

     TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an annuitant, or payee other than an owner, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, assignment, designation or exchange, should consult a tax advisor as to the tax consequences.

     WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

     MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

TAXATION OF QUALIFIED CONTRACTS

The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

     DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below. For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant)
(i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

     WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code or distributions in a specified annuity form. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES

Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

ROTH IRA

Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limitations, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or
(2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.

TAX SHELTERED ANNUITIES

Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.

OTHER TAX CONSEQUENCES

As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION

Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

--------------------------------------------------------------------------------
         MORE INFORMATION ABOUT GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

SELECTED FINANCIAL DATA

The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for Golden American should be read in conjunction with the financial statements and notes thereto included in this prospectus. On October 24, 1997, PFHI Holdings, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable of Iowa"), according to a merger agreement among Equitable of Iowa, PFHI and ING Groep N.V. (the "ING acquisition"). PFHI changed its name to Eqiutable of Iowa Companies, Inc. ("EIC") on August 13, 1996,
Equitable of Iowa acquired all of the outstanding capital stock of BT Variable, Inc., then the parent of Golden American (the "Equitable acquisition"). For financial statement purposes, the ING acquisition was accounted for as a purchase effective October 25, 1997 and the Equitable acquisition was accounted for as a purchase effective August 14, 1996. As a result, the financial data presented below for periods after October 24, 1997, are presented on the Post-Merger new basis of accounting, for the period August 14, 1996 through October 24, 1997, are presented on the Post-Acquisition basis of accounting, and for August 13, 1996 and prior periods are presented on the Pre-Acquisition basis of accounting.

On December 31, 2001, EIC contributed all of the outstanding stock of Golden American to Equitable Life Insurance Company of Iowa, a wholly owned subsidiary of EIC ("Equitable Life"). This change of parent has no effect on the financial information presented below.

                                                       SELECTED GAAP BASIS FINANCIAL DATA
                                                                 (IN THOUSANDS)
                                                                   POST-MERGER
                                        ----------------------------------------------------------------------------------
                                        For the Period                                                      For the Period
                                          January 1,      For the Year     For the Year    For the Year       October 25,
                                         2001 through         Ended            Ended           Ended         1997 through
                                         September 30,    December 31,     December 31,    December 31,      December 31,
                                             2001             2000             1999            1998              1997
                                        --------------    ------------     ------------    ------------     --------------
Annuity and Interest
    Sensitive Life
    Product Charges.................    $     117,308    $      144,877    $     82,935     $     39,119     $      3,834
Net Income (Loss) before
    Federal Income Tax .............    $       5,513    $       32,862    $     19,737     $     10,353     $       (279)
Net Income (Loss)...................    $       3,444    $       19,180    $     11,214     $      5,074     $       (425)
Total Assets........................    $  12,031,210    $   11,852,677    $  9,392,857     $  4,754,623     $  2,446,395
Total Liabilities...................    $  11,270,516    $   11,235,540    $  8,915,008     $  4,400,729     $  2,219,082
Total Stockholder's Equity..........    $     760,694    $      617,137    $    477,849     $    353,894     $    227,313


                                                              POST-ACQUISITION            PRE-ACQUISITION
                                                       ------------------------------     ---------------
                                                       For the Period  For the Period     For the Period
                                                       January 1,1997    August 14,         January 1,
                                                           through      1996 through       1996 through
                                                         October 24,    December 31,        August 13,
                                                            1997            1996               1996
                                                       --------------  --------------     ---------------
Annuity and Interest
    Sensitive Life  Product Charges...................   $  18,288      $      8,768         $ 12,259
Net Income (Loss) before  Federal Income Tax..........   $    (608)     $        570         $  1,736
Net Income (Loss).....................................   $     729      $        350         $  3,199
Total Assets..........................................       N/A        $  1,677,899            N/A
Total Liabilities.....................................       N/A        $  1,537,415            N/A
Total Stockholder's Equity............................       N/A        $    140,484            N/A

BUSINESS ENVIRONMENT

The current business and regulatory environment presents many challenges to the insurance industry. The variable annuity competitive environment remains intense and is dominated by a number of large highly rated insurance companies. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. However, overall demand for variable insurance products remains strong for several reasons including: low levels of inflation, moderate interest rate levels, a growing U.S. economy; an aging U.S. population that is increasingly concerned about retirement, estate planning, and maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

The purpose of this section is to discuss and analyze Golden American Life Insurance Company's ("Golden American") consolidated results of operations. In addition, some analysis and information regarding financial condition and liquidity and capital resources is provided. This analysis should be read jointly with the condensed consolidated financial statements, related notes, and the Cautionary Statement Regarding Forward-Looking Statements, which appear elsewhere in this report. Golden American reports financial results on a consolidated basis. The consolidated financial statements include the accounts of Golden American and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and collectively with Golden American, the "Companies").

                              RESULTS OF OPERATION

THE FIRST NINE MONTHS OF 2001
COMPARED TO SAME PERIOD OF 2000

PREMIUMS

                                                          PERCENTAGE      DOLLAR
FOR THE NINE MONTHS ENDED SEPTEMBER 30          2001        CHANGE        CHANGE         2000
                                              --------    ----------     --------      --------
                                                             (Dollars in millions)
Variable annuity premiums:
    Separate account........................   $ 303.9      (55.5)%      $(378.8)     $  682.7
    Fixed account...........................    1043.1      107.3          539.9         503.2
Total variable annuity premiums.............    1347.0       13.6          161.1       1,185.9
Fixed annuity premiums......................       1.9        --             1.9           --
Variable life premiums......................       1.1      (26.7)          (0.4)          1.5
                                              --------      -------       ------      --------
Total premiums..............................  $1,350.0       13.7%        $162.6      $1,187.4
                                              ========      =======       ======      ========

For the Companies' variable and fixed insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity premiums net of reinsurance increased 13.6% during the first nine months of 2001 compared to the same period of 2000. This increase is primarily due to sales of the Guarantee product, a registered fixed annuity product introduced in the last quarter of 2000. Sales for this product totaled $463.0 million in the first nine months of 2001. Also contributing to the increase is a decline of $0.1 billion in ceded variable annuity separate account premiums to $1.6 billion for the first nine months of 2000. This is mainly due to the effects of modified coinsurance agreements. Offsetting these increases is a reduction of $574.4 million in the sales of variable annuity separate account products in the first nine months of 2001 as compared to the first nine months of 2000.

During the first nine months of 2001, First Golden began selling two fixed annuity products, a Flex Annuity and a Multi-Year Guarantee Annuity. Premiums, net of reinsurance, for variable products from a significant broker/dealer having at least ten percent of total sales for the nine months ended September 30, 2001 totaled $132.8 million, or 10% of total premiums ($139.3 million, or 12% from a significant broker/dealer for the same period in 2000). Gross premiums for variable products from a significant broker/dealer having at least ten percent of total sales for the nine months ended September 30, 2001, totaled $313.2 million, or 11% of total gross premiums ($659.9 million, or 22%, from two significant broker/dealers for the same period in 2000).

REVENUES

                                                          PERCENTAGE      DOLLAR
FOR THE NINE MONTHS ENDED SEPTEMBER 30          2001        CHANGE        CHANGE         2000
                                              --------    ----------     --------      --------
                                                             (Dollars in millions)
Annuity and interest sensitive life
   product charges.........................   $117.3         12.9%         $13.4        $103.9
Management fee revenue.....................     18.7         11.0            1.9          16.8
Net investment income......................     67.0         39.9           19.1          47.9
Realized losses on investments.............     (1.5)       (66.4)           3.0          (4.5)
                                              ------         -----         -----        ------
                                              $201.5         22.8%         $37.4        $164.1
                                              ======         =====         =====        ======

Total revenues increased 22.8% in the first nine months of 2001 from the same period in 2000. Annuity and interest sensitive life product charges increased 12.9% in the first nine months of 2001 due to additional fees earned from the higher average block of business under management in the variable separate accounts and higher surrender charges. Golden American provides certain managerial and supervisory services to Directed Services, Inc. ("DSI"). The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $17.3 million and $15.6 million for the first nine months of 2001 and 2000, respectively. This increase was due to the increasing average assets in the variable separate accounts.

Net investment income increased 39.9% in the first nine months of 2001 due to a growth in invested assets during 2001 mainly related to the introduction of the Guarantee product. The Companies had $1.5 million of realized losses on the sale of investments in the first nine months of 2001, compared to losses of $4.5 million in the same period of 2000.

EXPENSES

Total insurance benefits and expenses increased $60.3 million, or 49.2%, to $181.5 million in the first nine months of 2001 from the same period in 2000. Interest credited to account balances decreased $22.6 million, or 15.4%, to $124.1 million in the first nine months of 2001. The premium credit on the Premium Plus product decreased $31.7 million to $73.9 million at September 30, 2001 due to a decrease in variable annuity sales of the separate account product. This decrease was partially offset by an increase in interest credited due to higher average account balances associated with the Companies' fixed account options, mainly due to the introduction of the Guarantee product in the fourth quarter of 2000. The guaranteed benefits reserve change was $19.6 million for the nine months ended September 30, 2001 mainly due to the downturn in the equity markets.

Commissions were nearly unchanged from September 30, 2000 at $160.8 million for the nine months ended September 30, 2001. This is consistent with relatively stable gross premiums for the nine months ended September 30, 2001 and 2000, despite a change in the product sales mix. Insurance taxes, state licenses, and fees increased $1.0 million, or 24.3%, to $5.0 million in the first nine months of 2001. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and mix or composition of fixed and variable product sales. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased $23.4 million, or 38.2%, to $84.6 million in the first nine months of 2001. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. Contributing to this increase in general expenses are additional cost allocations during the first nine months of 2001. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life Insurance Company of Iowa ("Equitable Life"), ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by the Companies.

During the first nine months of 2001 and 2000, the value of purchased insurance in force ("VPIF") was adjusted to increase amortization by $1,116,000 and $687,000, respectively, to reflect changes in the assumptions related to the timing of estimated gross profits. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of September 30, 2001 is $0.8 million for the remainder of 2001, $2.9 million in 2002, $2.7 million in 2003, $2.4 million in 2004, $1.9 million in 2005, and $1.4 million in 2006. Actual amortization may vary based upon changes in assumptions and experience.

Amortization of deferred policy acquisition costs ("DPAC") decreased $9.3 million, or 18.8%, in the first nine months of 2001. The decrease in the amortization was mainly due to an increase in the amount of deferred costs that have been offset due to the modified coinsurance agreement entered into during the second quarter of 2000. Deferred policy acquisition costs decreased $27.7 million, or 31.6%, for the nine months ended September 30, 2001. The decline in the deferred policy acquisition costs was mainly due to a lower deferral of the premium credit on the Premium Plus product.

Expenses and charges reimbursed to Golden American under modified coinsurance agreements decreased from $220.2 million for the first nine months in 2000 to $194.0 million during the first nine months in 2001. This reimbursement is primarily due to a modified coinsurance agreement which was entered into during the second quarter of 2000, with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued after January 1, 2000, excluding those with an interest rate guarantee. Under this reinsurance agreement, $192.5 million and $214.7 in expenses and charges were reimbursed during the first nine months of 2001 and 2000, respectively. This reimbursement offset deferred policy acquisition costs and non-deferrable costs related to policies reinsured under this agreement.

Interest expense decreased 3.6%, or $0.5 million, to $14.4 million in the first nine months of 2001. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $1.5 million for the first nine months of 2001 and 2000. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $3.3 million for the first nine months of 2001 and 2000, respectively. Interest expense on a $75 million surplus note, issued September 1999 and expiring September 2029 was $4.4 million for the first nine months of 2001 and 2000, respectively. Interest expense on a $50 million surplus note, issued December 1999 and expiring December 2029 was $3.1 million for the first nine months of 2001 and 2000. Interest expense on a $35 million surplus note issued December 1999 and expiring December 2029 was $2.1 million for the first nine months of 2001 and $2.3 million in 2000. Golden American also paid $25,000 in 2001 and $0.4 million in 2000 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $117,000 and $36,000 for the first nine months of 2001 and 2000, respectively.

INCOME

Net income was $3.4 million for the first nine months of 2001, a decrease of $14.7 million, or 81.0% from the same period of 2000.

Comprehensive income for the first nine months of 2001 was $12.6 million, a decrease of $9.2 million from comprehensive income of $21.8 million in the same period of 2000.

Net loss on a statutory basis was $206.8 million and $6.0 for the nine months ended September 30, 2001 and 2000, respectively. This decrease is mainly due to increased reserves related to the downturn in the equity markets.

2000 COMPARED TO 1999

PREMIUMS

                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                 2000          CHANGE          CHANGE         1999
                                             --------      ----------        ------         ----
                                                              (Dollars in millions)
Variable annuity premiums:
    Separate account....................     $1,307.3        (48.0)%       $(1,204.4)     $2,511.7
    Fixed account.......................        793.1          2.9              22.4         770.7
Total variable annuity premiums.........      2,100.4        (36.0)         (1,182.0)      3,282.4
Variable life premiums..................          1.6        (81.8)             (7.0)          8.6
                                             --------       -------        ---------      --------
Total premiums..........................     $2,102.0       (36.1)%        $(1,189.0)     $3,291.0
                                             ========       =======        =========      ========

For the Companies' variable insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums decreased 48.0% in 2000. Excluded from the variable annuity separate account premiums above are $1,787.9 million and $97.9 million for the years ended December 31, 2000 and 1999, respectively, related to modified coinsurance agreements. The fixed account portion of the Companies' variable annuity premiums increased 2.9% in 2000. Excluding the effect of the modified coinsurance agreements, the increase in premiums resulted from increased sales of existing annuity products and from the introduction of a new annuity product during 2000 called GoldenSelect Guarantee Annuity.

Variable life premiums decreased 81.8% in 2000. In August 1999, Golden American discontinued offering variable life products, but the Companies continue to accept additional premiums from existing policyholders. Premiums, net of reinsurance, for variable products from a significant broker/dealer having at least ten percent of total sales for the year ended December 31, 2000, totaled $235.3 million, or 11% of total net premiums compared to $918.4 million, or 28%, from two significant broker/dealers for the year ended December 31, 1999. Gross premiums for variable products from two significant broker/dealers having at least ten percent of total sales for the year ended December 31, 2000, totaled $831.0 million, or 21% of total gross premiums compared to $1,018.9 million, or 30%, from two significant broker/dealers for the year ended December 31, 1999.

REVENUES

                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                 2000          CHANGE          CHANGE       1999
                                             --------      ----------        ------       ----
                                                              (Dollars in millions)
Annuity and interest sensitive life
    product charges.......................    $144.9          74.7%          $62.0       $ 82.9
Management fee revenue....................      23.0         106.4            11.9         11.1
Net investment income.....................      64.1           8.4             4.9         59.2
Realized losses on investments............      (6.6)       (124.2)           (3.7)        (2.9)
                                             --------       -------          ------      -------
                                              $225.4          50.0%          $75.1       $150.3
                                             ========       =======          =====       =======

Total revenues increased 50.0%, or $75.1 million, to $225.4 million in 2000. Annuity and interest sensitive life product charges increased 74.7%, or $62.0 million, to $144.9 million in 2000, primarily due to additional fees earned from the increasing block of business in the separate accounts.

Golden American provides certain managerial and supervisory services to DSI, a wholly owned subsidiary of EIC. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $21.3 million for 2000 and $10.1 million for 1999. This increase is due to the increasing assets in the separate accounts and renegotiation of the fee paid by DSI to Golden American.

Net investment income increased 8.4%, or $4.9 million, to $64.1 million in 2000 from $59.2 million in 1999, due to increasing investment yields, as well as a larger average amount of assets backing the fixed account options within the variable products.

During 2000, the Companies had net realized losses on investments of $6.6 million, mainly due to sales of fixed maturities, including a $142,000 write down of an impaired fixed maturity. In 1999, the Companies had net realized losses on investments of $2.9 million, including a $1.6 million write down of two impaired fixed maturities.

EXPENSES

                                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              2000             CHANGE          CHANGE            1999
                                                          -------          ----------        -------        ---------
                                                                              (Dollars in millions)
 Insurance benefits and expenses:
    Annuity and interest sensitive life benefits:
      Interest credited to account balances..........      $195.1              11.3%            $19.8         $ 175.3
      Benefit claims incurred in excess of
        account balances.............................         4.9             (22.4)             (1.4)            6.3
    Underwriting, acquisition, and insurance
      expenses:
      Commissions....................................       213.7              13.4              25.3           188.4
      General expenses...............................        84.9              41.1              24.7            60.2
      Insurance taxes, state licenses, and fees......         4.5              12.5               0.5             4.0
      Policy acquisition costs deferred..............      (168.4)            (51.4)            178.0          (346.4)
      Expenses and charges reimbursed under
        modified coinsurance agreements..............      (225.8)          2,341.7            (216.6)           (9.2)
      Amortization:
        Deferred policy acquisition costs............        55.2              66.5              22.1            33.1
        Value of purchased insurance in force........         4.8             (23.0)             (1.4)            6.2
        Goodwill.....................................         3.8               --                 --             3.8
                                                           ------             ------            -----          ------
                                                           $172.7              41.9%            $51.0          $121.7
                                                           ======             ======            =====          ======

Total insurance benefits and expenses increased 41.9%, or $51.0 million, in 2000 from $121.7 million in 1999. Interest credited to account balances increased 11.3%, or $19.8 million, in 2000 from $175.3 million in 1999. The premium credit on the Premium Plus variable annuity product increased $8.2 million to $132.0 million at December 31, 2000. The remaining increase in interest credited relates to higher average account balances and higher average credited rates associated with the Companies' fixed account options within the variable products.

Commissions increased 13.4%, or $25.3 million, in 2000 from $188.4 million in 1999 due to increased sales of the fixed and separate account options in 2000. Insurance taxes, state licenses, and fees increased 12.5%, or $0.5 million, in 2000 from $4.0 million in 1999. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased 41.1%, or $24.7 million, in 2000 from $60.2 million in 1999. Management expects general expenses to continue to increase in 2001 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life
, an affiliate, ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

The Companies' previous balances of DPAC, VPIF, and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 2000, VPIF established at the merger date of the Companies' Parent and ING, was adjusted to reduce amortization by $1.6 million to reflect changes in the assumptions related to the timing of estimated gross profits. During 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of future gross profits. Amortization of DPAC increased $22.1 million, or 66.5%, in 2000. This increase resulted from a growth in deferred policy acquisition costs generated by expenses associated with the large sales volume experienced since December 31, 1999. Deferred policy acquisition costs decreased $178.0 million or 51.4% for the year ended December 31, 2000. This decrease was due to a modified coinsurance agreement which was entered into during the second quarter of 2000, and which resulted in a $223.7 million decrease in deferred policy acquisition costs. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 2000, is $3.9 million in 2001, $3.6 million in 2002, $3.0 million in 2003, $2.4 million in 2004, and $1.9 million in 2005. Actual amortization may vary based upon changes in assumptions and experience.

Expenses and charges reimbursed under modified coinsurance agreements increased by $216.6 million to $225.8 million during 2000 as compared to the year ended December 31, 1999. This was primarily due to a modified coinsurance agreement which was entered into during the second quarter of 2000, with an affiliate, Equitable Life, covering a part of the business issued after January 1, 2000. This reinsurance agreement contributed $218.8 million to expenses and charges reimbursed under modified coinsurance agreements during the year ended December 31, 2000. This was offset by a corresponding decrease in deferred policy acquisition costs and reimbursement of non-deferrable costs related to policies reinsured under this agreement.

Interest expense increased 123.4%, or $11.0 million, in 2000 from $8.9 million in 1999. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 2000, unchanged from the same period of 1999. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $4.4 million for the year ended December 31, 2000, unchanged from the same period of 1999. Interest expense on a $75 million surplus note, issued September 30, 1999 and expiring September 29, 2029 was $5.8 million for the year ended December 31, 2000, and $1.5 million for the year ended December 31, 1999. Interest expense on a $50 million surplus note, issued December 1999 and expiring December 2029 was $4.1 million for the year ended December 31, 2000. Interest expense on a $35 million surplus note issued December 1999 and expiring December 2029 was $3.0 million for the year ended December 31, 2000. Golden American also paid $0.4 million in 2000 and $0.8 million in 1999 to ING AIH for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $0.1 million and $0.2 million for the years ended December 31, 2000 and 1999, respectively.

INCOME. Net income for 2000 was $19.2 million, an increase of $8.0 million from $11.2 million for 1999.

Comprehensive income for 2000 was $24.3 million, an increase of $21.3 million from comprehensive income of $3.0 million for 1999.

1999 COMPARED TO 1998

PREMIUMS

                                                      PERCENTAGE      DOLLAR
FOR THE YEAR ENDED DECEMBER 31            1999          CHANGE        CHANGE          1998
                                        --------      ----------      ------          ----
                                                         (Dollars in millions)
Variable annuity premiums:
    Separate account...............     $2,511.7         71.9%        $1,050.5      $1,461.2
    Fixed account..................        770.7         30.9            182.0         588.7
Total variable annuity premiums....      3,282.4         60.1          1,232.5       2,049.9
Variable life premiums.............          8.6        (37.8)            (5.2)         13.8
                                        --------        ------        --------      --------
Total premiums.....................     $3,291.0         59.5%        $1,227.3      $2,063.7
                                        ========        ======        ========      ========

For the Companies' variable insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums increased 71.9% in 1999. The fixed account portion of the Companies' variable annuity premiums increased 30.9% in 1999. These increases resulted from increased sales of the Premium Plus variable annuity product.

Variable life premiums decreased 37.8% in 1999. In August 1999, Golden American discontinued offering variable life products. Premiums, net of reinsurance, for variable products from two significant broker/dealers each having at least ten percent of total sales for the year ended December 31, 1999 totaled $918.4 million, or 28% of premiums compared to $528.9 million, or 26%, from two significant broker/dealers for the year ended December 31, 1998.

REVENUES

                                                               PERCENTAGE      DOLLAR
FOR THE YEAR ENDED DECEMBER 31                       1999        CHANGE        CHANGE      1998
                                                     ----      ----------      ------      ----
                                                                  (Dollars in millions)
Annuity and interest sensitive life product
    charges...................................      $ 82.9       112.0%        $43.8       $39.1
Management fee revenue........................        11.1       131.2           6.3         4.8
Net investment income.........................        59.2        39.3          16.7        42.5
Realized gains (losses) on investments........        (2.9)       93.3          (1.4)       (1.5)
                                                    ------       ------        -----       -----
                                                    $150.3        77.0%        $65.4       $84.9
                                                    ======       ======        =====       =====

Total revenues increased 77.0%, or $65.4 million, to $150.3 million in 1999. Annuity and interest sensitive life product charges increased 112.0%, or $43.8 million, to $82.9 million in 1999, primarily due to additional fees earned from the increasing block of business in the separate accounts.

Golden American provides certain managerial and supervisory services to DSI. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $11.1 million for 1999 and $4.8 million for 1998.

Net investment income increased 39.3%, or $16.7 million, to $59.2 million in 1999 from $42.5 million in 1998, due to growth in invested assets from December 31, 1998, increasing interest rates, and a relative increase in below investment grade investments.

During 1999, the Company had net realized losses on investments of $2.9 million, which includes a $1.6 million write down of two impaired fixed maturities, compared to net realized losses on investments of $1.5 million in 1998 which included a $1.0 million write down of two impaired fixed maturities.

EXPENSES

                                                                           PERCENTAGE         DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              1999             CHANGE           CHANGE            1998
                                                            ----           ----------         ------            ----
                                                                                (Dollars in millions)
Insurance benefits and expenses:
Annuity and interest sensitive life benefits:
      Interest credited to account balances..........     $ 175.3              84.7%          $ 80.4           $ 94.9
      Benefit claims incurred in excess of
        account balances.............................         6.3             200.2               4.2             2.1
    Underwriting, acquisition, and insurance
      expenses:
      Commissions....................................       188.4              55.5              67.2           121.2
      General expenses...............................        60.2              60.2              22.6            37.6
      Insurance taxes, state licenses, and fees......         4.0              (4.0)             (0.1)            4.1
      Policy acquisition costs deferred..............      (346.4)             75.1            (148.6)         (197.8)
      Amortization:
        Deferred policy acquisition costs............        33.1             543.3              28.0             5.1
        Value of purchased insurance in force........         6.2              32.0               1.5             4.7
        Goodwill.....................................         3.8                --                --             3.8
    Expenses and charges reimbursed under
        modified coinsurance agreements..............        (9.2)             64.3              (3.6)           (5.6)
                                                          -------              -----           ------          ------
                                                          $ 121.7              73.6%           $ 51.6          $ 70.1
                                                          =======              =====           ======          ======

Total insurance benefits and expenses increased 73.6%, or $51.6 million, in 1999 from $70.1 million in 1998. Interest credited to account balances increased 84.7%, or $80.4 million, in 1999 from $94.9 million in 1998. The premium credit on the Premium Plus variable annuity product increased $69.3 million to $123.8 million at December 31, 1999. The bonus interest on the fixed account increased $3.0 million to $10.9 million at December 31, 1999. The remaining increase in interest credited relates to higher account balances associated with the Companies' fixed account options within the variable products.

Commissions increased 55.5%, or $67.2 million, in 1999 from $121.2 million in 1998. Insurance taxes, state licenses, and fees decreased 4.0%, or $0.1 million, in 1999 from $4.1 million in 1998. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Insurance taxes, state licenses, and fees are impacted by several other factors, which include an increase in FICA taxes primarily due to bonuses and expenses for the triennial insurance department examination of Golden American, which were offset by a decrease in 1999 of guaranty fund assessments paid. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased 60.2%, or $22.6 million, in 1999 from $37.6 million in 1998. Management expects general expenses to continue to increase in 2000 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life, ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

The Companies' previous balances of DPAC, VPIF, and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of estimated gross profits. During 1998, VPIF decreased $2.7 million to adjust the value of other receivables and increased $0.2 million as a result of an adjustment to the merger costs. During 1998,

VPIF was adjusted to reduce amortization by $0.2 million to reflect changes in the assumptions related to the timing of future gross profits. Amortization of DPAC increased $28.0 million, or 543.3%, in 1999. This increase resulted from growth in policy acquisition costs deferred from $197.8 million at December 31, 1998 to $346.4 million at December 31, 1999, which was generated by expenses associated with the large sales volume experienced since December 31, 1998. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 1999 is $4.0 million in 2000, $3.6 million in 2001, $3.3 million in 2002, $2.8 million in 2003, and $2.3 million in 2004. Actual amortization may vary based upon changes in assumptions and experience.

Expenses and charges reimbursed under modified coinsurance agreements increased by $3.6 million due primarily to income received under a modified reinsurance agreement with an unaffiliated reinsurer.

Interest expense increased 102.6%, or $4.5 million, in 1999 from $4.4 million in 1998. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 1999, unchanged from the same period of 1998. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $4.3 million for the year ended December 31, 1999. Interest expense on a $75 million surplus note, issued September 30, 1999 and expiring September 29, 2029 was $1.5 million for the year ended December 31, 1999. Golden American also paid $0.8 million in 1999 and $1.8 million in 1998 to ING AIH for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $0.2 million and $0.3 million for the years ended December 31, 1999 and 1998, respectively. In addition, Golden American incurred interest expense of $0.2 million in 1998 on a line of credit with Equitable Life.

INCOME. Net income for 1999 was $11.2 million, an increase of $6.1 million from $5.1 million for 1998.

Comprehensive income for 1999 was $3.0 million, a decrease of $0.9 million from comprehensive income of $3.9 million for 1998.

                               FINANCIAL CONDITION

RATINGS. Currently, the Companies' ratings are A+ by A. M. Best Company, AA+ by Fitch IBCA, Duff & Phelps Credit Rating Company, and AA+ by Standard & Poor's Rating Services ("Standard & Poor's").

INVESTMENTS. The financial statement carrying value and amortized cost basis of the Companies' total investments increased 76.5% and 72.4%, respectively, during the first nine months of 2001 after decreasing slightly in 2000. All of the Companies' investments, other than mortgage loans on real estate, are carried at fair value in the Companies' financial statements. The increase in the carrying value of the Companies' investment portfolio was due mainly to net purchases, as well as changes in unrealized appreciation and depreciation of fixed maturities. Growth in the cost basis of the Companies' investment portfolio resulted from the investment of premiums from the sale of the Companies' fixed account options due mainly to the introduction of the Guarantee product. The Companies manage the growth of insurance operations in order to maintain adequate capital ratios. To support the fixed account options of the Companies' insurance products, cash flow was invested primarily in fixed maturities and mortgage loans on real estate.

At September 30, 2001 and December 31, 2000, the Companies investments had a yield of 6.3% and 6.7%, respectively. The Companies estimate the total investment portfolio, excluding policy loans, had a fair value approximately equal to 102.1% and 99.3% of amortized cost value at September 30, 2001 and December 31, 2000, respectively.

Fixed Maturities: At September 30, 2001, the Companies had fixed maturities with an amortized cost and an estimated fair value of $1.3 billion. The Companies classify 100% of securities as available for sale. Net unrealized appreciation of fixed maturities of $27.6 million was comprised of gross appreciation of $36.1 million and gross depreciation of $8.5 million. Net unrealized holding gains on these securities, net of adjustments for VPIF, DPAC, and deferred income taxes of $5.1 million, were included in stockholder's equity at September 30, 2001.

At December 31, 2000, the Companies had fixed maturities with an amortized cost of $798.8 million and an estimated fair value of $792.6 million. The Companies classify 100% of securities as available for sale. Net unrealized depreciation of fixed maturities of $6.2 million comprised of gross appreciation of $5.8 million and gross depreciation of $12.0 million. Depreciation of $1.5 million was included in stockholder's equity at December 31, 2000 (net of adjustments of $0.8 million to VPIF, $3.1 million to DPAC, and $0.8 million to deferred taxes).

The individual securities in the Companies' fixed maturities portfolio (at amortized cost) include investment grade securities, which include securities issued by the U.S. government, its agencies, and corporations that are rated at least A- by Standard & Poor's Rating Services ("Standard & Poor's") ($593.0 million or 45.6% at September 30, 2001 and $519.9 million or 65.1% at December 31, 2000), that are rated BBB+ to BBB- by Standard & Poor's ($297.7 million or 22.9% at September 30, 2001 and $117.9 million or 14.7% at December 31, 2000), and below investment grade securities, which are securities issued by corporations that are rated BB+ and lower by Standard & Poor's ($105.0 million or 8.0% at September 30, 2001 and $53.5 million or 6.7% at December 31, 2000). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1, 2, 3, 4, 5, or 6 ($306.1 million or 23.5% at September 30, 2001 and $106.9 million or 13.4% at December 31,
2000). The Companies' fixed maturity investment portfolio had a combined yield at amortized cost of 6.7% and 6.8% at September 30, 2001 and December 31, 2000, respectively.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

At September 30, 2001, the amortized cost value of the Companies' total investments in below investment grade securities, excluding mortgage-backed securities, was $98.1 million, or 5.6%, of the Companies' investment portfolio ($65.1 million, or 6.4% at December 31, 2000). The Companies do not expect the percentage of the portfolio invested in below investment grade securities, excluding mortgage-backed securities, to exceed 10% of the investment portfolio. At September 30, 2001, the yield at amortized cost on the Companies' below investment grade portfolio was 8.5% compared to 6.8% for the Companies' investment grade corporate bond portfolio. At December 31, 2000, the yield at amortized cost on the Companies' below investment grade portfolio was 8.2% compared to 6.6% for the Companies' investment grade corporate bond portfolio. The Companies estimate the fair value of the below investment grade portfolio was $92.5 million, or 94.3% of amortized cost value, at September 30, 2001 ($60.2 million, or 92.6% of amortized cost value, at December 31, 2000).

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are investment grade issuers. The Companies attempt to reduce the overall risk in the below investment grade portfolio, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Companies analyze the investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Companies' ability to realize the carrying value on any investment has been impaired. For debt and equity securities, if impairment in value is determined to be other than temporary (i.e. if it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Companies' portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Companies' net income in future periods.

During the first nine months of 2001 and the year ended December 31, 2000, fixed maturities designated as available for sale with a combined amortized cost of $406.3 million and $211.3 million, respectively, were sold, called, or repaid by their issuers. In total, net pre-tax gains from sales, calls, and repayments of fixed maturities amounted to $1.4 million in the first nine months to September
2001. During the first nine months of 2001, Golden American determined that the carrying value of four impaired bonds exceeded their estimated net realizable value. As a result, at September 30, 2001, Golden American recognized a total pre-tax loss of approximately $1,279,000 to reduce the carrying value of the bonds to their net realizable value of $565,000. For year ended December 31, 2000, net pre-tax losses from sales, calls, and repayment of fixed maturities amounted to $6.1 million, excluding the $142,000 pre-tax loss recognized in June 2000 to reduce the carrying value of an impaired bond to its net realizable value of $315,000.

Equity Securities: Equity securities with a cost of $8.6 million were redeemed during the first nine months of 2001 resulting in a realized loss of $1.6 million. At September 30, 2001, the Companies owned equity securities with a cost of $66,000. As of December 31, 2000, equity securities at market represent 0.7% of the fair value of the Companies' investment portfolio. At December 31, 2000, the Companies owned equity securities with a cost of $8.6 million and an estimated fair value of $6.8 million. Net unrealized depreciation of equity securities was comprised entirely of gross depreciation of $1.8 million. Equity securities are primarily comprised of investments in shares of the mutual funds underlying the Companies' registered separate accounts.

Mortgage Loans on Real Estate: Mortgage loans on real estate represent 12.3% of the Companies' investment portfolio at September 30, 2001. Mortgages outstanding were $215.1 million at September 30, 2001 with an estimated fair value of $223.8 million. Mortgages outstanding at amortized cost were $99.9 million at December 31, 2000 with an estimated fair value of $100.5 million. The Companies' mortgage loan portfolio includes 60 loans with an average size of $2.5 million at September 30, 2001. The Companies' mortgage loans on real estate are typically secured by occupied buildings in major metropolitan locations and not speculative developments and are diversified by type of property and geographic location. Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as Ohio (20% in 2001 and 4% in 2000) and California (15% in 2001 and in 2000). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at September 30, 2001 and December 31, 2000. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (22% in 2001 and 29% in 2000), industrial buildings (18% in 2001 and 11% in 2000), retail facilities (20% in 2001 and 18% in 2000), and multi-family apartments (36% in 2001 and 10% in
2000). At September 30, 2001 and December 31, 2000, the yield on the Companies' mortgage loan portfolio was 7.0% and 7.3%, respectively.

Mortgage loans on real estate represent 9.9% of the Companies' investment portfolio at December 21, 2000. Mortgages outstanding at amortized cost were $99.9 million at December 31, 2000 with an estimated fair value of $100.5 million. The Companies' mortgage loan portfolio includes 56 loans with an average size of $1.8 million and average seasoning of 0.6 years if weighted by the number of loans. The Companies' mortgage loans on real estate are typically secured by occupied buildings in major metropolitan locations and not speculative developments and are diversified by type of property and geographic location. Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (15% in 2000 and 12% in 1999), and Utah (9% in 2000, 10% in 1999). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at December 31, 2000 and 1999. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (29% in 2000, 34% in 1999), industrial buildings (35% in 2000, 33% in 1999), retail facilities (18% in 2000, 19% in 1999), and multi-family apartments (10% in 2000 and 10% in 1999). At December 31, 2000, the yield on the Companies' mortgage loan portfolio was 7.3%.

At September 30, 2001 and December 31, 2000, no mortgage loan on real estate was delinquent by 90 days or more. The Companies' loan investment strategy is consistent with other life insurance subsidiaries of ING in the United States. The Companies have experienced a historically low default rate in their mortgage loan portfolios.

OTHER ASSETS. Reinsurance recoverables increased $48.4 million during the first nine months of 2001 and $19.1 million during 2000, due largely to an increase of $45.9 million during the first nine months of 2001 and $14.6 million during 2000 in reinsurance reserves from an intercompany reinsurance agreement between Golden American and Security Life of Denver International Limited. On December 28, 2000, effective

January 1, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits. Negative equity market returns during 2001 led to the increase in the reinsurance reserves under this agreement. The remainder of the increase in 2000 was mainly due to an increase in reinsurance receivable from surrenders, and was consistent with an increase in ceded premiums from 1999 to 2000.

Amounts due from affiliates were $10,000 and $38.8 million at September 30, 2001 and December 31, 2000, respectively. At December 31, 2000, the companies had a receivable of $35.0 million related to a capital contribution from its parent Equitable of Iowa. Most of the remaining balance at December 31, 2000 was due to receivable for management fee revenues. The increase was due to higher management fees in the current year as well as the timing of the receivable settlement.

Accrued investment income decreased $1.6 million during 2000, due to a shift from long-term to short-term investments at December 31, 2000 as compared to December 31, 1999.

DPAC represents certain deferred costs of acquiring new insurance business, principally first year commissions and interest bonuses, premium credits, and other expenses related to the production of new business after the acquisition of Equitable of Iowa and its subsidiaries by ING Groep N.V. ("ING") on October 24, 1997 (the "acquisition date"). The Companies' previous balances of DPAC and VPIF were eliminated as of the acquisition date, and an asset representing VPIF was established for all policies in force at the acquisition date. VPIF is amortized into income in proportion to the expected gross profits of in force acquired business in a manner similar to DPAC amortization. Any expenses which vary directly with the sales of the Companies' products are deferred and amortized. At September 30, 2001, the Companies had DPAC and VPIF balances of $635.7 million and $17.3 million, respectively ($635.1 million and $25.9 million, respectively, at December 31, 2000). During the first nine months of 2001 and 2000, VPIF was adjusted to increase amortization by $1,116,000 and by $687,000, respectively, to reflect changes in the assumptions related to the timing of estimated gross profits.

Goodwill totaling $151.1 million, representing the excess of the acquisition cost over the fair value of net assets acquired, was established at the merger date. Accumulated amortization of goodwill as of September 30, 2001 and December 31, 2000 was $14.8 million and $11.9 million, respectively.

Other assets increased $17.0 million during first nine months of 2001 and $29.5 million during 2000, due mainly to increases in the receivable for securities sold.

At September 30, 2001, the Companies had $9.2 billion of separate account assets compared to $9.8 billion at December 31, 2000. At December 31, 2000, the Companies had $9.8 billion of separate account assets compared to $7.6 billion at December 31, 1999. The increase in separate account assets resulted from sales of the Companies' variable annuity products, net of redemptions and reinsurance, and from net policyholder transfers to the separate account options from the fixed account options within the variable products. The increase was partially offset by negative equity market returns. At September 30, 2001, the Companies had total assets of $12.0 billion, relatively unchanged from December 31, 2000. At December 31, 2000, the Companies had total assets of $11.9 billion, a 26.2% increase from December 31, 1999.

LIABILITIES. During the nine months ended September 30, 2001, future policy benefits for annuity and interest sensitive life products increased $604.9 million, or 56.9%, to $1.7 billion reflecting net sales of the Companies' fixed account net of transfers to the separate account options.

Separate account liabilities decreased $587.2 million, or 6.0% to $9.2 billion at September 30, 2001. Net contributions to the separate account were more than offset by a decrease in separate account liabilities resulting from the negative equity market returns.

During the year ended December 31, 2000, future policy benefits for annuity and interest sensitive life products increased $29.2 million, or 2.8%, to $1.1 billion reflecting mainly an increase in reserves due to the introduction of minimum guaranteed living benefits as new riders available to policyholders as of February,

2000 on certain variable products. Sales, net of redemptions and reinsurance, and increased transfer activity to the separate account options accounted for the $2.2 billion, or 30.0%, increase in separate account liabilities to $9.8 billion at December 31, 2000.

On December 30, 1999, Golden American issued a $50 million, 8.179% surplus note to Equitable Life, which matures on December 29, 2029. On December 8, 1999, Golden American issued a $35 million, 7.979% surplus note to First Columbine Life Insurance Company, an affiliate, which matures on December 7, 2029. On September 30, 1999, Golden American issued a $75 million, 7.75% surplus note to ING AIH, which matures on September 29, 2029. On December 30, 1999, ING AIH assigned the surplus note to Equitable Life. On December 30, 1998, Golden American issued a $60 million, 7.25% surplus note to Equitable Life, which matures on December 29, 2028. On December 17, 1996, Golden American issued a $25 million, 8.25% surplus note to Equitable of Iowa, which matures on December 17, 2026. As a result of the merger of Equitable of Iowa into EIC, the surplus note is now payable to EIC.

Amounts due to affiliates decreased $10.5 million or 52.6% to $9.4 million during the first nine months of 2001. This is mainly due to the partial cash settlement of a liability for the modified coinsurance agreement with Equitable Life.

During the year ended December 31, 2000, amounts due to affiliates increased by $7.2 million from $12.7 million at December 31, 1999 to $19.9 million at December 31, 2000. This was mainly due to the overpayment of the cash settlement for the modified coinsurance agreement with an affiliate.

Other liabilities increased $26.0 million or 37.5% to $95.4 million during the first nine months of 2001 due to the increase in the payable for securities purchased. Other liabilities increased $16.2 million from $53.2 million at December 31, 1999, due primarily to the timing of the settlement of account transfers, an increase in outstanding checks, and an increased pension liability, partly offset by a decrease in the payable for securities purchased.

The Companies total liabilities increased $35 million, during the first nine months 2001 and totaled $11.3 billion at September 30, 2001. In conjunction with the volume of variable annuity sales, the Companies' total liabilities increased $2.3 billion, or 26.0%, during 2000 and totaled $11.2 billion at December 31, 2000.

The effects of inflation and changing prices on the Companies' financial position are not material since insurance assets and liabilities are both primarily monetary and remain in balance. An effect of inflation, which has been low in recent years, is a decline in stockholder's equity when monetary assets exceed monetary liabilities.

STOCKHOLDER'S EQUITY. Additional paid-in capital increased $131.0 million, or 22.4% from December 31, 2000 due to capital contributions from the Parent. Additional paid-in capital increased $115.0 million, or 24.5%, from December 31, 1999 to $583.6 million at December 31, 2000, due to capital contributions from the Parent.

                         LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Companies to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities. The Companies' principal sources of cash are variable annuity premiums and product charges, investment income, maturing investments, proceeds from debt issuance, and capital contributions made by the Parent. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, investment purchases, repayment of debt, as well as withdrawals and surrenders.

Net cash provided by operating activities was $190.4 million in the first nine months of 2001 compared to net cash provided by operating activities of $142.9 million in the same period of 2000. Net cash provided by operating activities was $72.7 million in 2000 compared to net cash used by operating activities of $74.0 million in 1999. The Companies have predominantly had negative cash flows from operating activities since Golden American started issuing variable insurance products in 1989. These negative operating cash flows result primarily from commissions and other deferrable expenses related to the continued growth in the variable annuity products. For the nine months ended September 30, 2001 and 2000, negative operating cash flows have been offset by the effects of a modified coinsurance agreement entered into during the second quarter of 2000 with Equitable Life. This resulted in a net cash settlement of $192.5 million in the first nine months of 2001. For the nine months ended September 30, 2000, this modified coinsurance resulted in a net cash settlement of $214.7 million. Also contributing to the increase in net cash provided by operating activities for the first nine months of 2001 as compared to 2000 is an increase in reserves for guaranteed benefits due to the negative equity market returns. During 2000, these negative cash flows were offset by the effects of a modified coinsurance agreement entered into with an affiliate which resulted in the reimbursement of policy acquisition costs incorporated in a net cash settlement of $218.8 million. This was partially offset also by the use of cash from increases in reinsurance recoverable, due from affiliates and other assets.

Net cash used in investing activities was $597.3 million during the first nine months of 2001 compared to net cash provided by investing activities of $70.5 million in the same period of 2000. This increase in the net cash used in investing activities is primarily due to net purchases of fixed maturities and mortgage loans on real estate during the first nine months of 2001 versus net sales in 2000. Net purchases of fixed maturities reached $504.1 million during the first nine months of 2001 versus net sales of $53.1 million in the same period of 2000. Net purchases of mortgage loans on real estate reached $115.4 million in the first nine months of 2000 versus net purchases of $4.7 million during the same period in 2000. These investment purchases were mainly due to an increase in sales of the Companies fixed account options, primarily from the introduction of the Guarantee product in the fourth quarter of 2000.

Net cash provided by investing activities was $28.0 million during 2000 as compared to net cash used in investing activities of $177.5 million in 1999. This increase is primarily due to lower purchases of fixed maturities during 2000 than in 1999. Net sales of fixed maturities totaled $51.1 million in 2000 versus net purchases of $124.0 million in 1999. This change was mainly due to the relatively constant level policyholder account balances in the fixed account options during 2000 as compared to an increase during 1999, combined with a shift toward short-term investments.

Net cash provided by financing activities was $526.9 million during the first nine months of 2001 compared to net cash used in financing activities of $162.4 million during the same period in 2000. In the first nine months of 2001, net cash provided by financing activities was positively impacted by net fixed account deposits of $965.3 million compared to $379.6 million in the same period of 2000 due primarily to the introduction of the Guarantee product in the fourth quarter of 2000. In addition, there was a decrease of $49.8 million in net reallocations to Separate Accounts. In the first nine months of 2001, net cash provided by financing activities was positively impacted by an increase in capital contributions from the Parent. The Companies received $131.0 million and $80.0 million of capital contributions from the Parent in the first nine months of 2001 and 2000, respectively.

Net cash used by financing activities was $51.9 million during 2000 as compared to net cash provided by financing activities of $259.2 million during the prior year. In 2000, net cash provided by financing activities was positively impacted by net fixed account deposits of $660.4 million compared to $627.1 million in 1999. This increase was more than offset by net reallocations to the Companies' separate accounts, which increased to $825.9 million from $650.3 million during the prior year. In 2000, another important source of cash provided by financing activities was $115.0 million in capital contributions from the Parent compared to $121.0 million in 1999. Another source of cash provided by financing activities during 1999 was $160.0 million in proceeds from surplus notes. No surplus notes were issued during 2000.

The Companies' liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. Golden American maintains a $65.0 million reciprocal loan agreement with ING AIH, which expires on December 31, 2007. In addition, the Companies have established an $85.0 million revolving note facility with SunTrust Bank, Atlanta. This revolving note payable was amended and restated in April 2001 with an expiration date of May 31, 2002. Management believes these sources of liquidity are adequate to meet the Companies' short-term cash obligations.

Based on current trends, the Companies expect to continue to use net cash in operating activities before reinsurance. It is anticipated that a continuation of capital contributions from the Parent, the issuance of additional surplus notes, and/or the use of modified coinsurance agreements will cover these net cash outflows. ING AIH is committed to the sustained growth of Golden American. During 2001, ING AIH will maintain Golden American's statutory capital and surplus at the end of each quarter at a level such that: 1) the ratio of Total Adjusted Capital divided by Company Action Level Risk Based Capital exceeds 300%; 2) the ratio of Total Adjusted Capital (excluding surplus notes) divided by Company Action Level Risk Based Capital exceeds 200%; and 3) Golden American's statutory capital and surplus exceeds the "Amounts Accrued for Expense Allowances Recognized in Reserves" as disclosed on page 3, Line 13A of Golden American's statutory statement.

During the first quarter of 1999, Golden American's operations were moved to a new site in West Chester, Pennsylvania. Currently, Golden American occupies 125,000 square feet of leased space. From January 1, 2001 to September 30, 2001, First Golden's principal office was located in New York, New York, where certain of the companies' records were maintained. The 2,568 square feet of office space is leased through 2001. As of October 1, 2001, First Golden's principal office moved to Woodbury, New York.

The ability of Golden American to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2001, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing. The management of First Golden does not anticipate paying dividends to Golden American during 2001.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Companies have complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate that the Companies have total adjusted capital well above all required capital levels.

Reinsurance: At June 30, 2001, Golden American had reinsurance treaties with five unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. At December 31, 2000, Golden American had reinsurance treaties with six unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued on or after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $25,000,000 related to this agreement. Effective September 30, 2001, the agreement was amended, and the letter of credit amount was revised to $60 million.

On December 29, 2000, First Golden entered into a reinsurance treaty with London Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued on or after January 1, 2000.

                         MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Companies' operations, including investment decisions, product development, and crediting rates determination. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables include contractholder behavior and the variable separate accounts' performance.

Contractholders bear the majority of the investment risks related to the variable insurance products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed by contractholders, not by the Companies (subject to, among other things, certain minimum guarantees). The Companies' products also provide certain minimum death and guaranteed living benefits that depend on the performance of the variable separate accounts. Currently, the majority of death and living benefit risks are reinsured, which protects the Companies from adverse mortality experience and prolonged capital market decline.

A surrender, partial withdrawal, transfer, or annuitization made prior to the end of a guarantee period from the fixed account may be subject to a market value adjustment. As the majority of the liabilities in the fixed account are subject to market value adjustment, the Companies do not face a material amount of market risk volatility. The fixed account liabilities are supported by a portfolio principally composed of fixed rate investments that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available for sale. This enables the Companies to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks, as well as other risks. The Companies' asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is no material solvency risk to the Companies. With respect to a 10% drop in equity values from September 30, 2001 levels, variable separate account funds, which represent 85% of the in force, pass the risk in underlying fund performance to the contractholder (except for certain minimum guarantees). With respect to interest rate movements up or down 100 basis points from September 30, 2001 levels, the remaining 15% of the in force are fixed account funds and almost all of these have market value adjustments which provide significant protection against changes in interest rates.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statement contained herein or in any other oral or written statement by the Companies or any of their officers, directors, or employees is qualified by the fact that actual results of the Companies may differ materially from such statement, among other risks and uncertainties inherent in the Companies' business, due to the following important factors:

       1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Companies to sell their products, the market value and liquidity of the Companies' investments, fee revenue, and the lapse rate of the Companies' policies, notwithstanding product design features intended to enhance persistency of the Companies' products.

       2. Changes in the federal income tax laws and regulations, which may affect the tax status of the Companies' products.

       3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Companies' products.

       4.    Increasing competition in the sale of the Companies' products.

       5. Other factors that could affect the performance of the Companies, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design, and sales volume by significant sellers of the Companies' variable products.

                                OTHER INFORMATION

SEGMENT INFORMATION. During the period since the acquisition by Bankers Trust, September 30, 1992 to date of this Prospectus, Golden American's operations consisted of one business segment, the sale of variable insurance products. Golden American and its affiliate DSI are party to in excess of 620 sales agreements with broker-dealers, seven of whom, Locust Street Securities, Inc., Vestax Securities Corporation, Compu Life Investors Services, Inc., IFG Network Securities, Inc., Multi-Financial Securities Corporation, Primevest Financial Services and Washington Square Securities, Inc. are affiliates of Golden American. As of December 31, 2000, one broker-dealer produces 10% or more of Golden American's product sales net of reinsurance.

RESERVES. In accordance with the life insurance laws and regulations under which Golden American operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on outstanding Contracts. Reserves, based on valuation mortality tables in general use in the United States, where applicable, are computed to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, make adequate provision according to presently accepted actuarial standards of practice, for the anticipated cash flows required by the contractual obligations and related expenses of Golden American.

COMPETITION. Golden American is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products comparable to those of Golden American. There are over 2500 stock, mutual and other types of insurers in the life insurance business in the United States, a substantial number of which are significantly larger than Golden American.

AGREEMENTS WITH AFFILIATES. Pursuant to a service agreement between Golden American and Equitable Life, Equitable Life provides certain administrative, financial and other services to Golden American. Equitable Life billed Golden American and its subsidiary First Golden American Life Insurance Company of New York ("First Golden") $0.2 million for the first six months of 2001, $1.3 million for 2000, and $1.3 million for 1999 under this service agreement.

Golden American provides to DSI certain of its personnel to perform management, administrative and clerical services and the use of certain facilities. Golden American charges DSI for such expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, and the remainder allocated based on the estimated amount of time spent by Golden American's employees on behalf of DSI. In the opinion of management, this method of cost allocation is reasonable. In 1995, the service agreement between DSI and Golden American was amended to provide for a management fee from DSI to Golden American for managerial and supervisory services provided by Golden American. This fee, calculated as a percentage of average assets in the variable separate accounts, was $17.2 million, $21.3 million and $10.1 million for the first six months of 2001 and the years 2000 and 1999, respectively.

Since January 1, 1998, Golden American and First Golden have had an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services for a fee, based on assets under management and payable quarterly. For the first nine months of 2001 and for the years ended December
31, 2000 and 1999, Golden American and First Golden incurred fees of $2.9 million, $2.5 million and $2.2 million, respectively, under this agreement.

Since 1997, Golden American has provided certain advisory, computer and other resources and services to Equitable Life. Revenues for these services totaled $4.0 million for the first nine months of 2001 and $6.2 million for 2000 and $6.1 million for 1999.

First Golden provides resources and services to DSI. Revenues for these services totaled $0.1 million for the first nine months of 2001 and $0.2 million for 2000 and $0.4 for 1999.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services totaled $0.5 million for the first nine months of 2001 and $0.5 million for 2000 and $0.2 million for 1999.

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $0.3 million in the first nine months of 2001 and $0.6 million for 2000 and $0.5 million for 1999.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies totaled $0.2 million for the first nine months of 2001 and $0.3 million for 2000 and $0.2 million for 1999.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies totaled $0.08 million for the first nine months of 2001 and $0.1 million for 2000 and $0.1 million for 1999.

Golden American has a guaranty agreement with Equitable Life, an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2001 and for 2000, Golden American incurred a fee of $12,000 and $7,000, respectively, under this agreement. No annual fee was paid in 1999.

DISTRIBUTION AGREEMENT. Under a distribution agreement, DSI acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by Golden American which as of December 31, 2000, are sold through other broker/dealer institutions. For the first nine months of 2001 and the years 2000 and 1999, commissions paid by Golden American to DSI (including commissions paid by First Golden) aggregated $160.0 million, $208.9 million and $181.5 million, respectively.

EMPLOYEES. Certain officers of Golden American are also officers of DSI, and their salaries are allocated among both companies. Certain officers of Golden American are also officers of other Equitable of Iowa subsidiaries. See "Directors and Executive Officers."

PROPERTIES. Golden American's principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380, where most of Golden American's records are maintained. This office space is leased. Other records are maintained in Des Moines and Atlanta at the offices of Equitable Life and ING, respectively.

STATE REGULATION. Golden American is subject to the laws of the State of Delaware governing insurance companies and to the regulations of the Delaware Insurance Department (the "Insurance Department"). A detailed financial statement in the prescribed form (the "Annual Statement") is filed with the Insurance Department each year covering Golden American's operations for the preceding year and its financial condition as of the end of that year. Regulation by the Insurance Department includes periodic examination to determine contract liabilities and reserves so that the Insurance Department may certify that these items are correct. Golden American's books and accounts are subject to review by the Insurance Department at all times. A full examination of Golden American's operations is conducted periodically by the Insurance Department and under the auspices of the NAIC.

In addition, Golden American is subject to regulation under the insurance laws of all jurisdictions in which it operates. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Golden American is required to file the Annual Statement with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by these agencies at regular intervals.

The NAIC has adopted several regulatory initiatives designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formula for determining adequate levels of capital and surplus. Insurance companies are required to calculate their risk-based capital in accordance with this formula and to include the results in their Annual Statement. It is anticipated that these standards will have no significant effect upon Golden American. For additional information about the Risk-Based Capital adequacy monitoring system and Golden American, see "Management's Discussion and Analysis Results of Operations."

In addition, many states regulate affiliated groups of insurers, such as Golden American, and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred by other insurance companies which have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength. For information regarding Golden American's estimated liability for future guaranty fund assessments, see Note 10 of Notes to Financial Statements.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Certain insurance products of Golden American are subject to various federal securities laws and regulations. In addition, current and proposed federal measures which may significantly affect the insurance business include regulation of insurance company solvency, employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies and the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

DIRECTORS AND OFFICERS

NAME (AGE)                        POSITION(S) WITH THE COMPANY
--------------------------        ----------------------------------------------
Robert C. Salipante (45)          Chief Executive Officer and Director
Chris D. Schreier (45)            President
Barnett Chernow (51)              President and CEO, Investment Products Group
Kimberly J. Smith (39)             Executive Vice President, General Counsel and
                                     Assistant Secretary
Wayne R. Huneke (50)              Director and Chief Financial Officer
Thomas J. McInerney (45)          Director
Mark A. Tullis (46)               Director
Phillip R. Lowery (48)            Director
Paula Cludray-Engelke (45)        Secretary
James R. McInnis (53)             Executive Vice President and Chief Marketing
                                     Officer
Stephen J. Preston (44)           Executive Vice President and Chief Actuary
David S. Pendergrass (41)         Vice President and Treasurer
David L. Jacobson (52)            Senior Vice President and Assistant Secretary
William L. Lowe (37)              Senior Vice President
Steven G. Mandel (42)             Senior Vice President and Chief Information
                                     Officer
Gary F. Haynes (56)               Senior Vice President

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors are directors of insurance company subsidiaries of Golden American's parent, Equitable of Iowa. Golden American's directors and senior executive officers and their principal positions for the past five years are listed below:


Mr. Robert C. Salipante was elected Director and Chief Executive Officer of Golden American in March, 2001. He has served as a Director of ReliaStar Life Insurance Company from October, 1995 to the present. He served ReliaStar Financial Corp. from February, 1996 to November, 1996 as Senior Vice President, Individual Insurance Division and Technology and from November, 1996 to July, 1999 as Senior Vice President, Personal Financial Services. He was elected President, Chief Operating Officer and Director of ReliaStar Financial Corp. July, 1999 to August, 2000. He became General Manager and Chief Executive Officer, US Retail Financial Services in September, 2000. He served as General Manager and Chief Executive Officer, ING U.S. Retail Financial Services in 2000 to 2001. He became General Manager and President, ING U.S. Financial Services in December 2001 to present.

Mr. Chris D. Schreier was elected President of Golden American in March, 2001. From January, 1994 to September, 1996 he served as Assistant Vice President and Assistant Controller for ReliaStar Financial Corp. He was elected Second Vice President of ReliaStar Financial Corp. and ReliaStar Life Insurance Company from September, 1996 to January, 1999. He has served as Vice President and Controller of ReliaStar Financial Corp. since January, 1999. He became Controller, ING U.S. Financial Services in December 2001 to present.

Mr. Barnett Chernow became President and CEO of Investment Products Group in March 2001. From 1998 to 2001, Mr. Chernow served as President of Golden American and First Golden. From 1996 to 1998, Mr. Chernow served as Executive Vice President of First Golden. From 1993 to 1998, Mr. Chernow also served as Executive Vice President of Golden American. He was elected to serve as a director of First Golden in June, 1996 and Golden American in April, 1998. He served as President and Chief Executive Officer of Investment Products Group from March, 2001 to October 2001. He became Head of Retail Product/Financial Management, ING U.S. Financial Services in December, 2001 to present.

Ms. Kimberly J. Smith joined Golden American in December, 2001 as Executive Vice President, General Counsel and Assistant Secretary of First Golden, and Chief Counsel of U.S. Retail Financial Services. From January, 1996 through December, 2001 she was a partner with the law firm of Sutherland, Asbill & Brennan, LLP.

Mr. Wayne R. Huneke was elected Director, Senior Vice President and Chief Financial Officer of Golden American in March, 2001. Since October, 1995 he has served as a Director of ReliaStar Life Insurance Company. He served ReliaStar Financial Corp. as Senior Vice President, Chief Financial Officer from August, 1994 to November, 1997, from November, 1997 to May, 1999 he served as Senior Vice President, ReliaStar Financial Markets. He became Senior Executive Vice President of ReliaStar Financial Corp. in May, 1999. He became Chief Financial Officer, ING U.S. Financial Services in December, 2001 to present.

Mr. Thomas J. McInerney was elected as a Director of Golden American in March, 2001. He served Aetna U.S. Healthcare, Inc. as Vice President, National Accounts from April, 1996 to March, 1997. From August, 1997 to the present he has served as Director and from September, 1997 to the present he has served as President of Aetna Life Insurance & Annuity Company. He has served as President and Director of Aetna Insurance Company of America from September, 1997 to the present. He became Chief Executive Officer, ING U.S. Financial Services in December, 2001 to present.

Mr. Mark A. Tullis became a Director of Golden American and First Golden in December 1999. He has served as Executive Vice President, Strategy and Operations for ING Americas Region since September 1999. From June, 1994 to August, 1999, he was with Primerica, serving as Executive Vice President at the time of his departure. He became Chief of Staff and General Manager, ING Americas in December, 2001 to present.

Mr. Phillip R. Lowery became a Director of Golden American in April, 1999 and First Golden in December, 1999. He has served as Executive Vice President and Chief Actuary for ING Americas Region since 1990. He became Chief Actuary, ING Americas in December, 2001 to present.


Ms. Cludray-Engelke served with ReliaStar Life Insurance Company (f/k/a Northwestern National Life Insurance Company) in various compliance positions. From October, 2000 to the present she has served as an Attorney with ING US Legal Services.

Mr. James R. McInnis joined Golden American and First Golden in December, 1997 as Executive Vice President. From 1982 through November, 1997, he held several positions with the Endeavor Group and was President upon his departure.

Mr. David S. Pendergrass was elected Treasurer and Vice President of Golden American in December, 2000. Since October, 1995 he has served as a Vice President and Treasurer of ING North America Insurance Corporation.

Mr. David L. Jacobson joined Golden American in November, 1993 as Vice President and Assistant Secretary and became Senior Vice President in December, 1993. He was elected Senior Vice President and Assistant Secretary for First Golden in June, 1996.

Mr. Stephen J. Preston joined Golden American in December, 1993 as Senior Vice President, Chief Actuary and Controller. He became an Executive Vice President and Chief Actuary in June, 1998. He was elected Senior Vice President and Chief Actuary of First Golden in June, 1996 and elected Executive Vice President in June, 1998.

Mr. William L. Lowe joined Equitable Life as Vice President, Sales & Marketing in January, 1994. He became a Senior Vice President, Sales & Marketing, of Golden American in August, 1997. He was also President of Equitable of Iowa Securities Network, Inc. until October, 1998.

Mr. Steven G. Mandel joined Golden American in October 1988 and became Senior Vice President and Chief Information Officer in June, 1998.


COMPENSATION TABLE AND OTHER INFORMATION

The following sets forth information with respect to the Chief Executive Officer of Golden American as well as the annual salary and bonus for the next five highly compensated executive officers for the fiscal year ended December 31, 2000. Certain executive officers of Golden American are also officers of DSI and First Golden. The salaries of such individuals are allocated among Golden American, DSI and First Golden pursuant to an arrangement among these companies.

EXECUTIVE COMPENSATION TABLE

The following table sets forth information with respect to the annual salary and bonus for Golden American's Chief Executive Officer and the four other most highly compensated executive officers for the fiscal year ended December 31, 2000. Information for the fiscal year ended December 31, 2001 was not available as of the date of this prospectus.

These officers serve other roles to affiliated companies and these salaries include compensation for these services.

                                                                                  LONG-TERM
                                            ANNUAL COMPENSATION                 COMPENSATION
                                       ---------------------------        ---------------------------
                                                                           RESTRICTED      SECURITIES
NAME AND                                                                  STOCK AWARDS     UNDERLYING       ALL OTHER
PRINCIPAL POSITION           YEAR        SALARY          BONUS/1/         OPTIONS           OPTIONS       COMPENSATION/2/
------------------           ----      -----------     -----------        ------------     ----------     ---------------
Barnett Chernow..........    2000      $   409,447     $    638,326                           10,200         $  26,887
President                    1999      $   300,009     $    698,380                            6,950         $  20,464
                             1998      $   284,171     $    105,375           8,000

James R. McInnis.........    2000      $   337,543     $  1,210,898                            5,200         $  19,487
Executive Vice               1999      $   250,007     $    955,646                            5,550         $  15,663
President                    1998      $   250,004     $    626,245           2,000

William L. Lowe..........    2000      $   205,144     $    821,545                            3,500         $      81
Senior Vice                  1999      $   191,589     $    737,933                                          $   2,924
President                    1998      $   165,816     $    528,299                                          $     756

Stephen J. Preston.......    2000      $   230,170     $    426,994                            5,000         $  14,713
Executive Vice               1999      $   198,964     $    235,002            2,050                         $  12,564
President and                1998      $   173,870     $     32,152            3,500
Chief Actuary

Gary Haynes..............    2000      $   201,136     $    404,773                            3,000         $  14,735
Senior Vice                  1999      $   159,030     $     50,000                                          $   9,540
President

-------------------------
1   The amount shown relates to bonuses paid in 2000, 1999 and 1998.

2 Other compensation for 2000 and 1999 includes a business allowance for each named executive which is required to be applied to specific business expenses of the named executive.

OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2000

                                                                                         POTENTIAL
                                           % OF TOTAL                               REALIZABLE VALUE AT
                            NUMBER OF        OPTIONS                                  ASSUMED ANNUAL
                           SECURITIES      GRANTED TO                                 RATES OF STOCK
                           UNDERLYING       EMPLOYEES    EXERCISE                   PRICE APPRECIATION
                             OPTIONS        IN FISCAL     OR BASE    EXPIRATION      FOR OPTION TERM/3/
NAME                        GRANTED/1/         YEAR       PRICE/2/       DATE          5%          10%
----                       -----------     ----------    ---------   ----------     --------    --------
Barnett Chernow..........     10,200        0.85%         $54.56     04/03/2010     $348,987    $886,937
James R. McInnis.........      5,200        0.43%         $54.56     04/03/2010     $178,425    $452,164
William L. Lowe..........      3,500        0.29%         $54.56     04/03/2010     $120,094    $304,341
Stephen J. Preston.......      5,000        0.42%         $54.56     04/03/2010     $171,562    $434,773
Gary Haynes..............      3,000        0.25%         $54.56     04/03/2010     $102,937    $260,864

1 Stock appreciation rights granted in 2000 to the officers of Golden American have a three-year vesting period and an expiration date as shown.

2 The base price was equal to the fair market value of ING's stock on the date of grant.

3 Total dollar gains based on indicated rates of appreciation of share price over the total term of the rights.

--------------------------------------------------------------------------------
   UNAUDITED FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

For the Nine Months Ended September 30, 2001

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                  (Dollars in thousands, except per share data)


                                                                             September 30, 2001       December 31, 2000
                                                                             ------------------       -----------------
ASSETS
Investments:
   Fixed maturities, available for sale, at fair value
     (cost: 2001 - $1,301,768; 2000 - $798,751)........................        $    1,329,414           $     792,578
   Equity securities, at fair value
   (cost: 2001 - $66; 2000 - $8,611)...................................                    52                   6,791
   Mortgage loans on real estate.......................................               215,059                  99,916
   Policy loans........................................................                14,454                  13,323
   Short-term investments..............................................                    --                  17,102
                                                                               --------------           -------------
Total investments......................................................             1,558,979                 929,710

Cash and cash equivalents..............................................               272,826                 152,880
Reinsurance recoverable................................................                21,891                  19,331
Reinsurance recoverable from affiliate.................................                60,500                  14,642
Due from affiliates....................................................                    10                  38,786
Accrued investment income..............................................                18,326                   9,606
Deferred policy acquisition costs......................................               635,737                 635,147
Value of purchased insurance in force .................................                17,286                  25,942
Current income taxes recoverable.......................................                     3                     511
Deferred income tax asset..............................................                 4,757                   9,047
Property and equipment, less allowances for depreciation of
   $9,337 in 2001 and $5,638 in 2000...................................                11,248                  14,404
Goodwill, less accumulated amortization of $14,798 in 2001
   and $11,964 in 2000.................................................               136,329                 139,163
Other assets...........................................................                48,989                  32,019
Separate account assets................................................             9,244,329               9,831,489
                                                                               --------------           -------------
Total assets...........................................................        $   12,031,210           $  11,852,677
                                                                               ==============           =============

LIABILITIES AND STOCKHOLDER'S EQUITY
Policy liabilities and accruals:
   Future policy benefits:
     Annuity and interest sensitive life products......................        $    1,667,756           $   1,062,891
     Unearned revenue reserve..........................................                 6,436                   6,817
   Other policy claims and benefits....................................                   810                      82
                                                                               --------------           -------------
                                                                                    1,675,002               1,069,790

Surplus notes..........................................................               245,000                 245,000
Revolving note payable.................................................                 1,400                      --
Due to affiliates......................................................                 9,429                  19,887
Other liabilities......................................................                95,356                  69,374
Separate account liabilities...........................................             9,244,329               9,831,489
                                                                               --------------           -------------
                                                                                   11,270,516              11,235,540
Commitments and contingencies
Stockholder's equity:
   Common stock, par value $10 per share, authorized, issued,
   and outstanding 250,000 shares......................................                 2,500                   2,500
   Additional paid-in capital..........................................               714,640                 583,640
   Accumulated other comprehensive income (loss).......................                 5,067                  (4,046)
   Retained earnings ..................................................                38,487                  35,043
                                                                               --------------           -------------
Total stockholder's equity.............................................               760,694                 617,137
                                                                               --------------           -------------
Total liabilities and stockholder's equity.............................        $   12,031,210           $  11,852,677
                                                                               ==============           =============


                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                             (Dollars in thousands)

                                                                   For the Nine            For the Nine
                                                                   Months Ended            Months Ended
                                                                September 30, 2001      September 30, 2000
                                                                ------------------      ------------------
Revenues:
   Annuity and interest sensitive life product charges.......      $   117,308              $  103,923
   Management fee revenue....................................           18,675                  16,827
   Net investment income.....................................           67,020                  47,896
   Realized losses on investments............................           (1,529)                 (4,546)
                                                                   -----------              ----------
                                                                       201,474                 164,100

Insurance benefits and expenses:
 Annuity and interest sensitive life benefits:
   Interest credited to account balances.....................          124,061               146,672
   Guaranteed benefits reserve change........................           16,615                      --
   Benefit claims incurred in excess of account balances.....           (5,557)                  1,680
 Underwriting, acquisition, and insurance expenses:
   Commissions...............................................          160,752               160,105
   General expenses..........................................           84,551                  61,194
   Insurance taxes, state licenses, and fees.................            5,030                   4,047
     Policy acquisition costs deferred.......................          (60,031)                (87,753)
     Amortization:
       Deferred policy acquisition costs.....................           40,214                  49,527
     Value of purchased insurance in force...................            4,097                   3,181
     Goodwill................................................            2,834                   2,834
   Expense and charges reimbursed under modified
      coinsurance agreements                                          (194,043)               (220,249)
                                                                   -----------              ----------
                                                                       181,523                 121,238
Interest expense.............................................           14,438                  14,976
                                                                   -----------              ----------
                                                                       195,961                 136,214
                                                                   -----------              ----------
Income before income taxes...................................            5,513                  27,886

Income taxes.................................................            2,069                   9,802
                                                                   -----------              ----------
Net income...................................................      $     3,444              $   18,084
                                                                   ===========              ==========

                             See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (Dollars in thousands)

                                                                   For the Nine            For the Nine
                                                                   Months Ended            Months Ended
                                                                September 30, 2001      September 30, 2000
                                                                ------------------      ------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................       $     190,373           $    142,933

INVESTING ACTIVITIES
Sale, maturity, or repayment of investments:
   Fixed maturities - available for sale....................             406,428                158,731
   Equity securities........................................               6,956                  5,196
   Mortgage loans on real estate............................             126,940                  5,118
   Policy loans - net.......................................                  --                    837
   Short-term investments - net.............................              17,102                 17,880
                                                                   -------------           ------------
                                                                         557,426                187,762

Acquisition of investments:
   Fixed maturities - available for sale....................            (910,534)              (105,606)
   Mortgage loans on real estate............................            (242,357)                (9,786)
   Policy loans - net.......................................              (1,131)                    --
                                                                   -------------           ------------
                                                                      (1,154,022)              (115,392)
Net purchases of property and equipment.....................                (745)                (1,898)
Issuance of reciprocal loan agreement receivables...........                  --                (16,900)
Receipt of repayment of reciprocal loan agreement
   receivables..............................................                  --                 16,900
                                                                   -------------           ------------
Net cash provided by(used in)  investing activities.........            (597,341)                70,472

FINANCING ACTIVITIES
Proceeds from reciprocal loan agreement borrowings..........              29,300                177,900
Repayment of reciprocal loan agreement borrowings...........             (29,300)              (177,900)
Proceeds from revolving note payable........................               1,400                 66,100
Repayment of revolving note payable.........................                  --                (67,500)
Receipts from annuity and interest sensitive life
   policies credited to account balances....................           1,074,755                506,412
Return of account balances on annuity
   and interest sensitive life policies.....................            (109,462)              (126,803)
Net reallocations to Separate Accounts......................            (570,779)              (620,568)
Contribution from parent ...................................             131,000                 80,000
                                                                   -------------           ------------
Net cash provided by (used in) financing activities.........             526,914               (162,359)
                                                                   -------------           ------------

Increase  in cash and cash equivalents......................             119,946                 51,046

Cash and cash equivalents at beginning of period............             152,880                 76,690
                                                                   -------------           ------------

Cash and cash equivalents at end of period..................       $     272,826           $    127,736
                                                                   =============           ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for
   Interest.................................................       $      14,949           $     18,068
   Taxes....................................................       $           1           $         28

                             See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
         NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 2001

1.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All adjustments were of a normal recurring nature, unless otherwise noted in Management's Discussion and Analysis and the Notes to Financial Statements. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. These financial statements should be read in conjunction with the financial statements and related footnotes included in the Golden American Life Insurance Company's annual report on Form 10-K for the year ended December 31, 2000.

CONSOLIDATION

The condensed consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and with Golden American, collectively, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION

Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"). EIC is an indirect wholly owned subsidiary of ING Groep N.V., a global financial services holding company based in The Netherlands.

SIGNIFICANT ACCOUNTING POLICIES

New Accounting Standards: As of January 1, 2001, the Companies adopted FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted by FAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, FAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133, and certain FAS No. 133 implementation issues. This standard, as amended, requires companies to record all derivatives on the balance sheet as either assets or liabilities and measure those instruments at fair value. The manner in which companies are to record gains or losses resulting from changes in the fair values of those derivatives depends on the use of the derivative and whether it qualifies for hedge accounting.

Adoption of FAS No. 133 did not have a material effect on the Companies' financial position or results of operations given the Companies' limited derivative and embedded derivative holdings.

The Companies chose to elect a transition date of January 1, 1999 for embedded derivatives. Therefore, only those derivatives embedded in hybrid instruments issued, acquired or substantively modified by the entity on or after January 1, 1999 are recognized as separate assets or liabilities. The cumulative effect of the accounting change upon adoption was not material.

Accounting for Derivative Instruments and Hedging Activities: The Companies may from time to time utilize various derivative instruments to manage interest rate and price risk (collectively, market risk). The Companies have appropriate controls in place, and financial exposures are monitored and managed by the Companies as an integral part of their overall risk management program. Derivatives are recognized on the balance sheet at their fair value.

The Companies occasionally purchase a financial instrument that contains a derivative instrument that is "embedded" in the instrument. The Companies' insurance products are also reviewed to determine whether they contain an embedded derivative. The Companies assess whether the economic characteristics of the

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 2001

1.  BASIS OF PRESENTATION (continued)
embedded derivative are clearly and closely related to the economic characteristics of the remaining component of the financial instrument or insurance product (i.e., the host contract) and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract and that a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is separated from the host contract and carried at fair value. In cases where the host contract is measured at fair value, with changes in fair value reported in current period earnings, or the Companies are unable to reliably identify and measure the embedded derivative for separation from its host contract, the entire contract is carried on the balance sheet at fair value and is not designated as a hedging instrument.

Pending Accounting Standards: In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Companies are required to adopt the new rules effective January 1, 2002. The Companies are evaluating the impact of the adoption of these standards and have not yet determined the effect of adoption on their financial position and results of operations.

STATUTORY

Net loss for Golden American as determined in accordance with statutory accounting practices was $206,801,000 and $6,017,000 for the nine months ended September 30, 2001 and 2000, respectively. Total statutory capital and surplus was $323,288,000 at September 30, 2001 and $406,923,000 at December 31, 2000.

The National Association of Insurance Commissioners has revised the Accounting Practices and Procedures Manual, the guidance that defines statutory accounting principles. The revised manual was effective January 1, 2001, and has been adopted, at least in part, by the States of Delaware and New York, which are the states of domicile for Golden American and First Golden, respectively. The revised manual has resulted in changes to the accounting practices that the Companies use to prepare their statutory-basis financial statements. The impact of these changes to the Companies' statutory-basis capital and surplus as of January 1, 2001 was not significant.

RECLASSIFICATIONS

Certain amounts in the prior period financial statements have been reclassified to conform to the September 30, 2001 financial statement presentation.

2.  COMPREHENSIVE INCOME

Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. During the third quarters of 2001 and 2000, total comprehensive income (loss) for the Companies amounted to $(4.8) million and $14.8 million, respectively, and $12.6 million and $21.8 million for the nine months ended September 30, 2001 and 2000, respectively. Other comprehensive income (loss) excludes net investment gains (losses) included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts totaled $231,000 and $(834,000) during the third quarters of 2001 and 2000, respectively, and $45,000 and $(1.4) million for the nine months ended September 30, 2001 and 2000, respectively. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments for the value of purchased insurance in

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                               September 30, 2001

2.  COMPREHENSIVE INCOME (continued)
force and deferred policy acquisition costs totaling $160,000 and $(1,080,000) for the third quarters of 2001 and 2000, respectively, and $56,000 and $(3,121,000) for the nine months ended September 30, 2001 and 2000, respectively.

3.  INVESTMENTS

Investment Diversifications: The Companies' investment policies related to the investment portfolio require diversification by asset type, company, and industry and set limits on the amount which can be invested in an individual issuer. Such policies are at least as restrictive as those set forth by regulatory authorities. The following percentages relate to holdings at September 30, 2001 and December 31, 2000. Fixed maturities included investments in basic industrials (63% in 2001, 29% in 2000), conventional mortgage-backed securities (10% in 2001, 20% in 2000), financial companies (8% in 2001, 14% in 2000), and other asset-backed securities (1% in 2001, 20% in 2000). Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as Ohio (20% in 2001 and 4% in 2000) and California (15% in 2001 and 15% in 2000). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at September 30, 2001. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (22% in 2001 and 29% in 2000), industrial buildings (18% in 2001 and 11% in 2000), retail facilities (20% in 2001 and 18% in 2000), and multi-family apartments (36% in 2001 and 10% in 2000).

Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when impairment in value appears to be other than temporary. During the first nine months of 2001, Golden American determined that the carrying value of four bonds exceeded their estimated net realizable value. As a result, during the nine months ended September 30, 2001, Golden American recognized a total pre-tax loss of $1,279,000 to reduce the carrying value of the bonds to their combined net realizable value of $565,000.

4.  DERIVATIVE INSTRUMENTS

The Companies may from time to time utilize various derivative instruments to manage interest rate and price risk (collectively, market risk). The Companies have appropriate controls in place, and financial exposures are monitored and managed by the Companies as an integral part of their overall risk management program. Derivatives are recognized on the balance sheet at their fair value. At September 30, 2001, the Companies did not utilize any such derivatives.

The estimated fair values and carrying amounts of the Companies' embedded derivatives at September 30, 2001 were $0, net of reinsurance. The estimated fair values and carrying amounts of the embedded derivatives on a direct basis, before reinsurance, were $4.9 million.

The fair value of these instruments was estimated based on quoted market prices, dealer quotations or internal estimates.

5.  RELATED PARTY TRANSACTIONS

Operating Agreements: Directed Services, Inc. ("DSI"), an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. The Companies paid commissions to DSI totaling $51,551,000 and $159,949,000 in the third quarter and the first nine months of 2001, respectively ($47,073,000 and $156,325,000, respectively, for the same periods of 2000).

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                               September 30, 2001

5.  RELATED PARTY TRANSACTIONS (continued)
Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the third quarter and nine months ended September 30, 2001, the fee was $5,749,000 and $17,282,000, respectively ($6,521,000 and $15,579,000, respectively, for the same periods of 2000).

The Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets managed by ING IM. The fee is payable quarterly. For the third quarter and the first nine months of 2001, the Companies incurred fees of $1,204,000 and $2,905,000, respectively, under this agreement ($596,000 and $1,870,000, respectively, for the same periods of 2000).

Golden American has a guaranty agreement with Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. For the nine months ended September 30, 2001 and 2000, Golden American incurred a fee of $12,000 and $7,000, respectively, under this agreement.

Golden American provides certain advisory, computer, and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $1,360,000 and $4,079,000 for the third quarter and nine months ended September 30, 2001, respectively ($1,534,000 and $4,810,000, respectively, for the same periods of 2000).

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement with Equitable Life, the Companies incurred expenses of $80,000 and $232,000 for the third quarter and nine months ended September 30, 2001, respectively ($339,000 and $1,006,000, respectively, for the same periods in 2000).

During 2001, the State of Delaware Insurance Department approved expense sharing agreements with ING America Insurance Holdings for administrative, management, financial, and information technology services. Under these agreements with ING America Insurance Holdings, Golden American incurred expenses of $20.7 million for the nine months ended September 30, 2001.

First Golden provides resources and services to DSI. Revenues for these services, which reduced general expenses incurred by First Golden, totaled $5,000 and $139,000 for the third quarter and nine months ended September 30, 2001, respectively ($54,000 and $162,000, respectively, for the same periods in 2000).

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $0 and $478,000 for the third quarter and nine months ended September 30, 2001, respectively ($117,000 and $387,000, respectively, for the same periods in 2000).

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $93,000 and $292,000 for the third quarter and nine months ended September 30, 2001, respectively ($145,000 and $463,000, respectively, for the same periods in 2000).

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                               September 30, 2001

5.  RELATED PARTY TRANSACTIONS (continued)
Golden American provides resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $112,000 and $245,000 for the third quarter and nine months ended September 30, 2001, respectively ($65,000 and $173,000, respectively, for the same periods in 2000).

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $34,000 and $97,000 for the third quarter and nine months ended September 30, 2001, respectively ($26,000 and $78,000, respectively, for the same periods in 2000).

For the third quarter of 2001, the Companies received premiums, net of reinsurance, for variable products sold through eight affiliates, Locust Street Securities, Inc. ("LSSI"), Vestax Securities Corporation ("Vestax"), DSI, Multi-Financial Securities Corporation ("Multi-Financial"), IFG Network Securities, Inc. ("IFG"), Washington Square Securities, Inc. ("Washington Square"), PrimeVest Financial ("PrimeVest"), and Compulife Investor Services, Inc. ("Compulife") of $28.8 million, $8.7 million, $0.2 million, $6.6 million, $3.1 million, $25.0 million, $9.8 million and $1.5 million, respectively ($6.0 million, $0.7 million, $0, $2.1 million, $2.7 million, $0, $0, and $0, respectively, for the same period of 2000). For the first nine months of 2001, the Companies received premiums, net of reinsurance for variable products sold through eight affiliates, LSSI, Vestax, DSI, Multi-Financial, IFG, Washington Square, PrimeVest, and Compulife of $66.7 million, $21.6 million, $0.6 million, $15.6 million, $8.6 million, $53.9 million, $20.7 million, and $5.3 million, respectively ($73.0 million, $29.0 million, $0.8 million, $23.2 million, $11.0 million, $0, $0, and $0, respectively, for the same period of 2000).

For the third quarter and nine months ended September 30, 2001, First Golden received premiums for fixed annuities products sold through Washington Square of approximately $0.3 million and $0.8 million, respectively.

Modified Coinsurance Agreement: On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued after January 1, 2000, excluding those with an interest rate guarantee. The financial statements are presented net of the effects of the agreement.

Under this agreement, Golden American received a net reimbursement of expenses and charges of $31.6 million and $192.5 million for the third quarter and the nine months ended September 30, 2001, respectively ($102.9 million and $214.7 million for the same periods in 2000). This was offset by a decrease in deferred acquisition costs of $50.1 million and $210.9 million, respectively, for the third quarter and the nine months ended September 30, 2001 ($103.7 million and $213.0 million for the same periods in 2000). At September 30, 2001, Golden American had a receivable from Equitable Life of $1.9 million due to the timing of the cash settlement for the modified coinsurance agreement. As at December 31, 2000, Golden American had a payable of $16.3 million under the agreement.

Reinsurance Agreement Covering Minimum Guaranteed Benefits: On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $60.0 million related to this agreement. Under this agreement, Golden American recorded a reinsurance recoverable of $60.5 million and $14.6 million at September 30, 2001 and December 31, 2000, respectively.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                               September 30, 2001

5.  RELATED PARTY TRANSACTIONS (continued)
Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval of the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $0 and $91,000 for the third quarters of 2001 and 2000, respectively, and $25,000 and $427,000 for the nine months ended September 30, 2001 and 2000, respectively. At September 30, 2001, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

Surplus Notes: On December 30, 1999, Golden American issued an 8.179% surplus note in the amount of $50,000,000 to Equitable Life. The note matures on December 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,031,000 and $1,020,000 for the third quarters of 2001 and 2000, respectively, and $3,059,000 and $3,076,000 for the nine months ended September 30, 2001 and 2000, respectively.

On December 8, 1999, Golden American issued a 7.979% surplus note in the amount of $35,000,000 to First Columbine Life Insurance Company ("First Columbine"), an affiliate. The note matures on December 7, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $704,000 and $696,000 for the third quarters of 2001 and 2000, respectively, and $2,089,000 and $2,271,000 for the first nine months of 2001 and 2000, respectively.

On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,465,000 and $1,449,000 for the third quarters of 2001 and 2000, respectively, and $4,347,000 and $4,355,000 for the first nine months of 2001 and 2000, respectively. On December 30, 1999, ING AIH assigned the note to Equitable Life.

On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,096,000 and $1,088,000 for the third quarters of 2001 and 2000, respectively, and $3,254,000 and $3,263,000 for the first nine months of 2001 and 2000, respectively.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                               September 30, 2001

5.  RELATED PARTY TRANSACTIONS (continued)
On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable of Iowa Companies. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $516,000 for the third quarters of 2001 and 2000, respectively, and $1,547,000 for the first nine months of 2001 and 2000, respectively.

Stockholder's Equity: During the third quarter and the first nine months of 2001, Golden American received capital contributions from its Parent of $124,000,000 and $131,000,000, respectively ($0 and $80,000,000, respectively, for the same periods in 2000).

6.  COMMITMENTS AND CONTINGENCIES

Reinsurance: At September 30, 2001, the Companies had reinsurance treaties with five unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the minimum guaranteed death and living benefits under its variable contracts as of September 30, 2001. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

At September 30, 2001 and December 31, 2000, the Companies had net receivables of $82,391,000 and $33,973,000, respectively, for reinsurance claims, reserve credits, or other receivables from these reinsurers. These net receivables were comprised of $2,955,000 and $1,820,000, respectively, for claims recoverable from reinsurers, $4,024,000 and $4,007,000, respectively, for a payable for reinsurance premiums, $60,500,000 and $14,642,000, respectively, for reserve credits, and $22,960,000 and $21,518,000, respectively, for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements are net considerations to reinsurers of $8,593,000 for the third quarter of 2001 and $21,211,000 for the first nine months of 2001 compared to $6,564,000 and $14,472,000 for the same periods in 2000. Also included in the accompanying financial statements are net policy benefits of $13,314,000 for the third quarter of 2001 and $25,091,000 for the first nine months of 2001 compared to $1,122,000 and $2,957,000 for the same period in 2000.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued after January 1, 2000, excluding those with an interest rate guarantee. For the nine months ended September 30, 2001, Golden American had received a total settlement of $192.5 million under this agreement, compared to $214.7 million for the same period in 2000. The carrying value of the separate account liabilities covered under this agreement represent 26.3% of total separate account liabilities outstanding at September 30, 2001, compared to 17.1% at September 30, 2000. Golden American remains liable to the extent Equitable Life does not meet its obligations under the agreement. The accompanying financial statements are presented net of the effects of the agreement.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $60,000,000 related to this agreement.

On December 29, 2000, First Golden entered into a reinsurance treaty with London Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued after January 1, 2000.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                               September 30, 2001

6.  COMMITMENTS AND CONTINGENCIES  (continued)
Investment Commitments: At September 30, 2001, outstanding commitments to fund mortgage loans totaled $35,000,000. There were no outstanding commitments to fund mortgage loans at December 31, 2000.

Guaranty Fund Assessments: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially offset through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. The Companies charged to expense $2,000 in guaranteed fund assessments in the first nine months of 2001 and 2000. At September 30, 2001 and December 31, 2000, the Companies have an undiscounted reserve $2,430,000 to cover future assessments (net of related anticipated premium tax offsets), and have established an asset totaling $691,000 and $733,000, respectively, for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.

Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability from Concentrations: The Companies have various concentrations in the investment portfolio. As of September 30, 2001, the Companies had one investment (other than bonds issued by agencies of the United States government) exceeding ten percent of stockholder's equity. The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable and fixed insurance products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could cause a severe impact on the Companies' financial condition. One broker/dealer generated 10% of the Companies' net sales during the third quarter of 2001 (27% by two broker/dealers in the same period of 2000). One broker/dealer generated 10% of the Companies' net sales during the first nine months of 2001 (12% by one broker/dealer in the same period of 2000). The Premium Plus product generated 47% and 50% of the Companies' sales during the third quarter of 2001 and the first nine months of 2001 (73% and 74% in the same periods of 2000). The ES II product generated 16% of the Companies' sales during the third and the first nine months of 2001 (12% in the same periods of 2000). The Guarantee product, introduced in the fourth quarter of 2000, generated 11% and 16% of the Companies' sales during the third quarter and the first nine months of 2001.

Revolving Note Payable: To enhance short-term liquidity, the Companies established revolving notes payable with SunTrust Bank, Atlanta (the "Bank"). These revolving notes payable were amended and restated in April 2001 with an expiration date of May 31, 2002. The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The notes accrue interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.225% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the third quarters ended September 30, 2001 and 2000, the

Companies incurred interest expense of $118,000 and $0, respectively. During the nine months ended September 30, 2001 and 2000, the Companies incurred interest expense of $117,000 and $36,000, respectively. At September 30, 2001 and December 31, 2000, the Companies had borrowings of $1,400,000 and $0, respectively, under these agreements.

7.  MERGER OF FIRST GOLDEN WITH RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
On September 25, 2001, the Board of Directors of First Golden approved a plan of merger to merge First Golden into ReliaStar Life Insurance Company of New York ("ReliaStar of NY"). The merger is anticipated to be effective on January 1, 2002 (the "merger date"), subject to the approval of the Insurance Department of the State of New York, which has the discretion, as deemed necessary, to hold a public hearing with regard to the merger. If approved, on the merger date, First Golden will cease to exist and will be succeeded by ReliaStar of NY.

SUBSEQUENT EVENT. Subsequent to the filing with the Securities and Exchange Commission of the Golden American Life Insurance Company Form 10-Q as of September 30, 2001, the anticipated effective date of the proposed merger of First Golden American Life Insurance Company of New York into ReliaStar Life Insurance Company of New York ("RLNY") was moved to April 1, 2002, or shortly thereafter, subject to the approval of the Insurance Departments of the States of New York, Delaware and Minnesota.

-------------------------------------------------------------------------------
         FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Golden American Life Insurance Company

We have audited the accompanying consolidated balance sheets of Golden American Life Insurance Company as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Golden American Life Insurance Company at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                        /s/ Ernst & Young LLP

Atlanta, Georgia
March 12, 2001

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                           CONSOLIDATED BALANCE SHEETS
                  (Dollars in thousands, except per share data)

                                                              December 31,  December 31,
                                                                  2000          1999
                                                              -----------   -----------
ASSETS

Investments:

   Fixed maturities, available for sale, at fair value
      (cost: 2000 - $798,751; 1999 - $858,052) ............   $   792,578   $   835,321

   Equity securities, at fair value (cost: 2000 - $8,611;
      1999 - $14,952) .....................................         6,791        17,330

   Mortgage loans on real estate ..........................        99,916       100,087

   Policy loans ...........................................        13,323        14,157

   Short-term investments .................................       106,775        80,191
                                                              -----------   -----------
Total investments .........................................     1,019,383     1,047,086

Cash and cash equivalents .................................        63,207        14,380

Reinsurance recoverable ...................................        19,331        14,834

Reinsurance recoverable from affiliates ...................        14,642            --

Due from affiliates .......................................        38,786           637

Accrued investment income .................................         9,606        11,198

Deferred policy acquisition costs .........................       635,147       528,957

Value of purchased insurance in force .....................        25,942        31,727

Current income taxes recoverable ..........................           511            35

Deferred income tax asset .................................         9,047        21,943

Property and equipment, less allowances for depreciation of
   $5,638 in 2000 and $3,229 in 1999 ......................        14,404        13,888

Goodwill, less accumulated amortization of $11,964 in 2000
   and $8,186 in 1999 .....................................       139,163       142,941

Other assets ..............................................        32,019         2,514

Separate account assets ...................................     9,831,489     7,562,717
                                                              -----------   -----------
Total assets ..............................................   $11,852,677   $ 9,392,857
                                                              ===========   ===========

                             See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                  (Dollars in thousands, except per share data)

                                                                December 31,    December 31,
                                                                    2000            1999
                                                                ------------    ------------
LIABILITIES AND STOCKHOLDER'S EQUITY

Policy liabilities and accruals:

   Future policy benefits:

      Annuity and interest sensitive life products ..........   $  1,062,891    $  1,033,701

      Unearned revenue reserve ..............................          6,817           6,300

   Other policy claims and benefits .........................             82               8
                                                                ------------    ------------
                                                                   1,069,790       1,040,009

Surplus notes ...............................................        245,000         245,000

Revolving note payable ......................................             --           1,400

Due to affiliates ...........................................         19,887          12,650

Other liabilities ...........................................         69,374          53,232

Separate account liabilities ................................      9,831,489       7,562,717
                                                                ------------    ------------
                                                                  11,235,540       8,915,008

Commitments and contingencies

Stockholder's equity:

   Common stock, par value $10 per share, authorized, issued,
      and outstanding 250,000 shares ........................          2,500           2,500

   Additional paid-in capital ...............................        583,640         468,640

   Accumulated other comprehensive loss .....................         (4,046)         (9,154)

   Retained earnings ........................................         35,043          15,863
                                                                ------------    ------------
Total stockholder's equity ..................................        617,137         477,849
                                                                ------------    ------------
Total liabilities and stockholder's equity ..................   $ 11,852,677    $  9,392,857
                                                                ============    ============

                             See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

Year Ended December 31                                  2000         1999         1998
                                                     ---------    ---------    ---------
REVENUES:
   Annuity and interest sensitive life product
      charges ....................................   $ 144,877    $  82,935    $  39,119
   Management fee revenue ........................      22,982       11,133        4,771
   Net investment income .........................      64,140       59,169       42,485
   Realized losses on investments ................      (6,554)      (2,923)      (1,491)
                                                     ---------    ---------    ---------
                                                       225,445      150,314       84,884
Insurance benefits and expenses:
   Annuity and interest sensitive life benefits:
      Interest credited to account balances ......     195,088      175,257       94,845
      Benefit claims incurred in excess of account
         balances ................................       4,943        6,370        2,123
Underwriting, acquisition and insurance  expenses:
   Commissions ...................................     213,719      188,383      121,171
   General expenses ..............................      84,936       60,205       37,612
   Insurance taxes, state licenses, and fees .....       4,528        3,976        4,140
   Policy acquisition costs deferred .............    (168,444)    (346,396)    (197,796)
   Amortization:
      Deferred policy acquisition costs ..........      55,154       33,119        5,148
      Value of purchased insurance in force ......       4,801        6,238        4,724
      Goodwill ...................................       3,778        3,778        3,778
   Expenses and charges reimbursed under
      modified coinsurance agreements ............    (225,787)      (9,247)      (5,604)
                                                     ---------    ---------    ---------
                                                       172,716      121,683       70,141

Interest expense .................................      19,867        8,894        4,390
                                                     ---------    ---------    ---------
                                                       192,583      130,577       74,531
                                                     ---------    ---------    ---------
Income before income taxes .......................      32,862       19,737       10,353


Income taxes .....................................      13,682        8,523        5,279
                                                     ---------    ---------    ---------

Net income .......................................   $  19,180    $  11,214    $   5,074
                                                     =========    =========    =========

                             See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                             (Dollars in thousands)

                                                  Additional Accumulated Other  Retained       Total
                                      Common        Paid-in    Comprehensive    Earnings    Stockholder's
                                       Stock        Capital    Income (Loss)    (Deficit)      Equity
                                     --------------------------------------------------------------------
Balance at December 31, 1997 .....   $   2,500     $ 224,997     $     241      $    (425)    $ 227,313
   Comprehensive income:
      Net income .................          --            --            --          5,074         5,074
      Change in net unrealized
         investment gains (losses)          --            --        (1,136)            --        (1,136)
   Comprehensive income ..........       3,938
   Contribution of capital .......          --       122,500            --             --       122,500
   Other .........................          --           143            --             --           143
                                     ---------     ---------     ---------      ---------     ---------
Balance at December 31, 1998 .....       2,500       347,640          (895)         4,649       353,894
   Comprehensive income:
      Net income .................          --            --            --         11,214        11,214
      Change in net unrealized
         investment gains (losses)          --            --        (8,259)            --        (8,259)
   Comprehensive income ..........       2,955
   Contribution of capital .......          --       121,000            --             --       121,000
                                     ---------     ---------     ---------      ---------     ---------
Balance at December 31, 1999 .....   $   2,500     $ 468,640     $  (9,154)     $  15,863     $ 477,849
   Comprehensive income:
      Net income .................          --            --            --         19,180        19,180
      Change in net unrealized
         investment gains (losses)          --            --         5,108             --         5,108
   Comprehensive income ..........      24,288
   Contribution of capital .......          --       115,000            --             --       115,000
                                     ---------     ---------     ---------      ---------     ---------
Balance at December 31, 2000 .....   $   2,500     $ 583,640     $  (4,046)     $  35,043     $ 617,137
                                     =========     =========     =========      =========     =========

                             See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

Year Ended December 31                                     2000         1999         1998
                                                        ---------    ---------    ---------
OPERATING ACTIVITIES
Net income ..........................................   $  19,180    $  11,214    $   5,074
Adjustments to reconcile net income to net
   cash provided by (used in) operations:
   Adjustments related to annuity and interest
      sensitive life products:
      Interest credited and other charges on interest
         sensitive products .........................     195,088      175,257       94,845
      Charges for mortality and administration ......        (313)         524         (233)
      Change in unearned revenues ...................         517        2,460        2,651
   Increase (decrease) in policy liabilities and
      accruals ......................................          74            8          (10)
   Decrease (increase) in accrued investment
      income ........................................       1,592       (1,553)      (3,222)
   Policy acquisition costs deferred ................    (168,444)    (346,396)    (197,796)
   Amortization of deferred policy acquisition costs       55,154       33,119        5,148
   Amortization of value of purchased insurance
      in force ......................................       4,801        6,238        4,724
   Change in other assets, due to/from affiliates,
      other liabilities and accrued income taxes ....     (63,840)      24,845        9,979
   Provision for depreciation and amortization ......       8,616        8,850        8,147
   Provision for deferred income taxes ..............      13,728        8,523        5,279
   Realized losses on investments ...................       6,554        2,923        1,491
                                                        ---------    ---------    ---------
Net cash provided by (used in) operating activities .      72,707      (73,988)     (63,923)
                                                        ---------    ---------    ---------

INVESTING ACTIVITIES
Sale, maturity, or repayment of investments:
   Fixed maturities - available for sale ............     205,136      220,547      145,253
   Mortgage loans on real estate ....................      12,701        6,572        3,791
   Equity securities ................................       6,128           --           --
   Policy loans - net ...............................         834           --           --
                                                        ---------    ---------    ---------
                                                          224,799      227,119      149,044

Acquisition of investments:
   Fixed maturities - available for sale ............    (154,028)    (344,587)    (476,523)
   Equity securities ................................          --           --      (10,000)
   Mortgage loans on real estate ....................     (12,887)      (9,659)     (16,390)
   Policy loans - net ...............................          --       (2,385)      (2,940)
   Short-term investments - net .....................     (26,584)     (39,039)     (26,692)
                                                        ---------    ---------    ---------
                                                         (193,499)    (395,670)    (532,545)

Issuance of reciprocal loan agreement receivables ...     (16,900)          --           --
Receipt of repayment of reciprocal loan agreement
   receivables ......................................      16,900           --           --
Net purchase of property and equipment ..............      (3,285)      (8,968)      (6,485)
                                                        ---------    ---------    ---------
Net cash provided by (used in) investing activities .      28,015     (177,519)    (389,986)

                             See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                             (Dollars in thousands)

Year Ended December 31                                   2000         1999         1998
                                                      ---------    ---------    ---------
FINANCING ACTIVITIES
Proceeds from reciprocal loan agreement
   borrowings .....................................   $ 178,900    $ 396,350    $ 500,722
Repayment of reciprocal loan agreement
   borrowings .....................................    (178,900)    (396,350)    (500,722)
Proceeds from revolving note payable ..............      67,200      220,295      108,495
Repayment of revolving note payable ...............     (68,600)    (218,895)    (108,495)
Proceeds from surplus note ........................          --      160,000       60,000
Repayment of line of credit borrowings ............          --           --       (5,309)
Receipts from annuity and interest sensitive
   life policies credited to account balances .....     801,793      773,685      593,428
Return of account balances on annuity
   and interest sensitive life policies ...........    (141,440)    (146,607)     (72,649)

Net reallocations to separate accounts ............    (825,848)    (650,270)    (239,671)
Contributions of capital by parent ................     115,000      121,000      103,750
                                                      ---------    ---------    ---------
Net cash provided by (used in) financing activities     (51,895)     259,208      439,549
                                                      ---------    ---------    ---------

Increase (decrease) in cash and cash
   equivalents ....................................      48,827        7,701      (14,360)

Cash and cash equivalents at beginning of
   period .........................................      14,380        6,679       21,039
                                                      ---------    ---------    ---------
Cash and cash equivalents at end of period ........   $  63,207    $  14,380    $   6,679
                                                      =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF
   CASH FLOW INFORMATION
Cash paid during the period for:
   Interest .......................................   $  22,444    $   6,392    $   4,305
   Income taxes ...................................         957           --           99
Non-cash financing activities:
   Non-cash adjustment to additional paid-in
      capital for adjusted merger costs ...........          --           --          143
   Contribution of capital from parent to
      repay line of credit borrowings .............          --           --       18,750

                             See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION
The consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and collectively with Golden American, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION
Golden American, a wholly owned subsidiary of Equitable of Iowa Companies, Inc., offers variable insurance products and is licensed as a life insurance company in the District of Columbia and all states except New York. First Golden is licensed to sell insurance products in New York and Delaware. The Companies' variable annuity products are marketed by broker/dealers, financial institutions, and insurance agents. The Companies' primary customers are consumers and corporations.

On October 24, 1997 ("the merger date"), PFHI Holding, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable") according to the terms of an Agreement and Plan of Merger dated July 7, 1997 among Equitable, PFHI, and ING Groep N.V. ("ING"). PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"), a Delaware corporation.

INVESTMENTS
Fixed Maturities: The Companies account for their investments under the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires fixed maturities to be designated as either "available for sale," "held for investment," or "trading." Sales of fixed maturities designated as "available for sale" are not restricted by SFAS No. 115. Available for sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in stockholder's equity, after adjustment for related changes in value of purchased insurance in force ("VPIF"), deferred policy acquisition costs ("DPAC"), and deferred income taxes. At December 31, 2000 and 1999, all of the Companies' fixed maturities are designated as available for sale, although the Companies are not precluded from designating fixed maturities as held for investment or trading at some future date.

Securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations. Premiums and discounts are amortized/accrued utilizing a method which results in a constant yield over the securities' expected lives. Amortization/accrual of premiums and discounts on mortgage and other asset-backed securities incorporates a prepayment assumption to estimate the securities' expected lives.

Equity Securities: Equity securities are reported at estimated fair value if readily marketable. The change in unrealized appreciation and depreciation of marketable equity securities (net of related deferred income taxes, if any) is included directly in stockholder's equity. Equity securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations.

Mortgage Loans on Real Estate: Mortgage loans on real estate are reported at cost adjusted for amortization of premiums and accrual of discounts. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of expected future cash flows from the loan discounted at the loan's effective interest rate, or to the loan's observable market price, or the fair value of the underlying collateral. The carrying value of impaired loans is

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

reduced by the establishment of a valuation allowance, which is adjusted at each reporting date for significant changes in the calculated value of the loan. Changes in this valuation allowance are charged or credited to income.

Other Investments: Policy loans are reported at unpaid principal. Short-term investments are reported at cost, adjusted for amortization of premiums and accrual of discounts.

Realized Gains and Losses: Realized gains and losses are determined on the basis of specific identification.

Fair Values: Estimated fair values, as reported herein, of conventional mortgage-backed securities not actively traded in a liquid market are estimated using a third party pricing process. This pricing process uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities. Estimated fair values of publicly traded fixed maturities are reported by an independent pricing service. Fair values of private placement bonds are estimated using a matrix that assumes a spread (based on interest rates and a risk assessment of the bonds) over U.S. Treasury bonds. Estimated fair values of equity securities, which consist of the Companies' investment in its registered separate accounts, are based upon the quoted fair value of the securities comprising the individual portfolios underlying the separate accounts.

CASH AND CASH EQUIVALENTS
For purposes of the accompanying Statements of Cash Flows, the Companies consider all demand deposits and interest-bearing accounts not related to the investment function to be cash equivalents. All interest-bearing accounts classified as cash equivalents have original maturities of three months or less.

DEFERRED POLICY ACQUISITION COSTS
Certain costs of acquiring new insurance business, principally first year commissions and interest bonuses, premium credit, and other expenses related to the production of new business ($63.8 million during 2000, $153.0 million during 1999, and $73.4 million during 1998), have been deferred. Acquisition costs for variable insurance products are being amortized generally in proportion to the present value (using the assumed crediting rate) of expected future gross profits. This amortization is adjusted retrospectively when the Companies revise their estimate of current or future gross profits to be realized from a group of products. DPAC is adjusted to reflect the pro forma impact of unrealized gains and losses on fixed maturities the Companies have designated as "available for sale" under SFAS No. 115.

VALUE OF PURCHASED INSURANCE IN FORCE
As a result of the merger, a portion of the purchase price was allocated to the right to receive future cash flows from existing insurance contracts. This allocated cost represents VPIF, which reflects the value of those purchased policies calculated by discounting actuarially determined expected future cash flows at the discount rate determined by the purchaser. Amortization of VPIF is charged to expense in proportion to expected gross profits of the underlying business. This amortization is adjusted retrospectively when the Companies revise the estimate of current or future gross profits to be realized from the insurance contracts acquired. VPIF is adjusted to reflect the pro forma impact of unrealized gains and losses on available for sale fixed maturities.

PROPERTY AND EQUIPMENT
Property and equipment primarily represent leasehold improvements, office furniture, certain other equipment, and capitalized computer software and are not considered to be significant to the Companies' overall operations. Property and equipment are reported at cost less allowances for depreciation. Depreciation

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

expense is computed primarily on the basis of the straight-line method over the estimated useful lives of the assets.

GOODWILL
Goodwill was established as a result of the merger and is being amortized over 40 years on a straight-line basis.

FUTURE POLICY BENEFITS
Future policy benefits for divisions of the variable products with fixed interest guarantees are established utilizing the retrospective deposit accounting method. Policy reserves represent the premiums received plus accumulated interest, less mortality and administration charges. Interest credited to these policies ranged from 3.00% to 14.00% during 2000, 3.00% to 11.00% during 1999, and 3.00% to 10.00% during 1998. The unearned revenue reserve represents unearned distribution fees. These distribution fees have been deferred and are amortized over the life of the contracts in proportion to expected gross profits.

SEPARATE ACCOUNTS
Assets and liabilities of the separate accounts reported in the accompanying Balance Sheets represent funds separately administered principally for variable contracts. Contractholders, rather than the Companies, bear the investment risk for the variable insurance products. At the direction of the contractholders, the separate accounts invest the premiums from the sale of variable insurance products in shares of specified mutual funds. The assets and liabilities of the separate accounts are clearly identified and segregated from other assets and liabilities of the Companies. The portion of the separate account assets equal to the reserves and other liabilities of variable contracts cannot be charged with liabilities arising out of any other business the Companies may conduct.

Variable separate account assets are carried at fair value of the underlying investments and generally represent contractholder investment values maintained in the accounts. Variable separate account liabilities represent account balances for the variable contracts invested in the separate accounts; the fair value of these liabilities is equal to their carrying amount. Net investment income and realized and unrealized capital gains and losses related to separate account assets are not reflected in the accompanying Statements of Operations.

Product charges recorded by the Companies from variable insurance products consist of charges applicable to each contract for mortality and expense risk, cost of insurance, contract administration, and surrender charges. In addition, some variable annuity and all variable life contracts provide for a distribution fee collected for a limited number of years after each premium deposit. Revenue recognition of collected distribution fees is amortized over the life of the contract in proportion to its expected gross profits. The balance of unrecognized revenue related to the distribution fees is reported as an unearned revenue reserve.

DEFERRED INCOME TAXES
Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred tax assets or liabilities are adjusted to reflect the pro forma impact of unrealized gains and losses on equity securities and fixed maturities the Companies have designated as available for sale under SFAS No. 115. Changes in deferred tax assets or liabilities resulting from this SFAS No. 115 adjustment are charged or credited directly to stockholder's equity. Deferred income tax expenses or credits reflected in the Companies' Statements of Operations are based on the changes in the deferred tax asset or liability from period to period (excluding the SFAS No. 115 adjustment).

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DIVIDEND RESTRICTIONS
Golden American's ability to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2001, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities. Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing.

SEGMENT REPORTING
The Companies manage their business as one segment, the sale of variable insurance products designed to meet customer needs for tax-advantaged saving for retirement and protection from death. Variable insurance products are sold to consumers and corporations throughout the United States.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions affecting the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Management is required to utilize historical experience and assumptions about future events and circumstances in order to develop estimates of material reported amounts and disclosures. Included among the material (or potentially material) reported amounts and disclosures that require extensive use of estimates and assumptions are: (1) estimates of fair values of investments in securities and other financial instruments, as well as fair values of policyholder liabilities, (2) policyholder liabilities, (3) deferred policy acquisition costs and value of purchased insurance in force, (4) fair values of assets and liabilities recorded as a result of merger, (5) asset valuation allowances, (6) guaranty fund assessment accruals, (7) deferred tax benefits (liabilities), and (8) estimates for commitments and contingencies including legal matters, if a liability is anticipated and can be reasonably estimated. Estimates and assumptions regarding all of the preceding items are inherently subject to change and are reassessed periodically. Changes in estimates and assumptions could materially impact the financial statements.

PENDING ACCOUNTING STANDARDS: DERIVATIVE FINANCIAL INSTRUMENTS
During 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), Accounting for Derivative Financial Instruments and Hedging Activities. SFAS 133 requires that all derivative instruments, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet and measured at its fair value. The change in a derivative's fair value is generally to be recognized in current period earnings.

If certain conditions are met, a derivative may be specifically designated as a hedge of an exposure to changes in fair value, variability of cash flows, or certain foreign currency exposures. When designated as a hedge, the fair value should be recognized currently in earnings or other comprehensive income, depending on whether such designation is considered a fair value or as a cash flow hedge. With respect to fair value hedges, the fair value of the derivative, as well as changes in the fair value of the hedged item, are reported in earnings. For cash flow hedges, changes in the derivatives fair value are reported in other comprehensive income and subsequently reclassified into earnings when the hedged item affects earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Companies

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

adopted SFAS 133 on January 1, 2000. The cumulative effect of the accounting change upon adoption was not material.

RECLASSIFICATIONS
Certain amounts in the 1999 and 1998 financial statements have been reclassified to conform to the 2000 financial statement presentation.

2.   BASIS OF FINANCIAL REPORTING

The financial statements of the Companies differ from related statutory-basis financial statements principally as follows: (1) acquisition costs of acquiring new business are deferred and amortized over the life of the policies rather than charged to operations as incurred; (2) an asset representing the present value of future cash flows from insurance contracts acquired was established as a result of the merger/acquisition and is amortized and charged to expense; (3) future policy benefit reserves for divisions with fixed interest guarantees of the variable insurance products are based on full account values, rather than the greater of cash surrender value or amounts derived from discounting methodologies utilizing statutory interest rates; (4) reserves are reported before reduction for reserve credits related to reinsurance ceded and a receivable is established, net of an allowance for uncollectible amounts, for these credits rather than presented net of these credits; (5) fixed maturity investments are designated as "available for sale" and valued at fair value with unrealized appreciation/depreciation, net of adjustments to value of purchased insurance in force, deferred policy acquisition costs, and deferred income taxes (if applicable), credited/charged directly to stockholder's equity rather than valued at amortized cost; (6) the carrying value of fixed maturities is reduced to fair value by a charge to realized losses in the Statements of Operations when declines in carrying value are judged to be other than temporary, rather than through the establishment of a formula-determined statutory investment reserve (carried as a liability), changes in which are charged directly to surplus; (7) deferred income taxes are provided for the difference between the financial statement and income tax bases of assets and liabilities; (8) net realized gains or losses attributed to changes in the level of interest rates in the market are recognized when the sale is completed rather than deferred and amortized over the remaining life of the fixed maturity security; (9) a liability is established for anticipated guaranty fund assessments, net of related anticipated premium tax credits, rather than capitalized when assessed and amortized in accordance with procedures permitted by insurance regulatory authorities; (10) revenues for variable insurance products consist of policy charges applicable to each contract for the cost of insurance, policy administration charges, amortization of policy initiation fees, and surrender charges assessed rather than premiums received; (11) the financial statements of Golden American's wholly owned subsidiary are consolidated rather than recorded at the equity in net assets; (12) surplus notes are reported as liabilities rather than as surplus; and (13) assets and liabilities are restated to fair values when a change in ownership occurs, with provisions for goodwill and other intangible assets, rather than continuing to be presented at historical cost.

The net loss for Golden American as determined in accordance with statutory accounting practices was $71,134,000 in 2000, $85,578,000 in 1999, $68,002,000
in 1998. Total statutory capital and surplus was $406,923,000 and $368,928,000 at December 31, 2000 and 1999, respectively.

The National Association of Insurance Commissioners has revised the Accounting Practices and Procedures Manual, the guidance that defines statutory accounting principles. The revised manual will be effective January 1, 2001, and has been adopted, at least in part, by the States of Delaware and New York, which are the states of domicile for Golden American and First Golden, respectively. The revised manual will result in changes to the accounting practices that the Companies use to prepare their statutory-basis financial statements. Management believes the impact of these changes to the Companies' statutory-basis capital and surplus as of January 1, 2001 will not be significant.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS

INVESTMENT RESULTS
Major categories of net investment income are summarized below:

Year Ended December 31                      2000           1999          1998
                                          --------       --------      --------
                                                  (Dollars in thousands)
Fixed maturities ......................   $ 55,302       $ 50,352      $ 35,224
Equity securities .....................        248            515            --
Mortgage loans on real estate .........      7,832          7,074         6,616
Policy loans ..........................        516            485           619
Short-term investments ................      2,253          2,583         1,311
Other, net ............................        543            388           246
                                          --------       --------      --------
Gross investment income ...............     66,694         61,397        44,016
Less investment expenses ..............     (2,554)        (2,228)       (1,531)
                                          --------       --------      --------
Net investment income .................   $ 64,140       $ 59,169      $ 42,485
                                          ========       ========      ========

Realized losses on investments follows:

Year Ended December 31                      2000           1999          1998
                                          --------       --------      --------
                                                  (Dollars in thousands)
Fixed maturities, available for sale ..   $ (6,289)      $ (2,910)     $ (1,428)
Equity securities .....................       (213)            --            --
Mortgage loans on real estate .........        (52)           (13)          (63)
                                          --------       --------      --------
Realized losses on investments ........   $ (6,554)      $ (2,923)     $ (1,491)
                                          ========       ========      ========

The change in unrealized appreciation (depreciation) of securities at fair value follows:

Year Ended December 31                      2000           1999          1998
                                          --------       --------      --------
                                                  (Dollars in thousands)
Fixed maturities, available for sale ..   $ 16,558       $(24,944)     $  1,100
Equity securities .....................     (4,198)         5,301        (2,390)
                                          --------       --------      --------
Unrealized appreciation (depreciation)
   of securities ......................   $ 12,360       $(19,643)     $ (1,290)
                                          ========       ========      ========

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS (continued)

At December 31, 2000 and December 31, 1999, amortized cost, gross unrealized gains and losses, and estimated fair values of fixed maturities, all of which are designated as available for sale, follows:

                                                 Gross      Gross     Estimated
                                  Amortized   Unrealized  Unrealized    Fair
                                     Cost        Gains      Losses      Value
                                   --------    --------    --------    --------
                                              (Dollars in thousands)
December 31, 2000
-----------------
U.S. government and governmental
   agencies and authorities ....   $ 18,607    $    580    $    (16)   $ 19,171
Public utilities ...............     54,132         294      (1,600)     52,826
Corporate securities ...........    355,890       1,318      (8,006)    349,202
Other assets-backed securities .    223,787       2,166      (1,831)    224,122
Mortgage-backed securities .....    146,335       1,465        (543)    147,257
                                   --------    --------    --------    --------
Total ..........................   $798,751    $  5,823    $(11,996)   $792,578
                                   ========    ========    ========    ========

December 31, 1999
-----------------
U.S. government and governmental
   agencies and authorities ....   $ 21,363          --    $   (260)   $ 21,103
Public utilities ...............     53,754    $     25      (2,464)     51,315
Corporate securities ...........    396,494          53     (12,275)    384,272
Other assets-backed securities .    207,044         850      (4,317)    203,577
Mortgage-backed securities .....    179,397          39      (4,382)    175,054
                                   --------    --------    --------    --------
Total ..........................   $858,052    $    967    $(23,698)   $835,321
                                   ========    ========    ========    ========

Short-term investments with maturities of 30 days or less have been excluded from the above schedules. Amortized cost approximates fair value for these securities. At December 31, 2000, net unrealized investment loss on fixed maturities designated as available for sale totaled $6,173,000. Depreciation of $1,447,000 was included in stockholder's equity at December 31, 2000 (net of adjustments of $801,000 to VPIF, $3,146,000 to DPAC, and $779,000 to deferred income taxes). At December 31, 1999, net unrealized investment loss on fixed maturities designated as available for sale totaled $22,731,000. Depreciation of $6,955,000 was included in stockholder's equity at December 31, 1999 (net of adjustments of $1,785,000 to VPIF, $10,246,000 to DPAC, and $3,745,000 to
deferred income taxes).

At December 31, 2000, net unrealized depreciation on equity securities was comprised entirely of gross depreciation of $1,820,000. At December 31, 1999, net unrealized appreciation on equity securities was comprised entirely of gross appreciation of $2,378,000.

Amortized cost and estimated fair value of fixed maturities designated as available for sale, by contractual maturity, at December 31, 2000 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS (continued)
                                                      Amortized       Estimated
December 31, 2000                                       Cost          Fair Value
-----------------                                     ---------       ----------
                                                        (Dollars in thousands)
Due within one year .........................         $ 51,001         $ 50,836
Due after one year through five years .......          323,753          317,862
Due after five years through ten years ......           45,812           44,891
Due after ten years .........................            8,063            7,610
                                                      --------         --------
                                                       428,629          421,199
Other asset-backed securities ...............          223,787          224,122
Mortgage-backed securities ..................          146,335          147,257
                                                      --------         --------
Total .......................................         $798,751         $792,578
                                                      ========         ========

An analysis of sales, maturities, and principal repayments of the Companies' fixed maturities portfolio follows:

                                                              Gross       Gross        Proceeds
                                              Amortized     Realized     Realized        From
                                                 Cost         Gains       Losses         Sale
                                               --------     --------     --------      --------
                                                            (Dollars in thousands)
For the year ended December 31, 2000:
Scheduled principal repayments, calls, and
   tenders ...............................     $ 91,158     $    122     $     (1)     $ 91,279
Sales ....................................      120,125          285       (6,553)      113,857
                                               --------     --------     --------      --------
Total ....................................     $211,283     $    407     $ (6,554)     $205,136
                                               ========     ========     ========      ========

For the year ended December 31, 1999:
Scheduled principal repayments, calls, and
   tenders ...............................     $141,346     $    216         (174)     $141,388
Sales ....................................       80,472          141     $ (1,454)       79,159
                                               --------     --------     --------      --------
Total ....................................     $221,818     $    357     $ (1,628)     $220,547
                                               ========     ========     ========      ========

For the year ended December 31, 1998:
Scheduled principal repayments, calls, and
   tenders ...............................     $102,504     $     60     $     (3)     $102,561
Sales ....................................       43,204          518       (1,030)       42,692
                                               --------     --------     --------      --------
Total ....................................     $145,708     $    578     $ (1,033)     $145,253
                                               ========     ========     ========      ========

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS (continued)

Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary.

During the second quarter of 2000, Golden American determined that the carrying value of an impaired bond exceeded its estimated net realizable value. As a result, on June 30, 2000, Golden American recognized a total pre-tax loss of approximately $142,000 to reduce the carrying value of the bond to its net realizable value of $315,000 at December 31, 2000.

During the fourth quarter of 1998, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at December 31, 1998, Golden American recognized a total pre-tax loss of $973,000 to reduce the carrying value of the bonds to their combined net realizable value of $2,919,000. During the second quarter of 1999, further information was received regarding these bonds and Golden American determined that the carrying value of the two bonds exceeded their estimated net realizable value. As a result, at June 30, 1999, Golden American recognized a total pre-tax loss of $1,639,000 to further reduce the carrying value of the bonds to their combined net realizable value of $1,137,000. During the year 2000, these bonds had no further reduction in carrying value.

Investments on Deposit: At December 31, 2000 and 1999, affidavits of deposits covering bonds with a par value of $6,870,000 and $6,470,000, respectively, were on deposit with regulatory authorities pursuant to certain statutory requirements.

Investment Diversifications: The Companies' investment policies related to the investment portfolio require diversification by asset type, company, and industry and set limits on the amount which can be invested in an individual issuer. Such policies are at least as restrictive as those set forth by regulatory authorities. The following percentages relate to holdings at December 31, 2000 and December 31, 1999. Fixed maturities included investments in basic industrials (29% in 2000, 29% in 1999), conventional mortgage-backed securities (20% in 2000, 22% in 1999), financial companies (14% in 2000, 16% in 1999), and other asset-backed securities (20% in 2000, 19% in 1999). Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (15% in 2000, 12% in 1999) and Utah (9% in 2000, 10% in
1999). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at December 31, 2000 and 1999. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (29% in 2000, 34% in 1999), industrial buildings (35% in 2000, 33% in 1999), retail facilities (18% in 2000, 19% in 1999), and multi-family apartments (10% in 2000, 10% in 1999). Equity securities are not significant to the Companies' overall investment portfolio.

No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockholder's equity at December 31, 2000.

4.   COMPREHENSIVE INCOME

Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. Total comprehensive income (loss) for the Companies includes $606,000 for the year ended December 31, 2000 for First Golden and $(452,000) and $1,015,000 for the years ended December 31, 1999 and 1998, respectively. Other comprehensive income excludes net investment gains (losses) included in net income, which merely represent transfers from unrealized to realized gains and losses. These amounts total $(2,670,000), $(1,468,000) and $(2,133,000) in the years ended December 31, 2000, 1999 and 1998, respectively. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments to VPIF and DPAC totaling $(4,742,000), $(1,441,000) and $705,000 in the years ended December 31, 2000, 1999 and 1998, respectively.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

5.   FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of estimated fair value of all financial instruments, including both assets and liabilities recognized and not recognized in a company's balance sheet, unless specifically exempted. SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," requires additional disclosures about derivative financial instruments. Most of the Companies' investments, investment contracts, and debt fall within the standards' definition of a financial instrument. Fair values for the Companies' insurance contracts other than investment contracts are not required to be disclosed. In cases where quoted market prices are not available, estimated fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accounting, actuarial, and regulatory bodies are continuing to study the methodologies to be used in developing fair value information, particularly as it relates to such things as liabilities for insurance contracts. Accordingly, care should be exercised in deriving conclusions about the Companies' business or financial condition based on the information presented herein.

The Companies closely monitor the composition and yield of invested assets, the duration and interest credited on insurance liabilities, and resulting interest spreads and timing of cash flows. These amounts are taken into consideration in the Companies' overall management of interest rate risk, which attempts to minimize exposure to changing interest rates through the matching of investment cash flows with amounts expected to be due under insurance contracts. These assumptions may not result in values consistent with those obtained through an actuarial appraisal of the Companies' business or values that might arise in a negotiated transaction.

The following compares carrying values as shown for financial reporting purposes with estimated fair values:

December 31                                           2000                      1999
                                             -----------------------   -----------------------
                                                           Estimated                Estimated
                                              Carrying       Fair       Carrying      Fair
                                                Value        Value        Value       Value
                                             ----------   ----------   ----------   ----------
                                                           (Dollars in thousands)
ASSETS
   Fixed maturities, available for sale ..   $  792,578   $  792,578   $  835,321   $  835,321
   Equity securities .....................        6,791        6,791       17,330       17,330
   Mortgage loans on real estate .........       99,916      100,502      100,087       95,524
   Policy loans ..........................       13,323       13,323       14,157       14,157
   Short-term investments ................      106,775      106,775       80,191       80,191
   Cash and cash equivalents .............       63,207       63,207       14,380       14,380
   Separate account assets ...............    9,831,489    9,831,489    7,562,717    7,562,717

LIABILITIES
   Annuity products ......................    1,047,932      962,810    1,017,105      953,546
   Surplus notes .........................      245,000      204,455      245,000      226,100
   Revolving note payable ................           --           --        1,400        1,400
   Separate account liabilities ..........    9,831,489    9,831,489    7,562,717    7,562,717

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

5.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

The following methods and assumptions were used by the Companies in estimating fair values.

Fixed maturities: Estimated fair values of conventional mortgage-backed securities not actively traded in a liquid market and publicly traded securities are estimated using a third party pricing process. This pricing process uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities.

Equity securities: Estimated fair values of equity securities, which consist of the Companies' investment in the portfolios underlying its separate accounts, are based upon the quoted fair value of individual securities comprising the individual portfolios. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable returns and quality.

Mortgage loans on real estate: Fair values are estimated by discounting expected cash flows, using interest rates currently offered for similar loans.

Policy loans: Carrying values approximate the estimated fair value for policy loans.

Short-term investments and cash and cash equivalents: Carrying values reported in the Companies' historical cost basis balance sheet approximate estimated fair value for these instruments due to their short-term nature.

Separate account assets: Separate account assets are reported at the quoted fair values of the individual securities in the separate accounts.

Annuity products: Estimated fair values of the Companies' liabilities for future policy benefits for the divisions of the variable annuity products with fixed interest guarantees and for supplemental contracts without life contingencies are stated at cash surrender value, the cost the Companies would incur to extinguish the liability.

Surplus notes: Estimated fair value of the Companies' surplus notes were based upon discounted future cash flows using a discount rate approximating the current market value.

Revolving note payable: Carrying value reported in the Companies' historical cost basis balance sheet approximates estimated fair value for this instrument, as the agreement carries a variable interest rate provision.

Separate account liabilities: Separate account liabilities are reported at full account value in the Companies' historical cost balance sheet. Estimated fair values of separate account liabilities are equal to their carrying amount.

6.   VALUE OF PURCHASED IN FORCE

As a result of the merger, a portion of the purchase price was allocated to the right to receive future cash flows from existing insurance contracts. This allocated cost represents VPIF, which reflects the value of those purchased policies calculated by discounting actuarially determined expected future cash flows at the discount rate determined by the purchaser. Interest was accrued at a rate of 7.32% during 2000 (7.33% during 1999, and 7.29% during 1998).

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

6.   VALUE OF PURCHASED IN FORCE (continued)

A reconciliation of the change in the VPIF asset follows:

Year Ended December 31                           2000        1999        1998
                                               --------    --------    --------
                                                     (Dollars in thousands)
Beginning balance .........................    $ 31,727    $ 35,977    $ 43,174
   Accretion of interest ..................       2,016       2,372       2,802
   Amortization of asset ..................      (6,817)     (8,610)     (7,526)
   Adjustment for unrealized gains (losses)        (984)      1,988        (203)
   Purchase price adjustment to opening
      balance sheet .......................          --          --      (2,270)
                                               --------    --------    --------
Ending balance ............................    $ 25,942    $ 31,727    $ 35,977
                                               ========    ========    ========

Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 2000, is $3.9 million in 2001, $3.6 million in 2002, $3.0 million in 2003, $2.4 million in 2004, and $1.9 million in 2005. Actual amortization may vary based upon changes in assumptions and experience.

7.   INCOME TAXES

Golden American files a consolidated federal income tax return. Under the Internal Revenue Code, a newly acquired insurance company cannot file as part of the Parent's consolidated tax return for 5 years.

At December 31, 2000, the Companies have net operating loss ("NOL") carryforwards for federal income tax purposes of approximately $189,656,000. Approximately $5,094,000, $3,354,000, $50,449,000, $94,078,000 and $36,681,000
of these NOL carryforwards are available to offset future taxable income of the Companies through the years 2011, 2012, 2018, 2019 and 2020, respectively.

INCOME TAX EXPENSE (BENEFIT)
Income tax expense (benefit) included in the consolidated financial statements follows:

Year Ended December 31                           2000        1999        1998
                                               --------    --------    --------
                                                    (Dollars in thousands)
Current ...................................    $    (46)   $     --    $     --
Deferred ..................................      13,728       8,523       5,279
                                               --------    --------    --------
                                               $ 13,682    $  8,523    $  5,279
                                               ========    ========    ========

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

7.   INCOME TAXES (continued)

The effective tax rate on income before income taxes is different from the prevailing federal income tax rate. A reconciliation of this difference follows:

Year Ended December 31                           2000        1999        1998
                                               --------    --------    --------
                                                    (Dollars in thousands)

Income before income taxes ................    $ 32,862    $ 19,737    $ 10,353
                                               ========    ========    ========
Income tax at federal statutory rate ......    $ 11,502    $  6,908    $  3,624
Tax effect of:
    Goodwill amortization .................       1,322       1,322       1,322
    Meals and entertainment ...............         292         199         157
    Other items ...........................         566          94         176
                                               --------    --------    --------
Income tax expense ........................    $ 13,682    $  8,523    $  5,279
                                               ========    ========    ========

DEFERRED INCOME TAXES
The tax effect of temporary differences giving rise to the Companies' deferred income tax assets and liabilities at December 31, 2000 and 1999 follows:

December 31                                                                2000         1999
                                                                        ---------    ---------
                                                                        (Dollars in thousands)
Deferred tax assets:
   Net unrealized depreciation of securities at fair value ..........   $     637    $      --
   Net unrealized depreciation of available for sale fixed maturities         779        3,745
   Future policy benefits ...........................................     163,691      133,494
   Goodwill .........................................................      15,111       16,323
   Net operating loss carryforwards .................................      66,380       56,630
   Other ............................................................       1,333        1,333
                                                                        ---------    ---------
                                                                          247,931    $ 211,525
Deferred tax liabilities:
   Net unrealized appreciation of securities at fair value ..........          --         (832)
   Fixed maturity securities ........................................     (17,774)     (17,774)
   Deferred policy acquisition costs ................................    (184,743)    (154,706)
   Mortgage loans on real estate ....................................        (715)        (715)
   Value of purchased insurance in force ............................      (8,512)     (10,462)
   Other ............................................................     (25,724)      (1,348)
                                                                        ---------    ---------
                                                                         (237,468)    (185,837)
                                                                        ---------    ---------
Valuation allowance .................................................      (1,416)      (3,745)
                                                                        ---------    ---------
Deferred income tax asset ...........................................   $   9,047    $  21,943
                                                                        =========    =========

At December 31, 2000, the Company reported, for financial statement purposes, unrealized losses on certain investments, which have not been recognized for tax purposes. Since it is uncertain as to whether these capital losses, if ever realized, could be utilized to offset capital gains, a valuation allowance has been established for the tax effect of the financial statement losses.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

8.   RETIREMENT PLANS AND EMPLOYEE STOCK COMPENSATION

DEFINED BENEFIT PLANS
In 2000, 1999 and 1998, the Companies were allocated their share of the pension liability associated with their employees. The Companies' employees are covered by the employee retirement plan of an affiliate, Equitable Life. Further, Equitable Life sponsors a defined contribution plan that is qualified under Internal Revenue Code Section 401(k).

The following tables summarize the benefit obligations and the funded status for pension benefits over the two-year period ended December 31, 2000:

                                                            2000         1999
                                                           -------      -------
                                                          (Dollars in thousands)
Change in benefit obligation:
   Benefit obligation at January 1 ...............         $ 4,221      $ 4,454
   Service cost ..................................           1,569        1,500
   Interest cost .................................             554          323
   Actuarial (gain) loss .........................           1,562       (2,056)
                                                           -------      -------
   Benefit obligation at December 31 .............         $ 7,906      $ 4,221
                                                           =======      =======

Funded status:
   Funded status at December 31 ..................         $(7,906)     $(4,221)
   Unrecognized past service cost ................             141           --
   Unrecognized net loss .........................           1,627          210
                                                           -------      -------
   Net amount recognized .........................         $(6,138)     $(4,011)
                                                           =======      =======

The Companies' plan assets were held by Equitable Life, an affiliate. During 1998, the Equitable Life Employee Pension Plan began investing in an undivided interest of the ING-NA Master Trust (the "Master Trust"). Boston Safe Deposit and Trust Company holds the Master Trust's investment assets.

The weighted-average assumptions used in the measurement of the Companies' benefit obligation follows:

December 31                                                  2000         1999
                                                            ------       ------
Discount rate ....................................           7.75%        8.00%
Expected return on plan assets ...................           9.25         9.25
Rate of compensation increase ....................           5.00         5.00

The following table provides the net periodic benefit cost for the fiscal years 2000, 1999, and 1998:

Year Ended December 31                              2000       1999       1998
                                                   ------     ------     ------
                                                      (Dollars in thousands)
Service cost ...............................       $1,569     $1,500     $1,138
Interest cost ..............................          554        323         97
                                                   ------     ------     ------
Net periodic benefit cost ..................       $2,123     $1,823     $1,235
                                                   ======     ======     ======

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

8.   RETIREMENT PLANS AND EMPLOYEE STOCK COMPENSATION (continued)

There were no gains or losses resulting from curtailments or settlements during 2000, 1999, or 1998.

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $7,906,000, $4,701,000, and $0, respectively, as of December 31, 2000 and $4,221,000, $2,488,000, and $0, respectively, as of December 31,
1999.

PHANTOM STOCK OPTION PLAN
The Phantom Stock Option Plan (the "Phantom Plan"), which covers certain key employees, is similar to a standard stock option plan; however, the phantom share option entitles the holder to a cash benefit in Dutch Guilders linked to the rise in value of ING ordinary shares on the Amsterdam Stock Exchange. The plan participants are entitled to any appreciation in the value of ING ordinary shares over the Phantom Plan option price (strike price) of 53.85 Euros for options issued on July 1, 1999, 140.40 Dutch Guilders for options issued on May 26, 1998, and 85.10 Dutch Guilders for options issued on May 23, 1997, not the ordinary shares themselves.

Options are granted at fair value on the date of grant. Options in the Phantom Plan are subject to forfeiture to ING should the individuals terminate their relationship with ING before the three-year initial retention period has elapsed. All options expire five years from the date of grant.

On July 1, 1999, ING issued 34,750 options to employees of Golden American related to this plan at a strike price of 53.85 Euros.

On May 26, 1998, ING issued 42,400 options related to this plan at a strike price of 140.40 Dutch Guilders. Since the strike price at December 31, 1998 was higher than the ING share price, there was no compensation expense related to these options in 1998.

On May 23, 1997, ING issued 3,500 options related to this plan at a strike price of 85.10 Dutch Guilders. Since the strike price was lower than the ING share price at December 31, 1998, Golden American incurred $46,000 of compensation expense related to these options during 1998.

No expense was recognized in 1999 related to the above options. As of December 31, 1999, 58,250 options remain outstanding.

During 2000, the Phantom Plan liability was transferred to ING. As of December 31, 2000, the Companies held no liabilities under the Phantom Plan. There were no expenses incurred related to this plan during the year ended December 31, 2000.

9.   RELATED PARTY TRANSACTIONS

Operating Agreements: Directed Services, Inc. ("DSI"), an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. For the years ended December 31, 2000, 1999 and 1998, the Companies paid commissions to DSI totaling $208,883,000, $181,536,000, and $117,470,000, respectively.

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the years ended December 31, 2000, 1999 and 1998, the fee was $21,296,000, $10,136,000, and $4,771,000,
respectively.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

Effective January 1, 1998, the Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets under management. The fee is payable quarterly. For the years ended December 31, 2000, 1999 and 1998, the Companies incurred fees of $2,521,000, $2,227,000 and $1,504,000, respectively, under this agreement.

Golden American has a guaranty agreement with Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2000, Golden American incurred a fee of $7,000 under this agreement. No annual fee was paid in 1999.

Golden American provides certain advisory, computer, and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $6,193,000, $6,107,000 and $5,833,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $1,270,000, $1,251,000 and $1,058,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

First Golden provided resources and services to DSI. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $223,000, $387,000, and $75,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $455,000 and $244,000 for the years ended December 31, 2000 and 1999, respectively.

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $593,000 and $460,000 for the years ended December 31, 2000 and 1999, respectively.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $261,000 and $216,000 for the years ended December 31, 2000 and 1999, respectively.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $115,000 and $103,000 for the years ended December 31, 2000 and 1999, respectively.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

In 2000, 1999, and 1998, the Companies received 11.3%, 10.0%, and 9.6% of total premiums, net of reinsurance, for variable products sold through eight affiliates as noted in the following table:

Year Ended December 31                            2000        1999        1998
                                                -------     -------     -------
                                                    (Dollars in thousands)
LSSI .......................................    $ 127.0     $ 168.5     $ 122.9
Vestax Securities Corporation ..............       47.2        88.1        44.9
DSI ........................................        1.4         2.5        13.6
Multi-Financial Securities Corporation .....       38.6        44.1        13.4
IFG Network Securities, Inc. ...............       23.1        25.8         3.7
Washington Square ..........................       44.6          --          --
Primevest ..................................        6.2          --          --
Compulife ..................................        2.7          --          --
                                                -------     -------     -------
Total ......................................    $ 290.8     $ 329.0     $ 198.5
                                                =======     =======     =======

Modified Coinsurance Agreement: On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee. The financial statements are presented net of the effects of the agreement.

Under this agreement, Golden American received a net reimbursement of expenses and charges of $218.8 million. This was offset by a decrease in deferred acquisition costs of $223.7 million. As at December 31, 2000, Golden American also had a payable to Equitable Life of $16.3 million due to the overpayment by Equitable Life of the cash settlement for the modified coinsurance agreement.

Reinsurance Agreement Covering Minimum Guaranteed Benefits: On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued on or after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $10,500,000 related to this agreement. Under this agreement, Golden American recorded a reinsurance recoverable of $14.6 million at December 31, 2000.

Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval from the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $481,000, $815,000 and $1,765,000 for the years ended December 31, 2000, 1999 and 1998, respectively. At December 31, 2000, 1999 and 1998, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

Line of credit: Golden American maintained a line of credit agreement with Equitable to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective December 1, 1996 and expired December 31, 1997, Golden American could borrow up to $25,000,000. Interest on any borrowings was charged at the rate of Equitable's monthly average aggregate cost of short-term funds plus 1.00%. Under this agreement, Golden American incurred interest expense of $211,000 for the year ended December 31, 1998. The outstanding balance was paid by a capital contribution and with funds borrowed from ING AIH.

Surplus Notes: On December 30, 1999, Golden American issued an 8.179% surplus note in the amount of $50,000,000 to Equitable Life. The note matures on December 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $4,112,000 for the year ended December 31, 2000. Golden American incurred no interest expense during the year ended December 31, 1999.

On December 8, 1999, Golden American issued a 7.979% surplus note in the amount of $35,000,000 to First Columbine Life Insurance Company ("First Columbine"), an affiliate. The note matures on December 7, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $2,961,000 and $0 for the years ended December 31, 2000 and 1999, respectively.

On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $5,813,000 in 2000 and $1,469,000 in 1999. On December 30, 1999, ING AIH assigned the note to Equitable Life.

On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $4,350,000 in 2000 and 1999. Golden American incurred no interest in 1998.

On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $2,063,000 in 2000, unchanged from 1999 and 1998. On December 17, 1996, Golden American contributed the $25,000,000 to First Golden acquiring 200,000 shares of common stock (100% of outstanding stock).

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

Stockholder's Equity: During 2000, 1999 and 1998, Golden American received capital contributions from its Parent of $80,000,000, $121,000,000 and $122,500,000, respectively. As at December 31, 2000, Golden American also had a receivable of $35,000,000 from capital contributions made by its Parent.

10.  COMMITMENTS AND CONTINGENCIES

Reinsurance: At December 31, 2000, the Companies had reinsurance treaties with six unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. Golden American remains liable to the extent reinsurers do not meet their obligations under the reinsurance agreements. Reinsurance ceded in force for life mortality risks were $105,334,000, and $119,575,000 at December 31, 2000 and 1999, respectively. At
December 31, 2000 and 1999, the Companies have a net receivable of $33,973,000 and $14,834,000, respectively, for reserve credits, reinsurance claims, or other receivables from these reinsurers comprised of $16,462,000 and $493,000, respectively, for claims recoverable from reinsurers, $4,007,000 and $1,201,000, respectively, for a payable for reinsurance premiums, and $21,518,000 and $15,542,000, respectively, for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements, excluding the modified coinsurance agreements, are net considerations to reinsurers of $21,655,000, $9,883,000 and $4,797,000 and net policy benefits recoveries of $8,927,000, $3,059,000 and $2,170,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee. At December 31, 2000, Golden American had received a total settlement of $218.8 million under this agreement. The carrying value of the separate account liabilities covered under this agreement represent 17.6% of total separate account liabilities outstanding at December 31, 2000. Golden American remains liable to the extent Equitable Life does not meet its obligations under the agreement. The accompanying statement of operations, statement of changes in stockholder's equity and statement of cash flows are presented net of the effects of the agreement.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and guaranteed living benefits of variable annuities issued on or after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $10,500,000 related to this agreement.

On December 29, 2000, First Golden entered into a reinsurance treaty with London Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued on or after January 1, 2000.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty which increased income by $736,000, $1,729,000, $1,022,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

Guaranty Fund Assessments: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially recovered through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

10.  COMMITMENTS AND CONTINGENCIES (continued)

premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. Accordingly, the Companies accrued and charged to expense an additional $3,000, $3,000 and $1,123,000 for the years ended December 31, 2000, 1999 and 1998, respectively. At December 31, 2000 and 1999, the Companies have an undiscounted reserve of $2,430,000, and $2,444,000, respectively, to cover estimated future assessments (net of related anticipated premium tax credits) and have established an asset totaling $733,000, and $618,000, respectively, for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.

Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability from Concentrations: The Companies have various concentrations in the investment portfolio (see Note 3 for further information). The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable insurance products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could cause a severe impact to the Companies' financial condition. A broker/dealer, having at least ten percent of total net premiums, generated 11% of the Companies' sales in 2000 (28% and 26% by two broker/dealers during 1999 and 1998, respectively). Two broker dealers, having at least ten percent of total gross premiums, generated 21% of the Companies' sales in 2000 (30% and 27% by two broker/dealers during 1999 and 1998, respectively). The Premium Plus product generated 71% of the Companies' sales during 2000 (79% during 1999 and 63% during 1998).

Leases: The Companies lease their home office space, certain other equipment, and capitalized computer software under operating leases which expire through 2020. During the years ended December 31, 2000, 1999 and 1998, rent expense totaled $2,874,000, $2,273,000, and $1,241,000, respectively. At December 31,
2000, minimum rental payments due under all non-cancelable operating leases with initial terms of one year or more are: 2001 - $3,790,000; 2002 - $3,257,000;
2003 - $2,611,000; 2004 - $2,419,000; 2005 - $2,419,000, and 2006 and thereafter
- $38,700,000.

Revolving Note Payable: To enhance short-term liquidity, the Companies established a revolving note payable with SunTrust Bank, Atlanta (the "Bank") which expires July 30, 2001. The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The note accrues interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.225% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the years ended December 31, 2000, 1999 and 1998, the Companies incurred interest expense of $87,000, $198,000 and $352,000, respectively. At December 31, 2000, there were no amounts outstanding under this agreement. At December 31, 1999, the Companies had a $1,400,000 note payable to the Bank under this agreement.

--------------------------------------------------------------------------------
                                   APPENDIX A
--------------------------------------------------------------------------------


                          TERM INDEXED ACCOUNT EXAMPLES

EXAMPLE #1:  END OF TERM S&P 500 INDEX VALUES - ISSUE DAY = 1 TO 28
     The End of Term S&P 500 Index Value is calculated as an average of the 12 monthly S&P 500 index values in the final year of the term. The dates of the monthly values are the monthiversary dates in the final Contract year. For policies issued on the 1st through 28th day of the month, the monthly values are based on the day of the month corresponding to the issue day in the final Contract year. If the monthiversary date falls on a weekend or holiday, the index value from the next business day is used.

     Assume a Contract is issued 1/1/1994 for a 7 year term. The index values for the final Contract year will correspond to the following dates:

      ----------------------- ---------------------- -----------------------
       MONTHIVERSARY DATE          DAY OF WEEK         DATE OF INDEX RATE
      ----------------------- ---------------------- -----------------------
               2/1/2000              Tuesday                2/1/2000
               3/1/2000             Wednesday               3/1/2000
               4/1/2000             Saturday                4/3/2000
               5/1/2000              Monday                 5/1/2000
               6/1/2000             Thursday                6/1/2000
               7/1/2000             Saturday                7/3/2000
               8/1/2000              Tuesday                8/1/2000
               9/1/2000              Friday                 9/1/2000
              10/1/2000              Sunday                10/2/2000
              11/1/2000             Wednesday              11/1/2000
              12/1/2000              Friday                12/1/2000
               1/1/2001         Monday (Holiday)            1/2/2001



EXAMPLE #2:  END OF TERM S&P 500 INDEX VALUES - ISSUE DAY = 29 TO 31
     The End of Term S&P 500 Index Value is calculated as an average of the 12 monthly S&P 500 index values in the final year of the term. The dates of the monthly values are the monthiversary dates in the final Contract year. For policies issued on the 29th through 31st day of the month, the monthly values in the final Contract year are based on the day of the month corresponding to the issue day. For months that are shorter than the issue month, the monthiversary date is the first day of the following month. If the monthiversary date falls on a weekend or holiday, the index value from the next business day is used.

     Assume a Contract is issued 1/31/1994 for a 7 year term. The index values for the final Contract year will correspond to the following dates:

      ------------------------ ---------------------- ----------------------
        MONTHIVERSARY DATE          DAY OF WEEK        DATE OF INDEX RATE
      ------------------------ ---------------------- ----------------------
             3/1/2000                Wednesday              3/1/2000
             3/31/2000                Friday                3/31/2000
             5/1/2000                 Monday                5/1/2000
             5/31/2000               Wednesday              5/31/2000
             7/1/2000                Saturday               7/3/2000
             7/31/2000                Monday                7/31/2000
             8/31/2000               Thursday               8/31/2000
             10/1/2000                Sunday                10/2/2000
            10/31/2000                Tuesday              10/31/2000
             12/1/2000                Friday                12/1/2000
            12/31/2000                Sunday                1/2/2000
             1/31/2001               Wednesday              1/31/2001
      ------------------------ ---------------------- ----------------------


EXAMPLE #3:  FUND ACCOUNT VALUE -- EXAMPLE OF POSITIVE S&P 500 GROWTH

     Assume $100,000 single premium investment in Fund #2 with an index period of 7 years, an issue date of 01/01/1994, and a participation rate of 75%.

FUND ACCOUNT VALUE DURING THE INDEX TERM

     The Term Indexed Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1994 through 01/01/2001 the Fund Account Value is equal to $100,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE INDEX TERM
     The following table contains the closing S&P 500 Index Values applicable to this Contract:

     ----------------------- ----------------- --------------------- ------------------ --------------------- -------------
       MONTHIVERSARY DATE     S&P 500 INDEX     MONTHIVERSARY DATE     S&P 500 INDEX     MONTHIVERSARY DATE     S&P 500
                                                                                                                 INDEX
    ----------------------- ----------------- --------------------- ------------------ --------------------- -------------
            1/1/1994              465.44
            2/1/2000             1409.28             3/1/2000             1379.19             4/1/2000          1505.97
            5/1/2000             1468.25             6/1/2000             1448.81             7/1/2000          1469.54
            8/1/2000             1438.10             9/1/2000             1520.77            10/1/2000          1436.23
           11/1/2000             1421.22            12/1/2000             1315.23             1/1/2001          1283.27
     ----------------------- ----------------- --------------------- ------------------ --------------------- -------------

     1.   Beginning of Term S&P 500 index value = 465.44

     2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 +
          1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

     3. Index Growth = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 - 465.44) / 465.44 = 2.0609

     4. Index Return = 1 + Maximum[(Index Growth * Participation Rate), 0] = 1 + (2.0609 * 75%) = 1 + 1.5457 = 2.5457

     5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * (2.5457) = $254,570.



EXAMPLE #4:  FUND ACCOUNT VALUE -- EXAMPLE OF NEGATIVE S&P 500 GROWTH

     Assume $100,000 single premium investment in the Term Indexed Account with an index period of 7 years, an issue date of 01/01/1973, and a participation rate of 75%.

FUND ACCOUNT VALUE DURING THE INDEX TERM

     The Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1973 through 01/01/1980 the Fund Account Value is equal to $100,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE INDEX TERM
     The following table contains the closing S&P 500 Index Values applicable to this Contract:

------------------------ ------------------ -------------------- ------------------- --------------------- -----------------
  MONTHIVERSARY DATE       S&P 500 INDEX    MONTHIVERSARY DATE     S&P 500 INDEX      MONTHIVERSARY DATE    S&P 500 INDEX
------------------------ ------------------ -------------------- ------------------- --------------------- -----------------
       1/1/1973               119.10
       2/1/1979                99.96             3/1/1979              96.90               4/1/1979             100.90
       5/1/1979               101.68             6/1/1979              99.17               7/1/1979             101.99
       8/1/1979               104.17             9/1/1979              107.44             10/1/1979             108.56
       11/1/1979              102.57             12/1/1979             105.83              1/1/1980             105.76
------------------------ ------------------ -------------------- ------------------- --------------------- -----------------

     1.   Beginning of Term S&P 500 index value = 119.10.

     2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (99.96 + 96.90 + 100.90 +
          101.68 + 99.17 + 101.99 + 104.17 +107.44 + 108.56 + 102.57 + 105.83 +
          105.76) / 12 = 1234.93 / 12 = 102.91

     3. Index Growth = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (102.91
          - 119.15) / 119.10 = -0.1359

     4. Index Return = 1 + Maximum[(Index Growth * Participation Rate), 0] = 1 + Maximum[(-0.1359 * 75%), 0} = 1 + 0 = 1

     5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * 1 = $100,000.

EXAMPLE #5:  FUND ACCOUNT VALUE -- EXAMPLE OF MULTIPLE PREMIUMS

     Assume $50,000 of premium investment in the Term Indexed Fund with an index period of 7 years, an issue date of 01/01/1994, and a participation rate of 75%. The premiums are received in two payments: $30,000 is received on the issue date, 1/1/1994; the final premium of $20,000 is received on 2/15/1994.

FUND ACCOUNT VALUE DURING THE INDEX TERM

     The Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1994 through 02/15/1994 the Term Index Fund Account Value is equal to $30,000. When the second premium is paid on 02/15/1994, the Term Index Fund Account Value increases to $50,000 ($30,000 + $20,000). The term index fund value remains at $50,000 (assuming no withdrawals) until the end of the Index Term, 1/1/2001.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE INDEX TERM
     In the initial index term, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP Index value based on the initial premium. In renewal Index Terms, the BOP and EOP Index values will be the same for all contract value allocated to the Term Index Fund.

     The following tables contain the closing S&P 500 Index Values applicable to this Contract:

     --------------------------------------------------------------
                    BEGINNING OF PERIOD INDEX VALUES

     --------------------------------------------------------------
              Date                               S&P 500 Index
            1/1/1994                                 465.44
           2/15/1994                                 472.52
     ------------------------------- ------------------------------



     ----------------------------------------------------------------------------------------------------------------------
                                              END OF PERIOD MONTHIVERSARY INDEX VALUES
     ----------------------------------------------------------------------------------------------------------------------
           Date           S&P 500 Index             Date            S&P 500 Index           Date          S&P 500 Index
         2/1/2000            1409.28              3/1/2000             1379.19            4/1/2000           1505.97
         5/1/2000            1468.25              6/1/2000             1448.81            7/1/2000           1469.54
         8/1/2000            1438.10              9/1/2000             1520.77           10/1/2000           1436.23
        11/1/2000            1421.22             12/1/2000             1315.23            1/1/2001           1283.27
     ----------------- --------------------- ------------------- -------------------- ----------------- -------------------


PREMIUM #1

     1.   Beginning of Term S&P 500 index value = 465.44

     2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 +
          1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

     3. Index Growth = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 - 465.44) / 465.44 = 2.0609

     4. Index Return = 1 + Maximum[(Index Growth * Participation Rate), 0] = 1 + (2.0609 * 75%) = 1 + 1.5457 = 2.5457

     5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($30,000 - $0) * (2.5457) = $76,371.


PREMIUM #2

     1.   Beginning of Term S&P 500 index value for premium #2 = 472.52

     2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 +
          1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

     3. Index Growth for Premium #2 = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 - 472.52) / 472.52 = 2.0150

     4. Index Return = 1 + Maximum[(Index Growth * Participation Rate), 0] = 1 + (2.0569 * 75%) = 1 + 1.5427 = 2.5113

     5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($20,000 - $0) * (2.5113) = $50,226.


TOTAL END OF TERM FUND ACCOUNT VALUE

     1. End of Term Fund Account Value = Premium #1 End of Term Fund Account Value + Premium #2 End of Term Fund Account Value = $76,371 + $50,226 = $126,597.

--------------------------------------------------------------------------------
                                   APPENDIX B
--------------------------------------------------------------------------------


                         ANNUAL INDEXED ACCOUNT EXAMPLES

EXAMPLE #1:  FUND ACCOUNT VALUE -- EXAMPLE OF S&P 500 GROWTH

     Assume $100,000 single premium investment in the Annual Indexed Account with an index term of 7 years, and an issue date of 01/01/1999. On 01/01/1999, the participation rate is 75%, and the cap is 15%. On renewal on 01/01/2000, the participation rate is 80% and the cap is 10%.

FUND ACCOUNT VALUE DURING THE FIRST CONTRACT YEAR

     The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1999 through 01/01/2000 the Fund Account Value is equal to $100,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE FIRST CONTRACT YEAR
     The following table contains the closing S&P 500 Index Values applicable to the first Contract year:

    --------------------- ------------------ --------------------- -------------------- -------------------- --------------
     MONTHIVERSARY DATE     S&P 500 INDEX     MONTHIVERSARY DATE      S&P 500 INDEX     MONTHIVERSARY DATE   S&P 500 INDEX
    --------------------- ------------------ --------------------- -------------------- -------------------- --------------
          1/1/1999             1228.10
          2/1/1999             1273.00             3/1/1999              1236.16             4/1/1999           1293.72
          5/1/1999             1354.63             6/1/1999              1294.26             7/1/1999           1380.96
          8/1/1999             1328.05             9/1/1999              1331.07             10/1/1999          1282.81
         11/1/1999             1354.12            12/1/1999              1397.72             1/1/2000           1455.22
    --------------------- ------------------ --------------------- -------------------- -------------------- --------------

     1.   Beginning of Contract Year S&P 500 index value = 1228.10

     2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 +
          1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 + 1354.12 +
          1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81

     3. Index Growth = Maximum[(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 - 1228.10) / 1228.10
          = 0.0844

     4. Index Return = 1 + Minimum[(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0844 * 75%), 0.15] = 1 + 0.0633 = 1.0633

     5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * (1.0633) = $106,330.

FUND ACCOUNT VALUE DURING THE SECOND CONTRACT YEAR

     The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/2000 through 01/01/2001 the Fund Account Value is equal to $106,330.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE SECOND CONTRACT YEAR
     The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

    ---------------------- ------------------- -------------------- -------------------- ------------------- --------------
     MONTHIVERSARY DATE      S&P 500 INDEX     MONTHIVERSARY DATE      S&P 500 INDEX     MONTHIVERSARY DATE  S&P 500 INDEX
    ---------------------- ------------------- -------------------- -------------------- ------------------- --------------
          1/1/2000              1455.22
          2/1/2000              1409.28             3/1/2000              1379.19             4/1/2000          1505.97
          5/1/2000              1468.25             6/1/2000              1448.81             7/1/2000          1469.54
          8/1/2000              1438.10             9/1/2000              1520.77            10/1/2000          1436.23
          11/1/2000             1421.22             12/1/2000             1315.23             1/1/2001          1283.27
    ---------------------- ------------------- -------------------- -------------------- ------------------- --------------

     1.   Beginning of Contract Year S&P 500 index value = 1455.22

     2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1409.28 + 1379.19 + 1505.97 +
          1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 +
          1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

     3. Index Growth = Maximum[(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum[(1424.66 - 1455.22) / 1455.22, 0] = Maximum[-0.0210, 0] = 0

     4. Index Return = 1 + Minimum[(Index Growth * Participation Rate), Cap] = 1 + Minimum[(0 * 80%), 0.10] = 1 + 0 = 1

     5. Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($106,330 - $0) * (1.0) = $106,330.

EXAMPLE #2:  FUND ACCOUNT VALUE -- EXAMPLE OF S&P 500 GROWTH THAT EXCEEDS CAP

     Assume $100,000 single premium investment in the Annual Indexed Account with an index term of 7 years, and an issue date of 01/01/1997. On 01/01/1997, the participation rate is 80%, and the cap is 15%. On renewal on 01/01/1998, the participation rate is 75% and the cap is 12%.

FUND ACCOUNT VALUE DURING THE FIRST CONTRACT YEAR

     The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1997 through 01/01/1998 the Fund Account Value is equal to $100,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE FIRST CONTRACT YEAR
     The following table contains the closing S&P 500 Index Values applicable to the first Contract year:

     --------------------- ----------------- -------------------- ------------------- ---------------------- --------------
      MONTHIVERSARY DATE    S&P 500 INDEX    MONTHIVERSARY DATE     S&P 500 INDEX      MONTHIVERSARY DATE    S&P 500 INDEX
     --------------------- ----------------- -------------------- ------------------- ---------------------- --------------
           1/1/1997             737.01
           2/1/1997             786.73            3/1/1997              795.31              4/1/1997            759.64
           5/1/1997             798.53            6/1/1997              846.36              7/1/1997            891.03
           8/1/1997             947.14            9/1/1997              927.58              10/1/1997           955.41
          11/1/1997             938.99            12/1/1997             974.77              1/1/1998            975.04
     --------------------- ----------------- -------------------- ------------------- ---------------------- --------------

          1.   Beginning of Contract Year S&P 500 index value = 737.01

          2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (786.73 + 795.31 +
               759.64 + 798.53 + 846.36 + 891.03 + 947.14 + 927.58 + 955.41 +
               938.99 + 974.77 + 975.04) / 12 = 10596.53 / 12 = 883.04

          3.   Index Growth = Maximum[(End of Contract Year S&P 500 Index Value
               - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (883.04 - 737.01) /
               737.01 = 0.1981

          4. Index Return = 1 + Minimum[(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.1981* 80%), 0.15] = 1 + Minimum [0.1585,
               0.15] = 1.15

          5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * (1.15) = $115,000.

FUND ACCOUNT VALUE DURING THE SECOND CONTRACT YEAR

     The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1998 through 01/01/1999 the Fund Account Value is equal to $115,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE SECOND CONTRACT YEAR
     The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

       --------------------- ----------------- --------------------- ------------------ -------------------- --------------
        MONTHIVERSARY DATE    S&P 500 INDEX     MONTHIVERSARY DATE     S&P 500 INDEX    MONTHIVERSARY DATE   S&P 500 INDEX
       --------------------- ----------------- --------------------- ------------------ -------------------- --------------
             1/1/1998             975.04
             2/1/1998            1001.27             3/1/1998             1047.70            4/1/1998           1108.15
             5/1/1998            1121.00             6/1/1998             1090.98            7/1/1998           1148.56
             8/1/1998            1112.44             9/1/1998             994.26             10/1/1998          986.39
            11/1/1998            1111.60            12/1/1998             1175.28            1/1/1999           1228.10
       --------------------- ----------------- --------------------- ------------------ -------------------- --------------

          1.   Beginning of Contract Year S&P 500 index value = 975.04

          2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1001.27 + 1047.70 + 1108.15 + 1121.00 + 1090.98 + 1148.56 + 1112.44 + 994.26 + 986.39
               + 1111.60 + 1175.28 + 1228.10) / 12 = 13125.73 / 12 = 1093.81

          3.   Index Growth = Maximum[(End of Contract Year S&P 500 Index Value
               - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum[(1093.81 - 975.04) / 975.04, 0] = Maximum[0.1218, 0] = 0.1218

          4. Index Return = 1 + Minimum[(Index Growth * Participation Rate), Cap] = 1 + Minimum[(0.1218 * 75%), 0.12] = 1 + Minimum [0.0974,
               0.12] = 1.0974

          5. Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($115,000 - $0) * (1.0974) = $126,201.

EXAMPLE #3:  FUND ACCOUNT VALUE -- EXAMPLE OF MULTIPLE PREMIUMS

     Assume $50,000 of premium investment in the Annual Indexed Account with an index period of 7 years, and an issue date of 01/01/1999. On 01/01/1999, the participation rate is 75%, and the cap is 15%. On renewal on 01/01/2000, the participation rate is 80% and the cap is 10%. The premiums are received in two payments: $30,000 is received on the issue date, 1/1/1999; the final premium of $20,000 is received on 2/15/1999.

FUND ACCOUNT VALUE DURING THE FIRST CONTRACT YEAR

     The Annual Indexed Fund Account Value during the first Contract year equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1999 through 02/15/1999 the Annual Indexed Fund Account Value is equal to $30,000. When the second premium is paid on 02/15/1999, the Annual Indexed Fund Account Value increases to $50,000 ($30,000 + $20,000). The annual indexed fund value remains at $50,000 (assuming no withdrawals) until the end of the first Contract year, 1/1/2000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE FIRST CONTRACT YEAR
     In the first Contract year, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP Index value based on the date of the initial premium. In subsequent Contract years, the BOP and EOP Index values will be the same for all contract value allocated to the Annual Indexed Fund.

     The following tables contain the closing S&P 500 Index Values applicable to this Contract:

        -----------------------------------------------------
                        BEGINNING OF PERIOD INDEX VALUES

        -----------------------------------------------------
            DATE                        S&P 500 INDEX
            1/1/1999                       1228.10
            2/15/1999                      1241.87
        --------------------------- -------------------------


-----------------------------------------------------------------------------------------------------------------------------
                    END OF PERIOD MONTHIVERSARY INDEX VALUES
-----------------------------------------------------------------------------------------------------------------------------
                             S&P 500                                  S&P 500                                  S&P 500
     DATE                     INDEX             DATE                   INDEX             DATE                   INDEX
      2/1/1999               1273.00             3/1/1999             1236.16             4/1/1999             1293.72
      5/1/1999               1354.63             6/1/1999             1294.26             7/1/1999             1380.96
      8/1/1999               1328.05             9/1/1999             1331.07            10/1/1999             1282.81
      11/1/1999              1354.12            12/1/1999             1397.72             1/1/2000             1455.22
---------------------- -------------------- ------------------- -------------------- ------------------- --------------------


PREMIUM #1

          1.   Beginning of Contract Year S&P 500 index value = 1228.10

          2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 + 1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 +
               1282.81 + 1354.12 + 1397.72 + 1455.22) / 12 = 15981.72 / 12 =
               1331.81

          3.   Index Growth = Maximum[(End of Contract Year S&P 500 Index Value
               - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 - 1228.10) /
               1228.10 = 0.0844

          4. Index Return = 1 + Minimum[(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0844 * 75%), 0.15] = 1 + 0.0633 = 1.0633

          5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($30,000 - $0) * (1.0633) = $31,899.


PREMIUM #2

          1.   Beginning of Contract Year S&P 500 index value = 1241.87

          2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 + 1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 +
               1282.81 + 1354.12 + 1397.72 + 1455.22) / 12 = 15981.72 / 12 =
               1331.81

          3.   Index Growth = Maximum[(End of Contract Year S&P 500 Index Value
               - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 - 1241.87) /
               1241.87 = 0.0724

          4. Index Return = 1 + Minimum[(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0844 * 75%), 0.15] = 1 + 0.0543 = 1.0543

          5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($20,000 - $0) * (1.0543) = $21,086.


TOTAL END OF FIRST CONTRACT YEAR FUND ACCOUNT VALUE

     End of Contract Year Annual Indexed Fund Account Value = Premium #1 End of Contract Year Annual Indexed Fund Account Value + Premium #2 End of Contract Year Annual Indexed Fund Account Value = $31,899 + $21,086 = $52,985.

FUND ACCOUNT VALUE DURING THE SECOND CONTRACT YEAR

     The Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/2000 through 01/01/2001 the Fund Account Value is equal to $52,985.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE SECOND CONTRACT YEAR
     The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

         ----------------------- ------------------ -------------------- ---------------- ------------------- -------------
           MONTHIVERSARY DATE      S&P 500 INDEX    MONTHIVERSARY DATE    S&P 500 INDEX   MONTHIVERSARY DATE    S&P 500
                                                                                                                 INDEX
         ----------------------- ------------------ -------------------- ---------------- ------------------- -------------
                1/1/2000              1455.22
                2/1/2000              1409.28            3/1/2000            1379.19           4/1/2000         1505.97
                5/1/2000              1468.25            6/1/2000            1448.81           7/1/2000         1469.54
                8/1/2000              1438.10            9/1/2000            1520.77          10/1/2000         1436.23
               11/1/2000              1421.22            12/1/2000           1315.23           1/1/2001         1283.27
         ----------------------- ------------------ -------------------- ---------------- ------------------- -------------

          1.   Beginning of Contract Year S&P 500 index value = 1455.22

          2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 +
               1436.23 + 1421.22 + 1315.23 + 1283.27) / 12 = 17095.86 / 12 =
               1424.66

          3.   Index Growth = Maximum[(End of Contract Year S&P 500 Index Value
               - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum[(1424.66 - 1455.22) / 1455.22, 0] = Maximum[-0.0210, 0] = 0

          4. Index Return = 1 + Minimum[(Index Growth * Participation Rate), Cap] = 1 + Minimum[(0 * 80%), 0.10] = 1 + 0 = 1

          5. Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($52,985 - $0) * (1.0) = $52,985.

--------------------------------------------------------------------------------
                                   APPENDIX C
--------------------------------------------------------------------------------


                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1:  FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

      Assume $100,000 single premium with a term of 10 years, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the term; that the Account Value on the date of surrender is $115,000 that the then Index Rate for a 7 year guaranteed interest period ("J") is 8%.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   N = 2,555 ( 365 x 7 )

     2.   Market Value Adjustment =
                                          2,555/365
               $115,000 x [( 1.07/1.0850 )           -1 ] = $10,678

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $104,322 ($115,000 - $10,678).

EXAMPLE #2:  FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

      Assume $100,000 single premium with a term of 10 years, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the term; that the Account Value on the date of surrender is $115,000 that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   N = 2,555 ( 365 x 7 )

     2.   Market Value Adjustment =
                                          2,555/365
               $115,000 x [( 1.07/1.0650 )           -1 ] = $3,833

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $118,833 ($115,000 + $3,833).

EXAMPLE #3:  WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

      Assume $200,000 was allocated to an account with a selected term of 10 years, an initial Index Rate ("I") of 7%; that a withdrawal of $128,000 requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $250,000; that the then Index Rate ("J") for a 7 year guaranteed interest period is 8%; and that no prior transfers or withdrawals affecting this account have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   N = 2,555 ( 365 x 7 )

     2.   Amount that must be withdrawn =

                                          2,555/365
               $128,000 x [( 1.07/1.0850 )           -1 ] = $141,102

     3.   Then calculate the Market Value Adjustment on that amount.

     4.   Market Value Adjustment =

                                          2,555/365
               $141,102 x [( 1.07/1.0850 )           -1 ] = $13,102

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The account value will be reduced by the amount of the withdrawal, $128,000, and by the Market Value Adjustment of -$13,102, for a total reduction in the account value of $141,102.

EXAMPLE #4:  WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to an account with a selected term of 10 years, and the initial Index Rate ("I") of 7%. Also assume that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $250,000; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this account have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   N = 2,555 ( 365 x 7 )

     2.   Amount that must be withdrawn =

                                          2,555/365
               $128,000 x [( 1.07/1.0650 )           -1 ] = $123,871


     3.   Then calculate the Market Value Adjustment on that amount.

     4.   Market Value Adjustment =

                                          2,555/365
               $123,871 x [( 1.07/1.0650 )           -1 ] = $4,129

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The account value will be reduced by the amount of the withdrawal, $128,000, but increased by the Market Value Adjustment of $4,129, for a total reduction in the account value of $123,871.

--------------------------------------------------------------------------------
                                   APPENDIX D
--------------------------------------------------------------------------------


                SURRENDER CHARGE FOR EXCESS WITHDRAWALS EXAMPLES

EXAMPLE #1: SURRENDER CHARGES -- PARTIAL WITHDRAWAL IN EXCESS OF FREE WITHDRAWAL AMOUNT

The following assumes you made an initial single premium payment of $100,000. It also assumes a withdrawal at the beginning of the fifth contract year of 25% of the contract value. Assume the contract value at the time of the withdrawal is $130,000.00.

In this example, $13,000.00 (10% of the contract value at withdrawal) is the maximum amount that you may withdraw without a surrender charge. The total amount requested is $32,500.00 ($130,000.00 x .25). Therefore, $19,500.00
($32,500.00 - $13,000.00) is considered an excess withdrawal and would be subject to a surrender charge of $812.50 ($19,500 x (1/(1-0.04) - 1)) which would be deducted from the remaining contract value. After the withdrawal, the contract value would be $96,687.50.

This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

EXAMPLE #2: SURRENDER CHARGES -- WITHDRAWAL OF FREE WITHDRAWAL AMOUNT FOLLOWED BY FULL SURRENDER 6 MONTHS LATER The following assumes you made an initial single premium payment of $100,000 and that the contract value at the beginning of the fifth contract year was $130,000.00. It also assumes a free withdrawal at the beginning of the fifth contract year of $13,000.00 (10% of the contract value), followed by a full surrender two months later. The maximum free withdrawal amount that you may withdraw without a surrender charge is $13,000.00 (10% of the contract value). After the free withdrawal at the beginning of the fifth contract year, the contract value is $117,000.00 ($130,000.00 - $13,000.00).

Assume that 2 months later, the contract is surrendered. Assume also that the contract value has grown to $118,000.00. On full surrender, surrender charges are applied to all amounts withdrawn in that contract year. The cash surrender value is calculated as follows:

     1. The amount previously withdrawn without a charge in that contract year is added back to the contract value to determine the surrender charge.

     2.   The surrender charge is $5,240 [.04 x {$118,000 + $13,000}].

     3. The cash surrender value equals the contract value minus the surrender charge or $112,760 ($118,000 - $5,240).

This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

                                     ING  (logo)


                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

            Golden American Life Insurance Company is a stock company
                             domiciled in Delaware.
--------------------------------------------------------------------------------

MRI-121979                                                            02/08/2002
[INSERT PROSPECTUS]

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following provisions regarding the Indemnification of Directors and Officers of the Registrant are applicable:

     INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
     INCORPORATORS

     Delaware General Corporation Law, Title 8, Section 145 provides that corporations incorporated in Delaware may indemnify their officers, directors, employees or agents for threatened, pending or past legal action by reason of the fact he/she is or was a director, officer, employee or agent. Such indemnification is provided for under the Company's By-Laws under Article VI. Indemnification includes all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. Prepayment of expenses is permitted, however, reimbursement is required if it is ultimately determined that indemnification should not have been given.

     DIRECTORS' AND OFFICERS' INSURANCE

     The directors, officers, and employees of the registrant, in addition to the indemnifications described above, are indemnified through the blanket liability insurance policy of Registrant's ultimate parent, ING Groep N.V., or directly by Equitable of Iowa Companies, Inc. for liabilities not covered through the indemnification provided under the By-Laws.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON
     INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  EXHIBITS.

     1     Distribution Agreement Between Golden American and
           Directed Services, Inc. (1)

     3(a)  Certificate of Amendment of the Restated Articles of
           Incorporation of Golden American, dated (03/01/95). (1)

     3(b)  By-Laws of Golden American, dated (01/07/94). (1)

     3(c)  Resolution of Board of Directors for Powers of
           Attorney, dated (04/23/99). (1)

     4(a)  Single Premium Deferred Modified Guaranteed
           Annuity Contract.

     4(b)  Single Premium Deferred Modified Guaranteed
           Annuity Master Contract.

     4(c)  Single Premium Deferred Modified Guaranteed
           Annuity Certificate.

     4(d)  Individual Retirement Annuity Rider. (1)

     4(e)  Single Premium Deferred Modified Guaranteed
           Annuity Application/Enrollment Form.

     4(f)  Roth Individual Retirement Annuity Rider. (1)

     5     Opinion and Consent of Kimberly J. Smith.

     10(a) Administrative Services Agreement between Golden
           American and Equitable Life Insurance Company of
           Iowa. (1)

     10(b) Service Agreement between Golden American and
           Directed Services, Inc.

     10(c) Asset Management Agreement between Golden American and ING Investment Management LLC. (1)

     10(d) Reciprocal Loan Agreement between Golden American and ING America Insurance Holdings, Inc. (1)

     10(e) Revolving Note Payable between Golden American and
           SunTrust Bank. (1)

     10(f) Surplus Note, dated, 12/17/96 between Golden American and Equitable of Iowa Companies. (1)

     10(g) Surplus Note, dated, 12/30/98 between Golden American and Equitable Life Insurance Company of Iowa. (1)

     10(h) Surplus Note, dated, 09/30/99 between Golden American and ING AIH. (1)

     10(i) Surplus Note, dated, 12/08/99 between Golden American and First Columbine Life Insurance Company. (1)

     10(j) Surplus Note, dated, 12/30/99 between Golden American and Equitable of Iowa companies. (1)

     10(k) Reinsurance Agreement, dated 06/30/00, between
           GALIC & ELICI. (1)

     10(l) Renewal of Revolving Note Payable between Golden American
           Life Insurance Company and SunTrust Bank as of
           April 30, 2001 and expiring May 31, 2002.

     23(a) Consent of Ernst & Young LLP, Independent Auditors.

     23(b) Consent of Kimberly J. Smith, incorporated in Exhibit 5 of this Part II, together with the Opinion of Kimberly J. Smith.

     24    Powers of Attorney.
_________________________________________

(1) Incorporated herein by reference to the Registration Statement for Golden American filed with the Securities and Exchange Commission on August 16, 2001 (File No. 333-67660).

(b)  FINANCIAL STATEMENT SCHEDULE.

    (1) All financial statements are included in the Prospectus as indicated therein
    (2) Schedules I, III and IV follow. All other schedules to the consolidated financial statements required by Article 7 of Regulation S-X are omitted because they are not applicable or because the information is included elsewhere in the consolidated financial statements or notes thereto.


                                                             SCHEDULE I
                                                       SUMMARY OF INVESTMENTS
                                              OTHER THAN INVESTMENTS IN RELATED PARTIES
                                                       (Dollars in thousands)



                                                                                                                      BALANCE
                                                                                                                        SHEET
   DECEMBER 31, 2000                                                                     COST(1)        VALUE          AMOUNT
------------------------------------------------------------------------------------------------------------------------------
   TYPE OF INVESTMENT
   Fixed maturities, available for sale:
    Bonds:
      United States government and governmental agencies and
        authorities.........................................................            $18,607       $19,171          $19,171
      Public utilities......................................................             54,132        52,826           52,826
      Corporate securities..................................................            355,890       349,202          349,202
      Other asset-backed securities.........................................            223,787       224,122          224,122
      Mortgage-backed securities............................................            146,335       147,257          147,257
                                                                                  --------------------------------------------
      Total fixed maturities, available for sale............................            798,751       792,578          792,578

   Equity securities:
      Common stocks: industrial, miscellaneous, and all other...............              8,611         6,791            6,791

   Mortgage loans on real estate.........................................                99,916                         99,916
   Policy loans..........................................................                13,323                         13,323
   Short-term investments................................................               106,775                        106,775
                                                                                  ---------------                -------------
   Total investments.....................................................            $1,027,376                     $1,019,383
                                                                                  ===============                =============

Note 1: Cost is defined as original cost for common stocks, amortized cost for bonds and short-term investments, and unpaid principal for policy loans and mortgage loans on real estate, adjusted for amortization of premiums and accrual of discounts.



                                                            SCHEDULE III
                                                 SUPPLEMENTARY INSURANCE INFORMATION
                                                       (Dollars in thousands)


COLUMN A        COLUMN B     COLUMN C     COLUMN D    COLUMN E   COLUMN F   COLUMN G    COLUMN H    COLUMN I    COLUMN J   COLUMN K
------------------------------------------------------------------------------------------------------------------------------------
                                 FUTURE
                                 POLICY                                                             AMORTIZA-
                              BENEFITS,                   OTHER                           BENEFITS    TION OF
                                LOSSES,                  POLICY                            CLAIMS,   DEFERRED
                 DEFERRED        CLAIMS                  CLAIMS  INSURANCE                  LOSSES     POLICY
                   POLICY           AND    UNEARNED         AND   PREMIUMS        NET          AND     ACQUI-       OTHER
              ACQUISITION          LOSS     REVENUE    BENEFITS        AND INVESTMENT  SETTLEMENT      SITION   OPERATING   PREMIUMS
SEGMENT             COSTS      EXPENSES     RESERVE     PAYABLE    CHARGES     INCOME     EXPENSES      COSTS   EXPENSES*    WRITTEN
------------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2000:

Life insurance    $635,147   $1,062,891      $6,817         $82   $144,877    $64,140     $200,031    $55,154    $143,300        --

YEAR ENDED DECEMBER 31, 1999:

Life insurance     528,957    1,033,701       6,300           8     82,935     59,169      182,221     33,119     (83,827)       --

YEAR ENDED DECEMBER 31, 1998:

Life insurance     204,979      881,112       3,840          --     39,119     42,485       96,968      5,148     (26,406)       --



*    This includes policy  acquisition  costs deferred for first year commissions and interest  bonuses,  premium credit,  and other expenses related to the production of new business. The costs related to first year interest bonuses and the premium credit are included in benefits claims, losses, and settlement expenses.





                                                             SCHEDULE IV
                                                             REINSURANCE


COLUMN A                                             COLUMN B        COLUMN C        COLUMN D         COLUMN E        COLUMN F
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    PERCENTAGE
                                                                     CEDED TO         ASSUMED                        OF AMOUNT
                                                        GROSS           OTHER      FROM OTHER              NET         ASSUMED
                                                       AMOUNT       COMPANIES       COMPANIES           AMOUNT          TO NET
--------------------------------------------------------------------------------------------------------------------------------
AT DECEMBER 31, 2000:
    Life insurance in force.................     $196,334,000    $105,334,000              --      $91,000,000              --
                                                ================================================================================

At December 31, 1999:
    Life insurance in force.................     $225,000,000    $119,575,000              --     $105,425,000              --
                                                ================================================================================

AT DECEMBER 31, 1998:
    Life insurance in force.................     $181,456,000    $111,552,000              --      $69,904,000              --
                                                ================================================================================



ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

 As required by the Securities Act of 1933, the Registrant has caused this Pre-Effective Amendment to Registration Statement to be signed on its behalf in the City of West Chester, and Commonwealth of Pennsylvania, on the 8th day of February, 2002.


                                      SEPARATE ACCOUNT B
                                       (Registrant)

                                 By:  GOLDEN AMERICAN LIFE
                                      INSURANCE COMPANY
                                      (Depositor)

                                 By:
                                      --------------------
                                      Robert C. Salipante*
                                      Chief Executive Officer

 Attest: /s/ Linda E. Senker
         ------------------------
          Linda E. Senker
          Vice President and  Associate General Counsel

 As required by the Securities Act of 1933, this Pre-Effective Amendment Registration Statement has been signed by the following persons in the capacities indicated on February 8, 2002.

 Signature                     Title
 ---------                     -----

                               Director and Chief Executive
 --------------------          Officer of Depositor
 Robert C. Salipante*



                               Director, Senior Vice President
 --------------------          and Chief Financial Officer
 Wayne R. Huneke*


                 DIRECTORS OF DEPOSITOR


 ----------------------
 Robert C. Salipante*


 ----------------------
 Thomas J. McInerney*


 ----------------------
 Wayne R. Huneke*


 ----------------------
 Mark A. Tullis*


 ----------------------
 Phillip R. Lowery*


 Attest: /s/ Linda E. Senker
         ------------------------
          Linda E. Senker
          Vice President and Associate General Counsel

 *Executed by Linda E. Senker on behalf of those indicated pursuant to Power of Attorney.

                                  EXHIBIT INDEX

ITEM      EXHIBIT                                                PAGE #
----      -------                                                ------

4(a)       Single Premium Deferred Modified Guaranteed
           Annuity Contract.                                     EX-4.A

4(b)       Single Premium Deferred Modified Guaranteed
           Annuity Master Contract.                              EX-4.B

4(c)       Single Premium Deferred Modified Guaranteed
           Annuity Certificate.                                  EX-4.C

4(e)       Single Premium Deferred Modified Guaranteed
           Annuity Application/Enrollment Form                   EX-4.E

5          Opinion and Consent of Kimberly J. Smith.             EX-5

10(b)      Service Agreement between Golden American and
           Directed Services, Inc.                               EX-10.B

10(l)      Renewal of Revolving Note Payable between Golden
           American Life Insurance Company and SunTrust Bank
           as of April 30, 2001 and expiring May 31, 2002.       EX-10.L

23(a)      Consent of Ernst & Young LLP, Independent Auditors.   EX-23.A

24         Powers of Attorney.                                   EX-24